                                                FILED PURSUANT TO RULE 424(b)(4)
                                                REGISTRATION NO. 333-77829

PROSPECTUS

                               31,659,125 Shares

[CONCORD LOGO]
                               Concord EFS, Inc.

                                 Common Stock

                                  -----------

   Concord EFS, Inc. is selling 2,000,000 shares of its common stock and the selling stockholders named in this prospectus are selling 29,659,125 shares of common stock for a total of 31,659,125 shares of common stock. Concord will not receive any proceeds from the sale of the shares by the selling stockholders. The underwriters named in this prospectus may purchase up to 4,748,000 additional shares of common stock from Concord under certain circumstances.

   Of the 31,659,125 shares of common stock that Concord and the selling stockholders are selling, 25,466,500 shares are being offered in the United States and Canada by a syndicate of U.S. underwriters and 6,192,625 shares are being offered concurrently outside the United States and Canada by a syndicate of international underwriters.

   The common stock is quoted on the Nasdaq National Market under the symbol "CEFT." The last reported sale price of the common stock on the Nasdaq National Market on June 17, 1999, was $33.1875 per share.

                                  -----------

   Investing in the common stock involves risks. See "Risk Factors" beginning on page 6.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                                                       Per Share     Total
                                                       --------- --------------
Public Offering Price.................................  $32.25   $1,021,006,781
Underwriting Discount.................................  $ 1.29   $   40,840,271
Proceeds to Concord (before expenses).................  $30.96   $   61,920,000
Proceeds to the Selling Stockholders (before
 expenses)............................................  $30.96   $  918,246,510

   The underwriters are offering the shares subject to various conditions. The underwriters expect to deliver the shares to purchasers on or about June 23, 1999.

                                  -----------

   Salomon Smith Barney       William Blair & Company     Goldman, Sachs & Co.
Joint Book-Running Manager   Joint Book-Running Manager    Joint Lead Manager

            J.P. Morgan & Co.                Morgan Keegan & Company, Inc.

June 17, 1999

     [Concord logo/diagrams illustrating front-end processing and back-end settlement operations]

   You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of any of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1

Risk Factors..............................................................    6

Use of Proceeds...........................................................   11

Price Range of Common Stock...............................................   12

Dividend Policy...........................................................   12

Capitalization............................................................   13

Selected Consolidated Financial Data......................................   14

Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   16

Business..................................................................   24

Management................................................................   29

Principal and Selling Stockholders........................................   31

United States Federal Tax Consequences to Non-United States Holders.......   33

Underwriting..............................................................   35

Legal Matters.............................................................   39

Experts...................................................................   39

Where You Can Find More Information.......................................   39

Index to Consolidated Financial Statements................................  F-1

                               PROSPECTUS SUMMARY

   You should read the following summary with the more detailed information about us, including the information set forth under the heading "Risk Factors," and our financial statements, with their accompanying notes, that are included in this prospectus and in the documents incorporated by reference in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the underwriters do not exercise their over-allotment option.

                               Concord EFS, Inc.

   Concord EFS, Inc. is a fully integrated leading provider of electronic transaction authorization, processing, settlement and funds transfer services on a nationwide basis. We focus on marketing our services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, the trucking industry and other retailers. Our primary activity is merchant card services, in which we provide integrated electronic transaction services for credit card, debit card and electronic benefits transfer (EBT) card transactions. These transaction services include data capture, authorization and settlement services for over 400,000 point-of-sale terminals. We also provide automated teller machine (ATM) services, consisting of owning and operating the MAC(R)-branded electronic funds transfer (EFT) network and processing for approximately 35,000 ATMs nationwide, of which we own approximately 800.

   We have a bank subsidiary, EFS National Bank, which provides us with a number of competitive advantages.

  . We are a member of the credit and debit card associations and therefore do not have to pay another financial institution to sponsor us.

  . We settle our transactions directly and thus do not have to pay a third-party vendor.

  . We perform services such as automated clearing house (ACH) and wire transfer internally and therefore do not have to pay another financial institution for such services.

   In 1998 we processed approximately 3.2 billion transactions, our revenue was $634.5 million and our operating income was $136.8 million. Between 1994 and 1998, our revenue and operating income grew at compound annual rates of 25.2% and 35.0%, respectively. Over this same period, our operating profit margin expanded from 15.9% to 21.6%.

                             Investment Highlights

   We believe that the following factors are important in order to understand the growth potential of our business:

Company Factors

  . We are focused on select markets which are switching rapidly to electronic transaction processing. We believe, therefore, that our transaction volume will grow more rapidly than the overall market.

  . We are a fully integrated company providing end-to-end payment services. We believe this gives us a competitive advantage because it allows our customers to acquire from us a full set of payment services required to process transactions and allows us to price our services competitively.

  . On February 26, 1999 we acquired Electronic Payment Services, Inc., which provides credit and debit card data capture and authorization services, owns and operates the MAC(R)-branded EFT network and processes ATM transactions on behalf of financial institutions and non-financial organizations. We believe this acquisition will benefit our business in a variety of ways, including, among other things, allowing us to offer settlement services to Electronic Payment Services' customers currently provided by others.

Industry Factors

   Key industry trends include:

  . According to The Nilson Report, an independent industry newsletter, consumer usage of the five major credit cards (VISA, MasterCard, American Express, Discover and Diners Club) increased to $1,156 billion in 1998 from $498 billion in 1993, a compound annual growth rate of 18.4%.

  . According to The Nilson Report, ATM transaction volume grew at a compound annual rate of 10.4% between 1995 and 1997 to a total of 10 billion transactions.

  . According to The Nilson Report, EBT transaction volume increased from $580 million in 1994 to $4.1 billion in 1997, representing a compound annual growth rate of 91.9%.

Operating Strategy

   Our operating strategy is to:

  . focus on specific markets which are switching rapidly to electronic payment cards

  .  provide a fully integrated range of services

  .  cross-sell services to existing clients

  .  maintain a high rate of recurring revenue through customer retention

  .  access new customers

  .  maintain a low-cost operating structure

  .  provide and support a wide range of technology solutions

  .  seek selective acquisitions

                                  The Offering

   The following information regarding shares outstanding after the offering is based on the number of shares outstanding as of June 10, 1999. It does not include a total of 25,000,000 shares reserved for issuance under the Concord EFS, Inc. 1993 Incentive Stock Option Plan, as amended, and the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended. Under such plans, options for the purchase of 13,388,755 shares were outstanding as of June 10, 1999, of which options for the purchase of 6,604,530 shares were exercisable at that date. Throughout this prospectus, unless we have stated otherwise, we have assumed that the underwriters' over-allotment option for an additional 4,748,000 shares of common stock has not been exercised.

 Common stock offered:
    U.S. offering..............  25,466,500 shares
    International offering.....   6,192,625 shares
                                -----------
        Total..................  31,659,125 shares
                                -----------
 Common stock offered:
    Concord....................   2,000,000 shares
    Selling stockholders.......  29,659,125 shares
                                -----------
        Total..................  31,659,125 shares
                                -----------
 Common stock to be outstanding
  after the offering........... 130,951,981 shares

 How we will use our proceeds.. We intend to use the
                                proceeds that we will
                                receive from this
                                offering for general
                                corporate purposes,
                                including for working
                                capital, to augment our
                                equity capital in
                                accordance with the
                                guidelines of the
                                credit card
                                associations as our
                                processing transaction
                                volume increases and
                                potentially for debt
                                repayment. We will not
                                receive any of the
                                proceeds from the sale
                                of common stock by the
                                selling stockholders.

 Nasdaq National Market symbol  "CEFT"

                                  ------------

   Our principal executive offices are located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 and our telephone number is (901) 371-8000.

                                  ------------

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   The summary consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those financial statements included and incorporated by reference elsewhere in this prospectus. The summary consolidated financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been derived from our consolidated financial statements audited by Ernst & Young LLP which are included in this prospectus. The summary consolidated financial data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from financial statements audited by Ernst & Young LLP which are not included in this prospectus. The summary consolidated financial data as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been derived from our unaudited condensed consolidated financial statements which are included in this prospectus. The summary consolidated financial data has been restated for all periods presented to reflect the business combination of Concord and Electronic Payment Services on February 26, 1999, which was accounted for as a pooling of interests. The summary consolidated financial data for 1998 and 1997 has also been restated to reflect our acquisition in 1998 of Digital Merchant Systems of Illinois, Inc. and American Bankcard International, Inc. which was accounted for as a pooling of interests; prior periods were not restated because the results of the acquired companies for those periods were immaterial. Net income per share has been restated for all periods presented to reflect all stock splits through December 31, 1998, as well as to conform to the requirements of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." The unaudited financial information includes all adjustments consisting of normal recurring accruals that we consider necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods reflected. The column "As Adjusted for the Offering" reflects the sale of 2,000,000 shares by Concord at the public offering price of $32.25, after deducting underwriting discounts and commissions and estimated offering expenses.

                                                                             Three Months
                                    Year Ended December 31,                 Ended March 31,
                          ------------------------------------------------ -----------------
                            1994      1995      1996      1997      1998     1998     1999
                          --------  --------  --------  --------  -------- -------- --------
                                         (in thousands)                       (unaudited)
Income Statement Data:
Revenue.................  $258,125  $295,552  $355,459  $490,030  $634,511 $134,666 $170,234
Cost of operations......   184,958   197,394   241,273   340,770   446,515   95,029  120,849
Selling, general and
 administrative
 expenses...............    32,036    47,907    42,811    50,008    51,185   13,100   12,368
Acquisition expenses and
 restructuring charges..       --        --        --        --        --       --    34,810
                          --------  --------  --------  --------  -------- -------- --------
Operating income........    41,131    50,251    71,375    99,252   136,811   26,537    2,207
Interest income
 (expense), net.........   (16,983)  (13,766)  (10,296)   (1,789)    3,703      749    1,732
                          --------  --------  --------  --------  -------- -------- --------
Income before taxes.....    24,148    36,485    61,079    97,463   140,514   27,286    3,939
Income taxes............     9,680    15,627    23,347    37,771    51,819    9,937    6,807
                          --------  --------  --------  --------  -------- -------- --------
Net income (loss).......  $ 14,468  $ 20,858  $ 37,732  $ 59,692  $ 88,695 $ 17,349 $ (2,868)
                          ========  ========  ========  ========  ======== ======== ========
Basic earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.32  $   0.47  $   0.69 $   0.14 $  (0.02)
Diluted earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.31  $   0.46  $   0.67 $   0.13 $  (0.02)
                          ========  ========  ========  ========  ======== ======== ========
Weighted average shares.   111,542   113,081   116,291   126,592   127,693  127,486  128,014
Adjusted weighted
 average shares and
 assumed conversions....   113,912   116,854   120,189   129,937   131,947  130,849  133,083
                          ========  ========  ========  ========  ======== ======== ========
Other Data:
Number of transactions
 processed (in
 millions)..............     1,427     1,694     2,065     2,549     3,203       NA       NA

                                                            As of March 31, 1999
                                                            --------------------
                                                                     As Adjusted
                                                                       for the
                                                             Actual   Offering
                                                            -------- -----------
                                                               (in thousands,
                                                                 unaudited)
Balance Sheet Data:
Working capital............................................ $290,255  $351,075
Total assets...............................................  819,637   880,457
Long-term debt, less current maturities....................  173,750   173,750
Total stockholders' equity.................................  363,049   423,869

                                  RISK FACTORS

   Before you invest in our common stock, you should be aware that there are various risks, including those described below, that could have a material adverse effect on our business, including our operating results and financial condition. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

If we lose key personnel or are unable to attract additional qualified personnel as we grow, our business could be adversely affected

   We are dependent upon the ability and experience of a number of our key management personnel who have substantial experience with our operations, the rapidly changing electronic payment processing industry and the selected markets in which we offer our services. It is possible that the loss of the services of one or a combination of our senior executives or key managers would have an adverse effect on our operations. Our success also depends on our ability to continue to attract, manage and retain other qualified middle management and technical and clerical personnel as we grow. We cannot assure you that we will continue to attract or retain such personnel. See "Business-- Employees."

If we are unsuccessful in fully integrating the operations of Electronic Payment Services, our financial condition and operating results could be adversely affected

   We cannot assure you that we will be able to integrate the operations of Electronic Payment Services without encountering difficulties or experiencing the loss of key Electronic Payment Services employees or customers, or that the benefits expected from such integration will be realized. If we are unsuccessful in fully integrating the operations of Electronic Payment Services, our financial condition and operating results could be adversely affected. See "Business--Acquisition of Electronic Payment Services."

Changes in card association rules could adversely affect our business

   EFS National Bank is a member of the VISA and MasterCard organizations and is a registered processor of Discover, American Express and Diners Club transactions. The rules of the credit card associations are set by member banks or, in the case of Discover, American Express and Diners Club, by the card issuers, and some of those banks and issuers are our competitors in the provision of transaction processing services. Further, with respect to our EBT business, the governmental issuers of the benefits set the rules and the financial institutions or processors hired by the government administer them. It is possible that the rules relating to our credit card, debit or EBT operations will be changed or administered in such a way as to adversely affect our operations.

Changes in card association fees could increase our costs

   From time to time, VISA, MasterCard, Discover, American Express and Diners Club increase the organization and/or processing fees (known as interchange fees) that they charge. For example, in April 1999 VISA and MasterCard increased their fees by up to 10%, which was the largest increase in recent years. Most of our agreements with merchant customers permit fee increases to us to be passed on to the merchants. However, it is possible that competitive pressures will result in our absorbing a portion of such increases in the future, which would increase our operating costs and reduce our profit margin.

Revenue growth in ATM processing could slow because of restrictions on surcharging or a decline in the deployment of ATMs

   Revenue from "convenience fees" or "surcharges" imposed by owners of ATMs, including Concord, has been a significant factor in the recent growth in our ATM processing business since such fees have encouraged ATM owners to deploy additional terminals. There have been initiatives at both the federal and state levels to limit surcharges although restrictions have been implemented in only a limited number of jurisdictions to date. To the extent that ATM deployment declines due to the enactment of statutory restrictions on surcharges, fewer favorable retail ATM locations being available or other factors, demand for our ATM processing services may not continue to grow at recent rates or may decline.

We are dependent on our VISA and MasterCard registrations

   We are registered with VISA and MasterCard as a certified processor and a member. In order to be designated as a certified processor with VISA and MasterCard and to be a member, we must continue to adhere to the standards of the VISA and MasterCard credit card associations. These standards are set by the respective member financial institutions of VISA and MasterCard, some of which are our competitors. In the event we fail to comply with these standards, our designation as a certified processor or status as a member could be suspended or terminated. We cannot assure you that VISA and MasterCard will maintain our registrations or that the current VISA and MasterCard rules allowing us to market and provide transaction processing services will remain in effect. The termination of our member registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have an adverse effect on our ability to operate and our financial performance.

We are subject to the credit risk of our merchant customers

   In the event a billing dispute between a credit card holder and a merchant is not resolved in favor of the merchant, the transaction is charged back to the merchant, and the purchase price is refunded to the cardholder. If that merchant files for bankruptcy or is otherwise unable or unwilling to pay, we must bear the credit risk for the full transaction amount. We cannot assure you that chargebacks will not increase in the future. Increases in chargebacks that are not paid by merchants could have an adverse effect on our financial condition and operating results.

We may be susceptible to fraud occurring at the merchant level

   Merchant fraud includes recording false sales transactions or false credits by the merchant or its customers. We attempt to minimize our exposure to merchant fraud risk by conducting a credit review of a prospective merchant and monitoring the merchant's practices on an ongoing basis. We are also able to suspend a merchant's daily settlement if we suspect fraudulent activity. Nonetheless, under some circumstances we bear the risk of incidents of merchant fraud. It is possible that incidents of merchant fraud could increase in the future. Increased incidents of merchant fraud could have an adverse effect on our financial condition and operating results.

Any significant Year 2000 code problem which arises, if not managed appropriately by us, our vendors, our customers, the networks or any other entities with which we interface, could have an adverse effect on our business

   The Year 2000 issue generally describes the various problems that may result from the improper processing of dates and date-sensitive transactions by computers and other equipment as a result of computer hardware and software using two digits to identify the year in a date. The failure to properly process dates could result in network and system failures or miscalculations causing disruptions in operations including, among other things, a temporary inability to process transactions, send invoices or engage in other routine business activities. A failure of our customers or vendors, particularly telecommunications carriers, to cause their software and systems to be Year 2000 compliant could have a material adverse effect on us and on our ability to meet our obligations. Until the Year 2000 occurs, we will not know for sure that all systems will then function adequately. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issues."

We face significant and increasing competition in each of our lines of business

   The market for credit, debit and EBT card transaction processing services is highly competitive. The level of competition has increased significantly in recent years and this trend is expected to continue. Management estimates that the three largest credit and debit card processors account for roughly 50% of the total credit and debit card sales volume and that a single competitor accounts for well in excess of 50% of the total dollar volume of payment transaction processing for the trucking industry. Another single competitor accounts for in excess of 50% of the total dollar volume of check verifications. In addition, competitors to our MAC(R) network, which consist of other national and regional ATM networks, continue to consolidate as large banks merge and combine their ATM networks and shared ATM networks continue to combine into larger super-regional conglomerates. The continued expansion of the national debit networks operated by VISA and MasterCard also places increasing competitive pressure on other networks as banks seek to consolidate their network affiliations. Several of our competitors and potential competitors have greater capital, management, marketing and technological resources than we have, and we cannot assure you that we will continue to be able to compete successfully with such entities. In addition, increased competitive pricing pressures, including a possible reduction in transaction fees charged as a result of any increase in competition, would adversely affect our margins and may have an adverse effect on our financial condition and results of operations. See "Business--Competition."

We could lose network service business if a new VISA debit card product is successful

   In 1998, VISA announced the introduction of an on-line debit card product, VISA Check Card II, that would compete with other on-line debit cards but would bear a higher card issuer reimbursement fee than is provided by most other networks, including the MAC(R) network we operate. The significant increase in the issuer reimbursement fee may act as an incentive for bank debit card issuers to issue the VISA Check Card II. Further, as proposed, the VISA product would not permit some competing network brands, such as MAC(R), to also appear on the card. If VISA successfully induces banks to issue this card in replacement of debit cards participating in the MAC(R) network, we could experience a loss of network service business.

Loss of key customers could reduce our revenue and net income

   Like our competitors and as a result of our competitive business environment, we experience some turnover of customers. Attrition is due to several factors, including business closures and losses to competitors. Our contracts for credit and debit card and/or ATM processing services typically have terms of two to five years duration and renew automatically for successive one-year terms unless expressly terminated. However, we cannot assure you that any of these contracts will be allowed to renew or, if renewed, continued upon favorable terms. If they are not renewed, it will be unlikely that we would be able to reduce our costs in proportion to the lost revenue because many of our costs are fixed. Increased attrition could have an adverse effect on our revenue and net income.

Continued consolidation in the banking and retail industries could adversely affect our growth

  . Our ATM processing services business could be adversely affected. As banks consolidate, our ability to successfully offer our ATM processing services will depend in part on whether the institutions that survive those consolidations are willing to outsource their ATM processing to third-party vendors like us, and whether those institutions have pre-existing relationships with any of our competitors. With respect to network services, larger institutions with more geographically dispersed customer bases may wish to consolidate their network participation with fewer networks having the broadest geographic coverage and best service offerings. As regional networks continue to consolidate, we may lose network business if we are unable to continue to offer a range of products that is competitive in terms of geographic distribution as well as quality and breadth of service.

  . We could lose customers and fee revenue could decrease. Continued consolidation in the retail industry, which makes up a substantial portion of our customer base, could impede our ability to grow as the survivors of such consolidation may have relationships with competitors or may be more interested in pursuing internal processing options due to their increased scale. Larger merchants with larger transaction volumes may also demand lower fees which could result in lower revenue for us.

Risks related to acquisitions

   Since the beginning of 1998 we have completed three acquisitions. Through these acquisitions and our other investments we have expanded our sales force and strengthened our breadth of service offerings. We expect to continue to seek selective acquisitions as an element of our growth strategy. It is possible that recent or future acquisitions could have an adverse effect upon our operating results, particularly in the fiscal quarters immediately following the completion of such transactions, while the operations of the acquired entities are being integrated into our operations. Acquisitions involve risks that could cause our actual growth to differ from our expectations. For example:

  . We may not be able to continue to identify suitable acquisition candidates or to complete acquisitions on favorable terms.

  . We may not be able to successfully integrate acquired businesses in a timely manner. We may also incur substantial costs, delays or other operational or financial problems during the integration process and our operating results could be adversely affected during the integration process.

  .  We could incur additional indebtedness to finance acquisitions.

Changes in rules and regulations governing financial institutions could limit our business

   We are a bank holding company subject to regulation under the Bank Holding Company Act of 1956 and to regulation by the Board of Governors of the Federal Reserve System (Federal Reserve). EFS National Bank is a national banking association established under the National Bank Act and is subject to regulation by the Office of the Comptroller of the Currency as well as the Federal Reserve. EFS Federal Savings Bank operates under the Home Owners' Loan Act and the rules of the Office of Thrift Supervision, which has primary regulatory and supervisory jurisdiction over it. The Federal Deposit Insurance Corporation insures the domestic deposits of both banks. The restrictions imposed by these and other laws governing the activities of national banks, savings banks and their holding companies and related regulations and restrictions imposed by these regulatory agencies limit our discretion and the discretion of EFS National Bank, EFS Federal Savings Bank and their affiliates in operating their businesses. These limitations include restrictions on:

  .  engaging in non-bank-related activities

  .  non-bank mergers and acquisitions

  .  dividends by banking entities

  .  intercompany transactions

   Material changes in applicable federal or state regulation of financial institutions could increase our operating costs, change the competitive environment or otherwise adversely affect us. We cannot assure you that these laws and regulations will not be amended, or interpreted differently by regulatory authorities, or that new laws and regulations will not be adopted, which could adversely affect our operations, financial condition and prospects. Furthermore, we are subject to the rules and regulations of the various credit card and debit card associations and networks which, among other things, prescribe capital requirements.

We must remain current with rapid technological change

   Our ability to provide services is heavily dependent upon our use of and access to computing and telecommunications technology. The transaction payment processing business has been characterized by rapid technological change, and our business has benefited from our ability to offer processing and payment services in line with the most recent technological improvements. We are committed to maintain our ability to customize processing and payment services to a wide variety of merchant electronic payment equipment, communication protocols, new technologies and customer processing needs. We cannot assure you, however, that we will be able to continue to incorporate new developments in payment processing technology, or that the costs involved in doing so will not be substantial.

We are dependent on third-party vendors for our operations

   Our processing services are dependent upon long-distance and local telecommunications carriers and access to telecommunications facilities on a 24-hour basis. Telecommunications facilities are susceptible to interruption by natural disasters. Although we maintain a disaster response plan which we consider adequate and which we regularly review, and although we have operated following natural disasters in the past without interruption of our processing services, it is possible that a natural disaster could cause extensive or long-term damage that interrupts our processing services or causes us to incur substantial additional expense to avoid interruption of services, either of which could have an adverse effect on our operations and financial condition.

If additional state taxes are imposed on us, our financial condition and results of operations could be adversely affected

   Transaction processing companies like us may be subject to state taxation of certain portions of their fees charged to customers for their services. Application of this tax is an ongoing issue in the industry and the states have not yet adopted uniform guidelines implementing these regulations. If we are required to pay these taxes and are unable to pass this tax expense through to our customers, our financial condition and results of operations could be adversely affected.

Shares eligible for future sale could adversely affect the market price of our common stock

   Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the prevailing market price of the common stock and could impair Concord's ability to raise additional equity capital in the future. Upon completion of this offering, Concord will have 130,951,981 shares of common stock outstanding (based on outstanding shares as of June 10, 1999, assuming the underwriters do not exercise their over-allotment option and excluding 13,388,755 shares issuable upon exercise of options outstanding as of June 10, 1999). Of these shares, 122,206,764 shares (assuming the selling stockholders sell all of their 29,659,125 shares offered in this offering) will be freely tradable without restriction or further registration under the Securities Act of 1933 unless purchased by affiliates of Concord, as that term is defined in Rule 144 under the Securities Act.

   Of the remaining shares, approximately 4,425,000 shares were issued in connection with our acquisition of Digital Merchant Systems and American Bankcard International to the sole stockholder of those entities without registration under the Securities Act and are thus restricted shares as that term is defined in Rule 144. We have previously registered those shares for resale to the public. That person has not sold any of his shares under such registration and has agreed that, during the period beginning from May 10, 1999 and continuing to and including the date 90 days after the date of this prospectus, he will not, subject to limited exceptions, offer, sell or otherwise dispose of those shares without the prior written consent of Salomon Smith Barney. After the expiration of the lock-up period, those shares may be resold freely to the public. An additional 4,320,217 shares are held by directors and executive officers of Concord who have also agreed not to sell these shares for 90 days after the date of this prospectus. Following the expiration of the lock-up period, these shares will be eligible for sale in the public market subject to compliance with the volume limitations and other conditions of

Rule 144 applicable to securities held by affiliates. In addition, each of the selling stockholders has agreed not to sell or distribute any shares of our common stock except under this offering within seven days prior to, or 90 days after, the date of this prospectus. See "Underwriting."

   Furthermore, an additional 23,586,944 shares that may be issued in the future upon exercise of options granted and to be granted under our stock option plans have been registered under the Securities Act and therefore will be freely tradable when issued (subject to the volume limitations and other conditions of Rule 144 in the case of shares to be sold by affiliates of Concord). Options for the purchase of 13,388,755 shares were outstanding as of June 10, 1999, of which options for 6,604,530 shares were exercisable at that date. Of these exercisable options, 4,362,080 shares are covered by the lock-up period referred to above.

The price of our common stock could be volatile

   In recent years, there has been and may continue to be significant volatility in the market price for our common stock, and there can be no assurance that an active market for our common stock can be sustained. See "Price Range of Common Stock." Factors such as changes in quarterly operating results, the gain or loss of significant contracts, the entry of new competitors into our markets, changes in management, announcements of technological innovations or new products by us or our competitors, and general events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business.

Forward-looking statements

   This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including those set forth in this section and the following sections of this prospectus:

  .  ""Prospectus Summary--Investment Highlights"

  . ""Management's Discussion and Analysis of Financial Condition and Results of Operations"

  .  ""Business--Strategy" and "--Competition"

These forward-looking statements involve substantial risks and uncertainties which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995.

   Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                USE OF PROCEEDS

   We will not receive any of the proceeds from the sale of common stock by the selling stockholders. The net proceeds to Concord from the sale of 2,000,000 shares of common stock in this offering at the public offering price of $32.25 per share are estimated to be approximately $60.8 million, or $207.8 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and estimated offering expenses payable by Concord. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, to augment our equity capital as our processing transaction volume increases and potentially for debt repayment. Pending application of the proceeds to the uses we have specified above, we intend to invest the net proceeds of the offering in various securities, including those issued by the United States government, its agencies and instrumentalities and/or interest-bearing obligations of states and municipalities.

                          PRICE RANGE OF COMMON STOCK

   Our common stock is traded on the Nasdaq National Market under the symbol "CEFT." The table below sets forth, for the periods presented, the range of high and low sales prices for our common stock as reported on the Nasdaq National Market.

                                                            Common Stock Price
                                                            -------------------
                                                              High       Low
                                                            --------- ---------
      Year ended December 31, 1997:
        First Quarter...................................... $   19.33 $   12.50
        Second Quarter.....................................     17.92     10.83
        Third Quarter......................................     20.00     17.17
        Fourth Quarter.....................................     21.75     14.00
      Year ended December 31, 1998:
        First Quarter......................................     23.44     13.31
        Second Quarter.....................................     26.50     19.00
        Third Quarter......................................     28.25     19.38
        Fourth Quarter.....................................     42.38     19.00
      Year ending December 31, 1999:
        First Quarter......................................     41.94     25.38
        Second Quarter (through June 17, 1999).............     37.63     28.19

   On June 17, 1999, the closing price of our common stock as reported on the Nasdaq National Market was $33.1875 per share. As of March 31, 1999, we had approximately 337 holders of record of common stock.

                                DIVIDEND POLICY

   We have never paid cash dividends on our capital stock. It is our present policy to retain earnings to finance our operations and growth, and we do not expect to pay dividends in the foreseeable future.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of March 31, 1999 and as adjusted to reflect the sale of common stock offered by us in this offering at the public offering price of $32.25, after deducting underwriting commissions and estimated offering expenses payable by us. At our annual stockholders meeting which was held on May 20, 1999, our stockholders voted in favor of increasing the authorized number of shares of our common stock from 200 million shares to 500 million shares. You should read this information in conjunction with our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

                                                           As of March 31, 1999
                                                           --------------------
                                                                    As Adjusted
                                                                      for the
                                                            Actual   Offering
                                                           -------- -----------
                                                              (in thousands)
Short-term borrowings, including current portion of long-
 term debt................................................ $ 42,000  $ 42,000
                                                           ========  ========
Long-term debt............................................ $173,750  $173,750
Stockholders' equity:
  Common Stock, $0.33 1/3 par value per share, 200,000
   shares authorized; 128,330 shares issued and
   outstanding, actual; 130,330 shares issued and
   outstanding, as adjusted...............................   42,777    43,444
  Additional paid-in capital..............................   61,388   121,541
  Retained earnings and accumulated other comprehensive
   income.................................................  258,884   258,884
                                                           --------  --------
    Total stockholders' equity............................  363,049   423,869
                                                           --------  --------
      Total capitalization................................ $536,799  $597,619
                                                           ========  ========

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those financial statements included and incorporated by reference elsewhere in this prospectus. The selected consolidated financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been derived from our consolidated financial statements audited by Ernst & Young LLP, which are included in this prospectus. The selected consolidated financial data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from financial statements audited by Ernst & Young LLP, which are not included in this prospectus. The selected consolidated financial data as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been derived from our unaudited condensed consolidated financial statements which are included in this prospectus. The selected consolidated financial data has been restated for all periods presented to reflect the business combination of Concord and Electronic Payment Services on February 26, 1999, which was accounted for as a pooling of interests. The selected consolidated financial data for 1998 and 1997 has also been restated to reflect our acquisition in 1998 of Digital Merchant Systems and American Bankcard International which was accounted for as a pooling of interests; prior periods were not restated because the results of the acquired companies for those periods were immaterial. Net income per share has been restated for all periods presented to reflect all stock splits through December 31, 1998, as well as to conform to the requirements of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." The unaudited financial information includes all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods reflected.

                                                                           Three Months Ended
                                    Year Ended December 31,                     March 31,
                          ------------------------------------------------ -------------------
                            1994      1995      1996      1997      1998     1998      1999
                          --------  --------  --------  --------  -------- --------- ---------
                                         (in thousands)                        (unaudited)
Income Statement Data:
Revenue.................  $258,125  $295,552  $355,459  $490,030  $634,511 $ 134,666 $ 170,234
Cost of operations......   184,958   197,394   241,273   340,770   446,515    95,029   120,849
Selling, general and
 administrative
 expenses...............    32,036    47,907    42,811    50,008    51,185    13,100    12,368
Acquisition expenses and
 restructuring charges..       --        --        --        --        --        --     34,810
                          --------  --------  --------  --------  -------- --------- ---------
Operating income........    41,131    50,251    71,375    99,252   136,811    26,537     2,207
Interest income
 (expense), net.........   (16,983)  (13,766)  (10,296)   (1,789)    3,703       749     1,732
                          --------  --------  --------  --------  -------- --------- ---------
Income before taxes.....    24,148    36,485    61,079    97,463   140,514    27,286     3,939
Income taxes............     9,680    15,627    23,347    37,771    51,819     9,937     6,807
                          --------  --------  --------  --------  -------- --------- ---------
Net income (loss).......  $ 14,468  $ 20,858  $ 37,732  $ 59,692  $ 88,695 $  17,349 $  (2,868)
                          ========  ========  ========  ========  ======== ========= =========
Basic earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.32  $   0.47  $   0.69 $    0.14 $   (0.02)
Diluted earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.31  $   0.46  $   0.67 $    0.13 $   (0.02)
                          ========  ========  ========  ========  ======== ========= =========
Weighted average shares.   111,542   113,081   116,291   126,592   127,693   127,486   128,014
Adjusted weighted
 average shares and
 assumed conversions....   113,912   116,854   120,189   129,937   131,947   130,849   133,083
                          ========  ========  ========  ========  ======== ========= =========
Other Data:
Number of transactions
 processed (in
 millions)..............     1,427     1,694     2,065     2,549     3,203        NA        NA

                                      As of December 31,                  As of
                         ---------------------------------------------  March 31,
                           1994      1995     1996     1997     1998      1999
                         --------  -------- -------- -------- -------- -----------
                                        (in thousands)                 (unaudited)
Balance Sheet Data:
Working capital......... $(33,519) $ 32,911 $ 69,860 $148,987 $285,826  $290,255
Total assets............  314,366   396,144  554,462  619,196  784,118   819,637
Long-term debt, less
 current maturities.....  201,371   175,978  150,561  153,329  173,000   173,750
Total stockholders'
 equity (deficiency)....  (73,450)   45,339  182,126  260,544  360,535   363,049

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion together with our consolidated financial statements and the notes to those financial statements which are attached to this prospectus. The following discussion reflects the business combination of Concord and Electronic Payment Services on February 26, 1999 which was accounted for as a pooling of interests. This prospectus contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors." In addition to the other information in this prospectus, you should carefully consider the following discussion and the information set forth under "Risk Factors" in evaluating us and our business before purchasing our common stock in this offering.

Overview

   Concord EFS, Inc. is a fully integrated leading provider of electronic transaction authorization, processing, settlement and funds transfer services on a nationwide basis. We focus on marketing our services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, the trucking industry and other retailers. Our primary activity is merchant card services, in which we provide integrated electronic transaction services for credit card, debit card and EBT card transactions. These transaction services include data capture, authorization and settlement services for over 400,000 point-of-sale terminals. We also provide ATM services, consisting of owning and operating the MAC(R)-branded EFT network and processing for approximately 35,000 ATMs nationwide, of which we own approximately 800.

   On June 30, 1998, we completed a merger with Digital Merchant Systems and American Bankcard International, which are independent sales organizations for the transaction processing industry. The merger was accounted for as a pooling of interests in which we exchanged approximately 4.4 million of our shares for all of the outstanding common stock of Digital Merchant Systems and American Bankcard International. The financial statements of these acquired companies prior to January 1, 1997 were immaterial for restatement; accordingly, the results of these companies affected only our 1997 and 1998 financial statements. See our consolidated financial statements and the notes to those financial statements included in this prospectus.

   On February 26, 1999 we completed our acquisition of Electronic Payment Services, a company which provides transaction processing services to financial institutions and retailers throughout the United States. See "Business--Acquisition of Electronic Payment Services, Inc." The acquisition was accounted for as a pooling of interests in which we exchanged 30.1 million of our shares for all of the outstanding common stock of Electronic Payment Services. We incurred $34.8 million of expenses related to the acquisition in the first quarter of 1999. These expenses included communication conversion costs, advisory fees and asset write-offs. Management continues to review potential operational synergies from the acquisition, such as duplicate facilities, computer hardware and software and other contractual relationships. See our consolidated financial statements and the notes to those financial statements included in this prospectus.

Components of Revenue and Expenses

   The substantial majority of our revenue (66.7% in 1998 and 63.5% in 1997) is generated from fee income related to merchant card services. These services include:

  . the processing of credit card transactions for all major credit card brands including VISA, MasterCard, American Express, Discover and Diners Club;

   . the processing of debit card transactions for financial institutions issuing these and similar cards; and

  . the provision of electronic payment services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, trucking companies and other retailers.

   Revenue from merchant card services includes primarily discount fees charged to merchants, which are a percentage of the dollar amount of each credit card transaction we process, as well as a flat fee per transaction. The discount fee is negotiated with each merchant and typically constitutes a bundled rate for the transaction authorization, processing, settlement and funds transfer services we provide. This revenue and fees from other transactions are recognized at the time the merchants' transactions are processed.

   The other principal component of our revenue derives from ATM services (approximately 31.3% in 1998 and 34.0% in 1997). ATM services revenue consists of fee income and other surcharges charged for proprietary ATMs and processing fees for third party ATMs. The balance of our revenue is derived principally from check verification and authorization services, sales of point-of-sale terminals and payroll processing services.

   The following table is a listing of revenue by service type for the periods indicated:

                                                                 Three Months
                                     Year Ended December 31,   Ended March 31,
                                    -------------------------- ----------------
                                      1996     1997     1998    1998     1999
                                    -------- -------- -------- ------- --------
                                                  (in thousands)
   Merchant card services.......... $207,211 $311,167 $423,267 $85,203 $112,326
   ATM services....................  135,507  166,841  198,398  45,202   52,449
   Other...........................   12,741   12,022   12,846   4,261    5,459

   Cost of operations includes all costs directly attributable to our provision of services to our customers. The most significant component of cost of operations is interchange and assessment fees, which are amounts charged by the credit and debit card associations. Interchange and assessment fees are billed primarily as a percentage of dollar volume processed and, to a lesser extent, as a per-transaction fee. Cost of operations also includes telecommunications costs, occupancy costs, depreciation, the cost of equipment leased and sold, the cost of operating our MAC(R) network and other miscellaneous merchant supplies and services expenses.

   Our selling, general and administrative expenses include salaries and wages and other general administrative expenses (including certain amortization costs).

Results of Operations

   The following table sets forth for the periods indicated the percentage of revenue represented by certain items on our consolidated statement of income.

                                                              Three Months
                                  Year Ended December 31,    Ended March 31,
                                  -------------------------  ----------------
                                   1996     1997     1998     1998     1999
                                  -------  -------  -------  -------  -------
   Revenue.......................   100.0%   100.0%   100.0%   100.0%   100.0%
   Cost of operations............    67.9     69.5     70.4     70.6     71.0
   Selling, general and
    administrative expenses......    12.0     10.2      8.1      9.7      7.3
   Acquisition expenses and
    restructuring charges........     --       --       --       --      20.4
                                  -------  -------  -------  -------  -------
   Operating income..............    20.1     20.3     21.5     19.7      1.3
   Interest income (expense),
    net..........................    (2.9)    (0.4)     0.6      0.6      1.0
                                  -------  -------  -------  -------  -------
   Income before taxes...........    17.2     19.9     22.1     20.3      2.3
   Income taxes..................     6.6      7.7      8.2      7.4      4.0
                                  -------  -------  -------  -------  -------
   Net income (loss).............    10.6%    12.2%    14.0%    12.9%    (1.7%)
                                  =======  =======  =======  =======  =======

First Quarter 1999 Compared to First Quarter 1998

   Revenue increased 26.4% to $170.2 million in the first quarter of 1999 from $134.7 million in the first quarter of 1998. Of first quarter 1999 revenue, merchant card services, ATM services and other services accounted for 66.0%, 30.8% and 3.2%, respectively. Revenue from merchant card services increased 31.8%, due primarily to increased transactional volumes. Increased volumes resulted from the addition of new merchants, the widening acceptance of debit and EBT card transactions at new and existing merchants and higher credit card transaction processing fees. The increase in fees was a pass-through to customers of higher interchange processing fees that were assessed by the credit card associations in April 1998. ATM services revenue increased 16.0%; the placement of new ATMs, new ATM processing customers and increases in transactional volumes accounted for the increase. Other revenue increased 28.1% due to increased terminal sales primarily to our new merchants.

   Cost of operations increased in the first quarter of 1999 to 71.0% of revenue compared to 70.6% in the first quarter of 1998. While credit card association interchange fees and certain other operating expenses were higher as a percentage of revenue in the first quarter of 1999 than in the first quarter of 1998, this was largely offset by a decrease, as a percentage of revenue, in payroll expenses.

   Excluding the acquisition expenses, restructuring charges and related tax items, net income, as a percentage of revenue, increased to 14.1% in the first quarter of 1999 compared to 12.9% in first quarter of 1998. The primary factor in this increase was that selling, general and administrative expenses decreased from $13.1 million or 9.7% of revenue in the first quarter of 1998 to $12.4 million or 7.3% of revenue in 1999 due to certain non-recurring expenses in the first quarter of 1998, as well as a decrease in personnel-related costs in the first quarter of 1999.

   Net loss as a percentage of revenue was (1.7)% in the first quarter of 1999. Net income as a percentage of revenue was 12.9% in the first quarter of 1998. The primary factor in the change was the acquisition expenses and restructuring charges incurred in the first quarter of 1999 in connection with the acquisition of Electronic Payment Services. The total pre-tax charges were $34.8 million, as summarized below:

      Acquisition-related expenses........................................ $10.5
      Communication conversion costs .....................................  12.4
      Asset write-offs ...................................................   8.2
      Off-line debit conversion...........................................   2.8
      Severance and other.................................................   0.9
                                                                           -----
                                                                           $34.8
                                                                           =====

   Acquisition-related expenses were $10.5 million, consisting primarily of investment banking fees, as well as legal, accounting, registration and other fees and expenses.

   In order to create a single communication infrastructure for our transaction processing businesses, we adopted a plan to convert Electronic Payment Services' communication network to Concord's. As the plan is implemented over the course of the next year, we expect to achieve operational and cost efficiencies. The accrual for the plan of conversion was $12.4 million.

   We incurred asset write-offs of $8.2 million. For competitive reasons, we have deemphasized certain geographic areas of the MAC(R) network, causing impairment to the related intangible assets of approximately $2.8 million. After review of certain Electronic Payment Services' customer lists and the undiscounted cash flows estimated to be generated by the related intangible assets, we recognized an impairment loss of approximately $3.6 million. The remainder of the write-off was for assets that are no longer used or supported under revised marketing and business plans.

   Electronic Payment Services currently uses a third-party bank for its off-line debit processing. During the quarter, we adopted a plan to take this process in-house and we accrued the related restructuring charges of $2.8 million.

   In addition to the pre-tax charges, we incurred a tax component write-off of $1.3 million for impaired state tax net operating losses of Electronic Payment Services. Combined with the non-tax deductibility of certain acquisition costs, these items increased the effective tax rate in the first quarter of 1999.

Calendar 1998 Compared to Calendar 1997

   Revenue increased 29.5% to $634.5 million in 1998 from $490.0 million in 1997. Merchant card services, ATM services and other services accounted for 66.7%, 31.3% and 2.0%, respectively, of 1998 revenue. Revenue from merchant card services increased 36.0%, due primarily to increased transactional volumes. Increased volumes resulted from the addition of new merchants and the widening acceptance of debit and EBT card transactions at new and existing merchants. Higher credit card transaction processing fees also contributed to the increase in revenue. The increase in fees was a pass-through of higher interchange fees that we were assessed by the credit card associations. ATM services revenue increased 18.9%; the placement of new ATMs, new ATM processing customers and increases in transactional volumes accounted for the increase. Other revenue increased 6.9% in 1998.

   Cost of operations increased in 1998 to 70.4% of revenue compared to 69.5% in the prior year. While credit card association interchange fees were higher as a percentage of revenue in 1998 than in 1997, this was largely offset by a decrease, as a percentage of revenue, in payroll expenses, depreciation and amortization and other operating expenses.

   Net income as a percentage of revenue increased in 1998 to 14.0% from 12.2% in the prior year. The primary component of the net margin improvement was due to selling, general and administrative expenses increasing only 2.4% from $50.0 million in 1997 to $51.2 million in 1998. As a result of the slower growth rate in these expenses, they were 8.1% of revenue in 1998 versus 10.2% in 1997.

   A second component of the net margin improvement was the combination of net interest income (expense) and income taxes. Net interest income increased to $3.7 million in 1998 from a net interest expense of $1.8 million in 1997. This resulted from an increase in our average investment securities portfolio, to $227.8 million in 1998 from $154.2 million in 1997, partially offset by an increase in our average total debt to $63.0 million in 1998 from $13.2 million in 1997. The increases were related, since we incurred $45.0 million in new debt, primarily notes payable to the Federal Home Loan Bank, to pay down $25.7 million of higher rate debt and purchase higher yielding investment securities. We also increased our allocation of municipal investment securities within the investment portfolio to 41.0% at year-end 1998 from 18.0% at year-end 1997. Municipal investment securities are generally tax-exempt for federal income tax purposes and have lower interest rates than taxable investment securities. This largely explains the decrease in our overall effective tax rate to 36.9% in 1998 from 38.8% in 1997.

Calendar 1997 Compared to Calendar 1996

   Revenue increased 37.9% to $490.0 million in 1997 from $355.5 million in 1996. Merchant card services, ATM services and other services accounted for 63.5%, 34.0% and 2.5%, respectively, of 1997 revenue. Merchant card services revenue increased 50.2% in 1997, due primarily to increased transactional volumes. Increased volumes resulted from the addition of new merchants and increased credit and debit card usage at existing merchants. ATM services revenue increased 23.1% in 1997 over 1996 due to an increase in the number of ATMs for which we are the transaction processor and an increase in the application of surcharges in ATM transactions. Other revenue decreased 5.6%.

   Costs of operations increased to $340.8 million or 69.5% of revenue in 1997 compared to $241.3 million or 67.9% of revenue in 1996. The margin increase was due primarily to the inclusion of the expenses of Digital Merchant Systems and American Bankcard International, which had been immaterial in 1996. Selling, general and administrative expenses were $50.0 million in 1997 compared to $42.8 million in 1996 as we grew our transaction processing business. They nonetheless decreased as a percentage of revenue to 10.2% in 1997 from 12.0% in 1996. Net interest expense decreased to $1.8 million in 1997 from $10.3 million in 1996. This resulted from an increase in our average investment securities portfolio to $154.2 million in 1997 from $51.9 million in 1996, only partially offset by increased interest expense resulting from an increase in average total debt to $13.2 million in 1997 from $1.2 million in 1996. Our overall effective tax rate remained relatively constant. These were the primary factors for the increase in net income as a percentage of revenue to 12.2% in 1997 from 10.6% in 1996.

Liquidity and Capital Resources

   We have consistently generated significant resources from operating activities. In 1998, 1997 and 1996 operating activities generated cash of $167.6 million, $79.6 million, and $139.4 million, respectively. Cash generated from operating activities can vary due to fluctuations in accounts receivable and accounts payable balances which are impacted by increases in settlement volume from one year to the next, as well as the timing of settlements. For example, a one day timing issue amounted to a difference of $35.1 million between 1996 and 1997.

   We generally hold a significant amount of cash and securities because of the equity requirements of the credit card associations which are calculated on settlement dollar volume and because of the liquidity requirements associated with conducting settlement operations and owning ATM machines. During fiscal 1998, we invested approximately $93.6 million in securities, net of sales and maturities, and $65.2 million in capital expenditures, which were primarily for communications equipment, point-of-sale terminals, new computer equipment and capitalized software. Depending on the growth of our business, we currently expect our capital expenditures in 1999 to be somewhat lower than 1998.

   In addition to net cash provided by operating activities, we have financed ourselves historically through issuances of equity, the exercise of stock options and borrowings. We issued 3.45 million shares of common stock in October 1996 and received proceeds of $87.7 million. Of those proceeds, $30 million was contributed to EFS National Bank in order for it to remain in compliance with the guidelines of credit card associations as its processing transaction volume increased in 1997 and 1998.

   Stock issued upon exercises of options under Concord's incentive stock option plan provided $6.6 million of additional capital in 1998. Although we cannot estimate the timing or amount of future cash flows from the exercise of stock options, we expect this to continue to be a source of funds.

   We have lines of credit with financial institutions totaling $60 million. As of March 31, 1999 and 1998, $17 million and $20 million, respectively, were outstanding on our lines of credit. As of March 31, 1999, we had $80 million of notes payable outstanding to the Federal Home Loan Bank. We also have a note payable to a former stockholder of Electronic Payment Services, of which $118.75 million remained due as of March 31, 1999, to be paid in equal quarterly installments of $6.25 million through 2003. For a further discussion of our debt financing, see Note F to the consolidated financial statements included in this prospectus. As of March 31, 1999, we held securities with a market value of approximately $229.8 million that are available for operating needs or as collateral to obtain additional short-term financing, if needed.

   We believe that our available credit and cash generated by operations are adequate to meet our capital and operating needs.

Effects of Inflation

   Our assets are primarily monetary, consisting of cash, assets convertible into cash, securities owned and receivables. Because of their liquidity, these assets are not significantly affected by inflation. We believe that replacement costs of equipment, furniture and leasehold improvements will not materially affect operations. However, the rate of inflation affects our expenses, such as those for employee compensation and communications, which may not be readily recoverable in the price of services offered by us.

Year 2000 Issues

   The following discussion of the cost, status and timing of implementation of our Year 2000 project is based on our best estimates, which are derived using numerous assumptions of future events. We cannot guarantee that these assumptions will be correct or that these estimates will be accurate. Therefore, actual results could materially differ from those described below. Further, the discussion contains forward-looking statements which are all inherently uncertain. Any number of events might cause different actual results than those that we describe here. Some of the factors that could affect our Year 2000 readiness include:

  . loss of Concord personnel or outside consultants working on Year 2000 readiness;

  .  any non-Year 2000 readiness of our customers;

  . any non-Year 2000 readiness of third-party networks and service providers;

  .  failure to conduct or complete joint testing with third parties;

  .  telecommunication disruptions;

  .  failure to locate and correct all relevant application codes; and

  . undiscovered mistakes in our own Year 2000 readiness planning or implementation.

   Our Year 2000 preparedness efforts cover both information technology (IT) systems and non-IT systems. Non-IT systems are embedded systems used in the daily operations of buildings and facilities, such as micro controllers in lighting, heating/ventilation/air conditioning, security, elevator, fire, uninterrupted power-supply and other infrastructure systems. IT systems include computer hardware, software and related applications.

   Our State of Readiness. We have instituted a five-phase plan, in accordance with the Federal Financial Institutions Examination Council guidelines, with the goal of making our IT and non-IT systems function properly with respect to dates in the year 2000 and thereafter. Described below are simplified explanations of these phases, as well as the status of each phase as of March 31, 1999.

  . Awareness--During this phase we defined overall strategies, we initiated project timelines, formed project teams, defined high level strategies, and identified Year 2000 issues. The awareness phase is 100% complete for all systems.

  . Assessment--The assessment phase focused on assessing the size and complexity of our Year 2000 problems. During this phase we developed and used corporate inventory databases. We also identified and ranked the inventory according to how mission critical it is to us based on the overall business impact it could have in the event of a failure. Based on these assessments, we then made decisions to modify or re-engineer some systems or software programs. We then determined the activities that would be required to make the modifications and documented those activities using a project notebook, a project plan and a schedule. The assessment phase is 100% complete for all systems.

  . Renovation--The renovation phase encompassed the code remediation of in-house developed software and third-party developed software. Software code renovations were required on certain of our software systems. During the renovation efforts the Year 2000 teams and committees communicated routinely with the software programmers to monitor and track their progress. The renovation phase is 100% complete for all mission critical systems.

  . Validation--The validation phase was designed to test the ability of Year 2000 mission critical hardware and software to accurately process date sensitive data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including leap year calculations. The testing methodology used detailed test plans and appropriate supporting documentation to facilitate validation for a component or subdivision of a system. Prior to any testing activities we performed baseline processing in order to gather results against which each test was measured. This generally involved processing the individual system or component using current dates and capturing results that we then compared to subsequent test results. Validation of Year 2000 compliance includes an independent review of the results by our internal audit staff and various regulatory agencies, including the Office of the Comptroller of the Currency and the Federal Reserve. We have internally completed the validation phase for all internal mission critical systems, subject to on-going regulatory review.

    Our objective has always been to test not only all mission critical systems, but also non-mission critical systems to the extent appropriate. We have officially scheduled testing of non-mission critical systems to begin after June 30, 1999. However, we have already tested several non-mission critical systems during the course of testing mission critical systems and we have found all of those tested to be compliant. We estimate that more than 40% of the non-mission critical systems have been tested to date.

  . Implementation--The implementation phase placed any renovated/validated hardware and software systems into production. The implementation phase for our internal mission critical systems is 100% complete. However, our processing systems also require testing for Year 2000 compliance by external entities, including our customers, credit and debit networks and vendors. As of March 31, 1999, approximately 80% of our external mission critical testing phase was complete. The remaining 20% has been delayed at the request of external entities, but we anticipate the implementation phase for all external mission critical systems to be substantially completed by June 30, 1999.

   Costs to Address our Year 2000 Issues. We have spent approximately $6.4 million in 1998 and $1.1 million in the three months ended March 31, 1999 on our Year 2000 project. We anticipate spending an additional $3.1 million to substantially complete our Year 2000 compliance project in accordance with our current schedule. These amounts exclude hardware expenditures needed for normal business growth even if the timing of acquisition has been accelerated to facilitate short-term Year 2000 testing or compliance.

   Third-Party Year 2000 Risks. Although we test third-party mission critical systems in connection with our five-phase Year 2000 plan, we are still subject to risks associated with third-party non-compliance. Long distance telecommunications carriers such as AT&T and MCI provide delivery of the majority of our data and voice communications. If a single or multiple long distance carriers fail, then the potential liability or the lost revenue under this scenario could have an adverse effect on our financial condition and results of operations. In addition, we cannot guarantee that the systems of other companies on which we rely will be fully Year 2000 compliant, and any failure or disruption of our external mission critical systems could also have an adverse effect on our financial condition and results of operations. For example, if a single or multiple credit networks such as VISA or MasterCard experience a failure or severe degradation then we could also be adversely affected since a significant percentage of our revenue are generated through VISA and MasterCard transactions.

   Our Contingency Plans. We have developed detailed contingency plans that have focused on identifying, restoring, and continuing core business functions and mission-critical systems that pose the greatest risk (including telecommunications and power outage). For example, in the event that our major telecommunications provider (AT&T) has an outage, then backup steps have been outlined in our contingency plans that use a national 800 number portability feature so that all data and voice calls will be routed through an alternate telecommunications provider (MCI).

   We have also developed contingency plans for all mission critical third party providers and vendor products and services. For example, in the event that a single credit network such as VISA experiences a failure, our authorization process would be to "stand in" for the regional credit network and provide authorizations based on certain predetermined limits. These plans are continuing to be further enhanced, refined and tested during the second quarter of 1999.

Quantitative and Qualitative Disclosures About Market Risk

   Concord's securities are subject to risk resulting from interest rate fluctuations to the extent that there is a difference between the amount of our interest-bearing assets and the amount of interest-bearing liabilities that are prepaid, mature or reprice in specific periods. This risk is mitigated by the fact that approximately 75% of the market value of securities owned were funded through equity rather than debt. The principal objective of our asset/liability activities is to provide maximum levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating our funding needs. We utilize an interest rate sensitivity model as the primary quantitative tool in measuring the amount of interest rate risk that is present at the end of each month.

   The following tables provide comparative information about our financial instruments that are sensitive to changes in interest rates. These tables present principal cash flows and related weighted-average interest rates by expected maturity dates. Additionally, we have assumed our securities are similar enough to aggregate them for presentation purposes. If tax-equivalent yields of municipal securities had been utilized, the weighted-average interest rates would have been higher.

                               December 31, 1998

                                                                                      Fair Value
                                                                                          at
                           1999    2000    2001    2002    2003   Thereafter  Total    12/31/98
                          ------- ------- ------- ------- ------- ---------- -------- ----------
                                                      (in thousands)
Assets:
 Available-for-sale
  securities............  $34,705 $ 8,354 $15,956 $ 8,309 $17,624  $191,640  $276,588  $278,398
 Average interest rate..     6.2%    6.5%    4.8%    5.1%    4.8%      5.8%       --        --
Liabilities:
 Short-term borrowings..  $21,000     --      --      --      --        --   $ 21,000  $ 21,000
 Average interest rate..     5.8%     --      --      --      --        --        --        --
 Long-term debt,
  including current
  portion...............  $25,116 $25,000 $25,000 $53,000 $35,000  $ 35,000  $198,116  $196,652
 Average interest rate..     6.4%    6.4%    6.4%    6.1%    6.2%      5.4%       --        --

                               December 31, 1997

                                                                                      Fair Value
                                                                                          at
                           1998    1999    2000    2001    2002   Thereafter  Total    12/31/97
                          ------- ------- ------- ------- ------- ---------- -------- ----------
                                                      (in thousands)
Assets:
 Available-for-sale
  securities............  $13,987 $ 8,014 $12,306 $ 7,437 $ 4,461  $87,968   $134,173  $134,334
 Average interest rate..     6.6%    6.5%    6.6%    6.6%    6.5%     6.9%        --        --
 Held-to-maturity
  securities............  $ 1,717 $ 4,000 $   232 $ 7,121 $ 3,375  $36,063   $ 52,508  $ 53,634
 Average interest rate..     7.8%    6.3%    5.4%    6.6%    5.1%     6.9%        --        --
Liabilities:
 Short-term borrowings..  $29,000     --      --      --      --       --    $ 29,000  $ 29,000
 Average interest rate..     5.8%     --      --      --      --       --         --        --
 Long-term debt,
  including current
  portion...............  $25,445 $25,329 $25,000 $25,000 $53,000  $25,000   $178,774  $178,666
 Average interest rate..     6.4%    6.4%    6.4%    6.4%    6.1%     6.4%        --        --

                                    BUSINESS

Overview

   Concord EFS, Inc. is a fully integrated leading provider of electronic transaction authorization, processing, settlement and funds transfer services on a nationwide basis. We focus on marketing our services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, the trucking industry and other retailers. Our primary activity is merchant card services, in which we provide integrated electronic transaction services for credit card, debit card and EBT card transactions. These transaction services include data capture, authorization and settlement services for over 400,000 point-of-sale terminals. We also provide ATM services, consisting of owning and operating the MAC(R)-branded EFT network and processing for approximately 35,000 ATMs nationwide, of which we own approximately 800.

   We have a bank subsidiary, EFS National Bank, which provides us with a number of competitive advantages.

  . We are a member of the credit and debit card associations and therefore do not have to pay another bank to sponsor us.

  . We settle our transactions directly, and thus do not have to pay a third-party vendor.

  . We perform services such as ACH and wire transfer internally and therefore do not have to pay another bank for such services.

Accordingly, our ownership of EFS National Bank allows us to capture all of the fee revenue and margin generated by each transaction in the electronic payment process.

   We are one of the few companies offering full credit and debit card processing on a nationwide basis. Our transaction processing services cover all stages of the transaction, from the initial data capture at the point of sale and account verification on our own host computer which permit the sale (known as front-end services), to accounting, reporting and settlement activities which permit billing to the customer (known as back-end services).

Acquisition of Electronic Payment Services, Inc.

   In February 1999, we broadened our service offerings by acquiring Electronic Payment Services, which owns and operates MAC(R), one of the country's largest EFT networks, provides ATM services to five of the nation's largest banks and is a leading provider of point-of-sale credit card, debit card and EBT processing services to merchants. Electronic Payment Services has a client base of approximately 2,500 customers, comprised of financial institutions and retailers throughout the United States, including many of the largest banks, petroleum companies and largest supermarkets. In 1998, Electronic Payment Services processed over 2.7 billion transactions.

   The addition of Electronic Payments Services' strong front-end point-of-sale capabilities to our established back-end settlement business enables us to offer a more comprehensive, fully integrated set of services to our customers. Electronic Payment Services' ATM business brings to us strong relationships with financial institutions which benefit our traditional merchant acquiring business by providing us opportunities to purchase or serve in an agent capacity for banks' merchant portfolios.

   In addition to the revenue opportunities presented by the acquisition of Electronic Payment Services, we believe that there are also significant opportunities to reduce expenses. We incurred $34.8 million of expenses related to the acquisition in the first quarter of 1999. These expenses included communication conversion costs, advisory fees and asset write-offs. Management continues to review potential operational synergies from the acquisition, such as duplicate facilities, computer hardware and software and other contractual relationships. We also believe that our enhanced scale should enable us to receive better pricing in several areas of our business, including fees charged by telecommunications and other technology vendors.

   The acquisition of Electronic Payment Services was accounted for as a pooling-of-interests in connection with which we issued approximately 30.1 million shares of our common stock to former Electronic Payment Services stockholders. The selling stockholders listed in the table under the heading "Principal and Selling Stockholders--Beneficial Ownership" were all stockholders of Electronic Payment Services and obtained their shares of our common stock in connection with our acquisition of Electronic Payment Services. We have been advised that each of the additional potential selling stockholders identified in footnotes 13 and 15 to that table is an entity established by one of the stockholders indicated or by an affiliate of one of the stockholders indicated.

Industry Overview

   The transaction processing industry provides merchants with credit, debit and EBT payment processing services and provides consumers and financial institutions with ATM services. The following factors have contributed to the rapid growth in the processing industry in recent years.

   Increased Use of Credit and Debit Cards. According to annual reports by the VISA and MasterCard associations, credit and debit card transactions are projected to increase in relation to cash and check transactions for the foreseeable future. According to The Nilson Report, consumer usage of the five major credit cards (VISA, MasterCard, American Express, Discover and Diners
Club) increased to $1,156 billion in 1998 from $498.0 billion in 1993, representing a compound annual growth rate of 18.4%. We believe that the increased use of credit and debit cards as a payment vehicle will continue in the retail markets, particularly supermarket chains, grocery stores and petroleum and convenience stores.

   ATM Usage. According to The Nilson Report, ATM transaction volume grew at a compound annual rate of 10.4% between 1995 and 1997 to a total of 10.0 billion transactions. This growth has been largely driven by the enhanced profit potential at off-site locations resulting from ATM surcharging and the lower cost of limited function machines installed off-site.

   Growth of EBT Programs. According to The Nilson Report, EBT transaction volume increased from $580 million in 1994 to $4.1 billion in 1997, representing a compound annual growth rate of 91.9%. Because the federal government has mandated that all food stamp payments be processed electronically by October 2002, we believe that this market represents a substantial growth opportunity.

Strategy

   Our strategy is to provide a full range of transaction processing services to markets with significant growth prospects. We have developed and continue to pursue the following initiatives to capitalize on our competitive position in the growing market for transaction processing services:

  . Focus on markets that are switching rapidly to electronic payment cards. We target markets in which the penetration of electronic payment systems is relatively low. We believe that these markets will grow faster than the overall electronic payment processing industry.

  . Provide a fully integrated range of services. We believe that our fully integrated structure allows us to be a low-cost provider of electronic payment processing services. By providing a fully integrated range of relevant services, we are able to customize services, to offer competitive prices and to capitalize on the complete revenue opportunity with each of our clients.

  . Cross-sell services to existing clients. Following the acquisition of Electronic Payment Services, we now offer a more comprehensive set of electronic payment processing services. This creates an opportunity to increase revenue by cross-selling services to pre-existing clients of Concord and Electronic Payment Services. Specifically, settlement services can be sold to Electronic Payment Services' front-end customers.

  . Maintain a high rate of recurring revenue through customer retention. We focus on providing dependable service and competitive pricing in order to retain our customers. We believe that our ability to provide integrated multiple services also enhances customer retention.

  . Access new customers. We use a variety of marketing approaches to develop our customer base, by having our senior executives focused on marketing and through a 400-person direct sales force and independent sales organizations. Our direct sales force is organized in part by distribution channels along key customer industry lines. We believe that this approach provides us with broad access to potential new customers.

  . Maintain a low-cost operating structure. We strive to maintain a low-cost operating structure, including an emphasis on low overhead and cost control efforts. Additionally, through our banking subsidiary, EFS National Bank, we are able to participate directly in bank card associations and regional and national ATM and debit card networks, to cost-effectively settle electronic transactions and to substantially reduce our ACH and wire transfer fees.

  . Provide and support a wide range of technology solutions. We provide and support equipment manufactured by a variety of companies in order to supply electronic processing services for the wide variety of systems used by existing and potential customers. We also design systems for a tailored solution to our customers' needs. Our own computer network employs a host-based point-of-sale technology which permits us to rapidly upgrade terminal software, deploy new products and maintain our networks on a cost-effective basis from a central location.

  . Seek selective acquisitions. We look for opportunities to grow our business through selective acquisitions that will allow us to increase our customer base, increase profitable transaction volume and reduce costs.

Services

   We provide a comprehensive set of transaction processing services and products to supermarket chains, multiple lane retailers, trucking companies, petroleum and convenience stores, grocery stores, financial institutions, independent sales organizations and other retailers nationwide.

   Merchant Card Services. Our merchant card services consist of processing credit card transactions for all major credit card brands including VISA, MasterCard, American Express, Discover and Diners Club. In addition, we process debit card transactions for banks issuing these and similar cards. Debit card transactions permit direct payment debit from a point-of-sale terminal against the cardholder's deposit account. Merchant card services also include electronic payment services in supermarket chains and multiple lane retailers, grocery stores, petroleum and convenience stores and other retailers. We also process payments effected with EBT cards against funds made available by public assistance benefit programs through the primary EBT third-party providers. Merchant card services also provide services to the trucking industry, including a variety of flexible payment systems that enable drivers of trucking companies to use payment cards to purchase fuel and to obtain cash advances at truck stops. Point-of-sale services include point-of-sale terminal driving, credit, debit and EBT gateway processing, network management, and settlement and reporting services. Driving means providing the software and telecommunications network which allows the machine to operate, capturing customers' card information and authorizing individual transactions.

   A credit, debit or EBT card transaction occurs in two stages. At the time of the transaction, the data related to the purchase is collected; the card is checked to verify that it is not expired, stolen or forged; and the cardholders' account is accessed to check credit limits or available balances. This is termed data capture and authorization, and the functions are collectively referred to as front-end services. At a later time, generally overnight, all the credit card purchases that took place at the merchant are collected together, revalidated and reorganized, and submitted for settlement of the funds, and the debit and EBT card transactions are settled by directly debiting each cardholder's account on the basis of the initial instruction. Merchant accounting, reporting and settlement activities are referred to as back-end services which are performed primarily through our bank subsidiary, EFS National Bank.

   ATM Services. Our ATM services include driving and monitoring ATMs and processing the transactions generated at those ATMs, including providing access to other networks through gateways. We also operate, and on a selective basis own, ATMs located at truck stops and grocery stores nationwide. The federal thrift charter held by our subsidiary, EFS Federal Savings Bank, facilitates the strategic deployment of ATMs by allowing the deployment of ATMs anywhere in the country without the requirement of a bank branch location.

   We also own and operate a regional EFT network under the MAC(R) brand which is a shared network of ATM and point-of-sale terminals. Our network provides transaction switching, settlement and reporting to a wide range of financial institutions, merchants and retail ATM deployers nationwide which join EFT networks to enable customers to complete transactions at ATMs and point-of-sale terminals that are not controlled by the card issuing institution. The network switches transactions between an ATM or point-of-sale terminal and the issuing institution so that a customer's account information can be retrieved to authorize a transaction. In addition to the switching functions, the network participates in the settlement and reporting of the transaction.

   Other. We also provide check verification and authorization services and sell point-of-sale terminals. We also sell payroll processing services to our retail, grocery store, trucking company and truck stop merchants.

   We recently entered into an agreement with E-Com Systems, Inc. to provide a system to exchange secure Internet data and documents and process electronic payments between food manufacturers, wholesalers, brokers and supermarkets. The program utilizes a new Internet-based technology solution that allows companies to implement the full range of electronic data interchange transactions with their trading partners, regardless of their size. This is expected to result in enhanced efficiencies and cost savings without compromising security.

Marketing

   We have grown our merchant customer base nationwide primarily through the efforts of our direct sales force, through independent sales organizations and through key trade association relationships, including the National Grocers Association. In 1998, we acquired Digital Merchant Systems and American Bankcard International, which are independent sales organizations for the transaction processing industry. Our direct sales force is organized in part by industry distribution channel to facilitate maximum cross-selling. These distribution channels include financial institution, petroleum/convenience store and hospitality, supermarket/major retail and indirect channels.

   We believe that our marketing opportunities should expand due to a number of factors. First, as an integrated services provider, we believe we have cross-selling marketing opportunities. Following the acquisition of Electronic Payment Services, we now offer a more comprehensive set of electronic payment processing services. This creates an opportunity to increase revenue by cross-selling services to pre-existing clients of Concord and Electronic Payment Services. Second, we expect EBT transaction volume to continue to grow rapidly as the federal government has mandated that all food stamp programs be converted to EBT by October 2002. Our established presence in grocery stores, supermarket chains, multiple lane retailers, petroleum and convenience stores and other small and mid-size retailers gives us an advantage in establishing relationships with EBT providers, whose benefits are utilized largely at those types of retail locations. Third, as an authorized issuer of payment cards and processor of card transactions at the major truck stop chains, we have a substantial advantage in selling our point-of-sale ATM and integrated processing and banking services to trucking companies and truck drivers. Our established relationships with the truck stop owners also afford an opportunity to sell the placement of ATMs at truck stops.

Competition

   The markets in which we operate are all highly competitive. Our principal competitors include major national, regional and local banks, non-bank processors and other independent service organizations, many of which have substantially greater capital, management, marketing and technological resources. While we are currently one of the largest processors in the electronic payment processing market, we compete against other companies which have a substantial share of each market. We estimate the three largest credit and debit card processors account for roughly 50% of the total credit and debit card sales volume, and that a single competitor accounts for well in excess of 50% of the total dollar volume of payment transaction processing for the trucking industry. Another single competitor accounts for in excess of 50% of the total dollar volume of check verifications.

   We own and operate the MAC(R)-branded EFT network, one of the largest networks in the country. Key competitors are other national and regional EFT networks, especially those that have high membership in markets overlapping ours, as well as other processors and large financial institutions. These competitors continue to consolidate as large banks merge and combine their EFT networks into larger super-regional conglomerates. The continued expansion of the national debit networks operated by VISA and MasterCard also increases competitive pressures.

   For all of our business lines, we compete on the basis of product, quality, customer service, speed and flexibility in customizing systems to meet the particular needs of customers, and price. We believe that we are one of the few fully integrated suppliers of a broad range of processing, banking and data compilation services for use in transactions at merchant and financial institution locations. We also believe we have been able to successfully compete in all business lines, but there are no assurances that this will continue.

Supervision and Regulation

   Concord and its subsidiaries are subject to a number of federal and state laws. As a bank holding company, we are subject to regulation under the Bank Holding Company Act of 1956 which is administered by the Board of Governors of the Federal Reserve. Under the Bank Holding Company Act, we are generally prohibited from:

  . directly engaging in any activities other than banking, managing or controlling banks, and bank-related activities;

  . acquiring ownership or control of 5% or more of the voting shares of any company which is not a bank or bank holding company (the primary exception to this prohibition involves activities which the Federal Reserve determines are closely related to banking); and

  . engaging in certain tie-in arrangements with our bank (or between our bank and its affiliates) with respect to the lease or sale of property, furnishing of services, or the extension of credit.

   The Bank Holding Company Act also restricts, to some extent, future mergers with other bank holding companies and banks.

   Our bank subsidiaries, EFS National Bank and EFS Federal Savings Bank, are also regulated by the Office of the Comptroller of the Currency and the Office of Thrift Supervision, respectively.

Employees

   As of March 31, 1999, Concord and its subsidiaries employed approximately 2,100 full and part-time personnel, including 850 in operations, 825 in sales and administration, and 425 data processing and technical employees. Many of our employees are highly skilled, and we believe our future success will depend in a large part on our ability to attract and retain such employees. We have incentive agreements with Dan M. Palmer and Edward A. Labry III, and we have employment agreements with Richard N. Garman, Ruth Ann Marshall and two other key employees of Electronic Payment Services. The employment agreements with the employees of Electronic Payment Services have no fixed term but may be terminated at any time with a fixed amount of severance to be paid only if the employee is terminated or removed without cause (or in the case of Mr. Garman, if he terminates his employment with good reason). If a release is signed, severance and benefits will be paid to Mr. Garman, Ms. Marshall and the two other key employees for one year (and benefits for an additional year in the case of Mr. Garman). We do not have any material employment contracts with other employees.

   None of our employees are represented by a labor union and we have experienced no work stoppages. We consider our employee relations to be excellent.

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth certain information concerning our directors and executive officers as of March 31, 1999:

      Name                   Age                   Position(s)
      ----                   --- ----------------------------------------------
      Dan M. Palmer.........  56 Chairman of the Board and Chief Executive
                                 Officer

      Edward A. Labry III...  36 President and Director

      Vickie Brown..........  45 Senior Vice President, Chief Operating Officer

      Thomas J. Dowling.....  33 Vice President, Chief Financial Officer

      Richard N. Garman.....  42 President and Chief Executive Officer of
                                 Electronic Payment Services

      William E. Lucado.....  58 Senior Vice President, Chief Investment and
                                 Compliance Officer

      Ruth Ann Marshall.....  45 Executive Vice President of Electronic Payment
                                 Services

      Douglas C. Altenbern*.  61 Director

      David C. Anderson*+...  56 Director

      Richard Buchignani*...  50 Director

      Richard M. Harter*....  62 Director

      Joyce Kelso...........  57 Director

      Richard P. Kiphart*...  57 Director

      Jerry D. Mooney*+.....  45 Director

      Paul Whittington*+ ..   63 Director

*Member of the Board's Audit Committee.
+Member of the Board's Compensation Committee.

   Dan M. Palmer became Chairman of the Board in February 1991. Mr. Palmer has been Chief Executive Officer of Concord since August 1989, and a director of Concord since May 1987. Mr. Palmer has been the Chief Executive Officer of EFS National Bank (formerly EFS, Inc.) since its inception in 1982. He joined Union Planters National Bank in June 1982 and founded the EFS operations within the bank. He continued as President and Chief Executive Officer of EFS when it was acquired by Concord in March 1985.

   Edward A. Labry III joined EFS in 1984. He was made Director of Marketing in March 1987 and Vice President of Sales in February 1988. In August 1990, he was elected to Chief Marketing Officer of Concord. In February 1991, he was elected Senior Vice President of Concord. He became President of Concord in October 1994, and President of EFS National Bank in December 1994.

   Vickie Brown joined Concord in 1979 as an accountant. She served as Treasurer from 1982 through 1991, was elected Vice President in April 1985 and Senior Vice President in February 1991. Ms. Brown served as Chief Operating Officer of Concord Computing Corporation from 1990 through 1992. Ms. Brown has been Chief Operating Officer of Concord since 1997.

   Thomas J. Dowling joined Concord in May 1992 as Assistant Controller. Mr. Dowling became Vice President and Controller of Concord in September 1995 and Chief Financial Officer in September, 1998. Prior to May 1992, he was a senior audit accountant and CPA at Ernst & Young LLP.

   Richard N. Garman joined Electronic Payment Services in 1995 as President and Chief Operating Officer and assumed the role of Chief Executive Officer in 1997. Since Concord's acquisition of Electronic Payment Services on February 26, 1999, he has continued to serve as President and Chief Executive Officer of Electronic Payment Services. Prior to joining Electronic Payment Services, Mr. Garman was a partner in the investment banking firm of Montgomery Securities.

   William E. Lucado joined Concord in 1991 as a Vice President. He was named Senior Vice President, Compliance Officer for EFS National Bank in 1992, and in 1994 he was also elected Senior Vice President of Concord. In 1995, he was elected a Senior Vice President, Investment Officer and Compliance Officer, Corporate Secretary, and Director of EFS National Bank and other subsidiary companies. In 1996, he was elected Assistant Secretary of Concord and in 1997 he was elected President of EFS Federal Savings Bank. He was named Chief Investment and Compliance Officer of Concord in 1998.

   Ruth Ann Marshall joined Electronic Payment Services in 1995 as Group Executive responsible for its two subsidiaries, BUYPASS Corporation and Money Access Services, Inc. In 1998 she was named Executive Vice President of Electronic Payment Services. Prior to joining Electronic Payment Services, Ms. Marshall served as Director of Customer Financing for IBM Credit Corporation, where she previously held several management positions.

   Douglas C. Altenbern has been a director of Concord since February 1998. Mr. Altenbern served as Vice Chairman of First Financial Management Corporation until 1989, at which time he resigned to found Argosy Network Corporation, of which he served as Chairman and CEO. In 1992 he sold his interest in Argosy and in 1993 founded Pay Systems of America, of which he served as Chairman and CEO through December 1996. He currently is a private investor and serves as a director on the Boards of The Bradford Funds, Inc., OPTS, Inc., Interlogics, Inc. CSM, Inc. and Equitas.

   David C. Anderson has been a director of Concord since August 1992. Mr. Anderson was Senior Vice President and Chief Financial Officer with Federal Express in Memphis, Tennessee for seven years and Executive Vice President and Chief Financial Officer at Burlington Northern in Fort Worth, Texas for three years prior to his retirement in 1995.

   Richard Buchignani has been a director of Concord since August 1992. He is a partner in the Memphis, Tennessee office of the law firm of Wyatt, Tarrant & Combs, who also serves as local counsel to Concord. Mr. Buchignani has been affiliated with the law firm since 1995 when most of the members of his firm of 18 years joined Wyatt, Tarrant & Combs.

   Richard M. Harter has been Concord's Secretary and a director since Concord's formation. He is a partner of Bingham Dana & Gould LLP, legal counsel to Concord.

   Joyce Kelso has been a director of Concord since May 1991. She was Vice President in charge of Customer Service when EFS began operations. In August 1990, she was elected Senior Vice President of Concord. On January 1, 1995, Mrs. Kelso semi-retired, and on January 1, 1997, she became fully retired.

   Richard P. Kiphart has been a director of Concord since March 1997. In 1972 he became a Principal of William Blair & Company, L.L.C. He served as head of Equity Trading from 1972 to 1980. He joined the Corporate Finance Department in 1980, and was made head of that department in January 1995.

   Jerry D. Mooney has been a director of Concord since August 1992. Since August 1997, he had been President and COO of ServiceMaster Employer Services, Inc. He retired from this position in late 1998. Prior to then he was President of Healthcare New Business Initiatives and formerly served as Chairman, President and CEO of Service-Master Diversified Health Services, Inc. (formerly VHA Long Term Care) since 1981.

   Paul L. Whittington has been a director of Concord since May 1993. Mr. Whittington had been the Managing Partner of the Memphis, Tennessee and Jackson, Mississippi offices of Ernst & Young from 1988 until his retirement in 1991. Since 1979, he had been the partner in charge of consulting at various Ernst & Young offices.

Properties

   Our principal executive offices, which are leased, are located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133. We also own a building in Wilmington, Delaware which is used as a data center, and we lease approximately 20 other properties which are used for sales and support, data processing field service and various other aspects of our operations.

                       PRINCIPAL AND SELLING STOCKHOLDERS

Beneficial Ownership

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 10, 1999 (except as set forth in the footnotes to the table), and as adjusted to reflect the sale of the shares in this offering, of:

  .  each of the directors and executive officers of Concord;

  .  all the directors and executive officers as a group;

  .  each owner of more than 5% of the equity securities of Concord; and

  .  each selling stockholder.

   The information in the table assumes that the underwriters will not exercise their over-allotment option to purchase additional shares in this offering.

   Unless otherwise indicated, the address for each director and executive officer of Concord is 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133.

                                      Shares                       Shares
                                   Beneficially                 Beneficially
                                   Owned Prior                  Owned After
                                   to Offering      Shares        Offering
Name and Address of Beneficial  ------------------   Being   ------------------
Owner                             Number   Percent  Offered    Number   Percent
------------------------------  ---------- ------- --------- ---------- -------
Dan M. Palmer(1)...............  2,300,622   1.8%        --   2,300,622   1.8%
Edward A. Labry III(2).........  1,838,234   1.4         --   1,838,234   1.4
Vickie Brown(1)................     65,905     *         --      65,905     *
Thomas J. Dowling(1)...........     25,889     *         --      25,889     *
Richard N. Garman(3)...........    830,453     *         --     830,453     *
William E. Lucado(4)...........     55,128     *         --      55,128     *
Ruth Ann Marshall(5)...........    153,080     *         --     153,080     *
Joyce Kelso(6).................    260,398     *         --     260,398     *
Richard P. Kiphart(6)..........  3,678,355   2.9         --   3,678,355   2.8
Richard M. Harter(7)...........     86,366     *         --      86,366     *
Jerry D. Mooney(7).............     41,916     *         --      41,916     *
David C. Anderson(7)...........     21,759     *         --      21,759     *
J. Richard Buchignani(7).......     21,825     *         --      21,825     *
Paul Whittington(7)............     19,228     *         --      19,228     *
Douglas C. Altenbern...........     12,000     *         --      12,000     *

All directors and executive
 officers as a group
 (15 persons)(8)...............  9,411,158   7.3         --   9,411,158   7.2

William Blair & Company,        16,369,568  12.7         --  16,369,568  12.5
 L.L.C.(9).....................
 222 West Adams Street
 Chicago, IL 60606

AMVESCAP PLC and                 7,439,355   5.8         --   7,439,355   5.7
 Subsidiaries(10)..............
 11 Devonshire Square
 London, England EC2M 4YR

Selling Stockholders(11):
  BANK ONE CORPORATION(12).....  5,931,825   4.6   5,931,825        --    --
  CoreStates Holdings, Inc.....  5,931,825   4.6   5,931,825        --    --
  KeyCorp(13)..................  5,931,825   4.6   5,931,825        --    --
  National City
   Corporation(14).............  6,205,975   4.7   5,931,825    274,150     *
  PNC Network Holdings
   Corp.(15)...................  5,931,825   4.6   5,931,825        --    --

--------

*   Denotes less than 1%.
 (1) Shares owned are unexercised stock options.
 (2) Shares owned include 1,835,156 shares covered by unexercised stock options.
 (3) Shares owned include 625,806 shares covered by unexercised stock options.
 (4) Shares owned include 54,678 shares covered by unexercised stock options.
 (5) Shares owned include 103,055 shares covered by unexercised stock options.
 (6) Shares owned include 4,500 shares covered by unexercised stock options.
 (7) Shares owned include 14,166 shares covered by unexercised stock options.
 (8) Shares owned include 5,090,941 shares covered by unexercised stock options.
 (9) The number of shares owned is based on an amended Schedule 13G filed as of June 17, 1999 by William Blair & Company, L.L.C. ("Blair") reflecting ownership at December 31, 1998. This amended Schedule 13G corrected the
     Schedule 13G filed as of June 11, 1999. The amended Schedule 13G also provides that such number of shares includes 5,626,361 shares beneficially owned by principals of Blair with respect to which Blair disclaims beneficial ownership, 10,742,497 shares held in client accounts at Blair with respect to which Blair disclaims beneficial ownership and 710 shares held in a Blair trading account.
(10) Based on an amended Schedule 13G dated as of February 8, 1999, filed by AMVESCAP PLC and subsidiaries.
(11) Based upon information provided by the selling stockholders.
(12) We have been advised that this beneficial ownership information is as of June 10, 1999 and excludes 542,174 shares held in fiduciary or other custodial or nominee capacities for which Bank One or one or more of its affiliates has either sole or shared voting power and 459,448 shares held in fiduciary or other custodial or nominee capacities for which Bank One or one or more of its affiliates has either sole or shared dispositive power. Bank One disclaims beneficial ownership of such shares held in a fiduciary or other custodial or nominee capacity.
(13) We have been advised by KeyCorp that (i) the selling stockholder for 5,235,825 of the shares will be KeyCorp and the selling stockholder for 696,000 of the shares will be Key Foundation; and (ii) this beneficial ownership information is as of June 17, 1999 and excludes 98,624 shares held in fiduciary or other custodial or nominee capacities by KeyCorp or its affiliates (the "Excluded Shares"). We have also been advised that KeyCorp or one or more of its affiliates has either sole or shared voting power with respect to 56,755 of the Excluded Shares, and either sole or shared dispositive power with respect to 125 of the Excluded Shares. We have been further advised that KeyCorp disclaims beneficial ownership of all Excluded Shares.
(14) We have been advised that the number of shares beneficially owned includes 274,150 shares held by National City Corporation's subsidiary banks in a fiduciary capacity, and that those subsidiaries will continue to own those shares after the offering.
(15) We have been advised by PNC Network Holdings Corp. that the selling stockholder for 4,962,825 of the shares will be PNC Network Holdings Corp. and the selling stockholder for 969,000 of the shares will be PNC Bank Foundation.

                     UNITED STATES FEDERAL TAX CONSEQUENCES
                          TO NON-UNITED STATES HOLDERS

   This is a general discussion of United States federal tax consequences of the acquisition, ownership and disposition of our common stock by a beneficial holder that, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust (a "Non-United States Holder"). We have based this summary upon the United States federal tax law in effect as of the date of this prospectus. These laws may change, possibly retroactively.

   We do not discuss all aspects of United States federal taxation that may be important to you in light of your particular circumstances, such as special tax rules that apply if you are a financial institution, insurance company, broker-dealer, tax-exempt organization or investor holding our common stock as part of a "straddle" or other integrated investment. We urge you to consult your tax advisor about the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

Dividends

   Dividends paid to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-United States Holder is a tax resident. If, however, the dividend is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder, the dividend will be exempt from withholding (subject to satisfaction of applicable certification procedures) and will instead be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally (assuming, if required by an applicable tax treaty, the dividends are attributable to a permanent establishment maintained by such non-United States Holder within the United States), and, for corporate holders and under some circumstances, the branch profits tax.

   For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, we generally will presume that dividends we pay on or before December 31, 2000 to an address in a foreign country are paid to a resident of that country. Under recently finalized Treasury regulations, which in general are expected to apply to dividends that we pay after December 31, 2000, to obtain a reduced rate of withholding under a treaty, a Non-United States Holder generally will be required to provide an Internal Revenue Service Form W-8BEN certifying that Non-United States Holder's entitlement to treaty benefits. In addition, in the case of common stock held by a foreign partnership, the certification requirement generally will apply to the partners of the partnership and the partnership must provide certain information, including a United States taxpayer identification number.

Gain on Disposition

   A Non-United States Holder will generally not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our common stock unless:

  . the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder or

  . in the case of a Non-United States Holder who is a nonresident alien individual and who holds our common stock as a capital asset, that holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

   Gain that is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder will be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally, and, for corporate holders and under some circumstances, the branch profits tax, but will not be subject to withholding. Non-United States Holders should consult any applicable income tax treaties that may provide for different rules.

United States Federal Estate Taxes

   Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the United States, as specially defined for United States federal estate tax purposes, on the date of that person's death will be included in his or her estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

   Generally, we must report annually to the United States Internal Revenue Service and to each Non-United States Holder the amount of dividends that we paid to a holder and the amount of tax that we withheld on such dividends. This information may also be made available to the tax authorities of a country in which the Non-United States Holder resides.

   United States information reporting requirements and backup withholding tax will generally not apply to dividends that we pay on our common stock to a Non-United States Holder at an address outside the United States, except that, with respect to payments made after December 31, 2000, a Non-United States Holder will be entitled to this exemption only if it provides a Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-United States Holder) or otherwise establishes an exemption. Payments by a United States office of a broker of the proceeds of a sale of our common stock are subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

   Information reporting requirements, but not backup withholding, will also apply to payments of the proceeds from sales of our common stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States federal income tax liability, if the required information is furnished to the United States Internal Revenue Service.

                                  UNDERWRITING

   Subject to the terms and conditions stated in the U.S. underwriting agreement dated the date hereof, each of the U.S. underwriters named below, for whom Salomon Smith Barney Inc., William Blair & Company, L.L.C., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Keegan & Company, Inc. are acting as representatives, has severally agreed to purchase, and Concord and the selling stockholders have agreed to sell to such U.S. underwriter, the number of shares set forth opposite the name of such U.S. underwriter.

                                                                      Number of
      U.S. Underwriter                                                  Shares
      ----------------                                                ----------
      Salomon Smith Barney Inc.......................................  5,971,290
      William Blair & Company, L.L.C.................................  5,971,290
      Goldman, Sachs & Co............................................  5,971,290
      J.P. Morgan Securities Inc.....................................  3,904,305
      Morgan Keegan & Company, Inc...................................  1,148,325
      J.C. Bradford & Co.............................................    625,000
      First Union Capital Markets Corp...............................    625,000
      Legg Mason Wood Walker, Incorporated...........................    625,000
      The Robinson-Humphrey Company, LLC.............................    625,000
                                                                      ----------
          Total...................................................... 25,466,500
                                                                      ==========

   Subject to the terms and conditions stated in the international underwriting agreement dated the date hereof, each of the international underwriters named below, for whom Salomon Brothers International Limited, William Blair & Company, L.L.C., Goldman Sachs International, J.P. Morgan Securities Ltd. and Morgan Keegan & Company, Inc. are acting as representatives, has severally agreed to purchase, and Concord and the selling stockholders have agreed to sell to such international underwriter, the number of shares set forth opposite the name of such international underwriter.

                                                                       Number of
      International Underwriter                                         Shares
      -------------------------                                        ---------
      Salomon Brothers International Limited.......................... 1,368,571
      William Blair & Company, L.L.C.................................. 1,368,571
      Goldman Sachs International..................................... 1,368,571
      J.P. Morgan Securities Ltd......................................   894,834
      Morgan Keegan & Company, Inc....................................   263,186
      ABN AMRO Rothschild.............................................   232,223
      Banque Nationale de Paris.......................................   232,223
      Bayerische Hypo-und Vereinsbank Aktiengesellschaft..............   232,223
      Union Bancaire Privee...........................................   232,223
                                                                       ---------
          Total....................................................... 6,192,625
                                                                       =========

   The U.S. underwriting agreement and the international underwriting agreement provide that the obligations of the several underwriters to purchase the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The U.S. underwriting agreement and the international underwriting agreement provide that the obligations of the U.S. underwriters and the international underwriters are such that if any of the shares are purchased by the U.S. underwriters pursuant to the U.S. underwriting agreement, or by the international underwriters pursuant to the international underwriting agreement, all the shares agreed to be purchased by either the U.S. underwriters or the international underwriters, as the case may be, pursuant to their respective agreements (other than those covered by the over-allotment option described below) must be so purchased. The price to public and underwriting discount per share for the U.S. offering and the international offering will be identical. The closing of the international offering is a condition to the closing of the U.S. offering and the closing of the U.S. offering is a condition to the closing of the international offering.

   The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $0.77 share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 share on sales to certain other dealers. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

   Concord has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 4,748,000 additional shares of common stock from Concord at the public offering price less the underwriting discount. The underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to such underwriter's initial purchase commitment.

   Each U.S. underwriter has severally agreed that, as part of the distribution of 25,466,500 shares offered by the U.S. underwriters, (i) it is not purchasing any such shares for the account of anyone other than a United States or Canadian person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any such shares or distribute any U.S. prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian person. Each international underwriter has severally agreed that, as part of the distribution of 6,192,625 shares by the international underwriters, (i) it is not purchasing any such shares for the account of any United States or Canadian person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any such shares or distribute any international prospectus to any person in the United States or Canada, or to any United States or Canadian person.

   The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the U.S. underwriting agreement, the international underwriting agreement and the agreement between U.S. underwriters and international underwriters, including: (i) certain purchases and sales between the U.S. underwriters and the international underwriters;
(ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion; (iii) purchases, offers or sales by a U.S. underwriter who is also acting as an international underwriter; and (iv) other transactions specifically approved by the representatives. As used herein, "United States or Canadian person" means any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, and any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian person), and includes any United States or Canadian branch of a person other than a United States or Canadian person.

   Pursuant to the agreement between U.S. underwriters and international underwriters, sales may be made between the U.S. underwriters and the international underwriters of such number of shares as may be mutually agreed. The price of any shares so sold shall be the public offering price less an amount not greater than the concession to securities dealers. To the extent that there are sales between the U.S. underwriters and the international underwriters, the number of shares initially available for sale by the U.S. underwriters or by the international underwriters may be more or less than the amount specified on the cover page of this prospectus.

   Any offer of the shares in Canada will be made only pursuant to an exemption from the registration and qualification requirements in any jurisdiction in Canada in which such offer is made.

   Each international underwriter has severally represented and agreed that it
(i) has not offered or sold, and prior to the expiration of six months from the closing date, will not offer or sell in the United Kingdom any shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purpose of their business or in circumstances which constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995, (ii) has complied and will comply with all applicable provisions of the Financial

Services Act 1986 with respect to anything done by it in relation to the international securities, in, from or otherwise involving the United Kingdom and (iii) has only issued or passed on and will only issue or pass onto any person in the United Kingdom any document received by it in connection with the issue of the shares if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

   No action has been or will be taken in any jurisdiction by Concord, the selling stockholders, the U.S. underwriters or the international underwriters that would permit any offering to the general public of the shares offered hereby in any jurisdiction other than the United States.

   Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page of this prospectus.

   In connection with the offering, Concord, Concord's executive officers and directors, and an additional existing stockholder of Concord have agreed that they will not, directly or indirectly, during the period ending 90 days after the date of this prospectus, in each case without the prior written consent of Salomon Smith Barney Inc. and William Blair & Company, L.L.C. on behalf of the underwriters:

  . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  . enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of the common stock, whether any transaction described above is to be settled by delivery of common stock or other securities, in cash, or otherwise.

   The restrictions described in the previous paragraph do not apply to:

  .  the sale of the shares to the underwriters;

  . the issuance of shares in connection with future acquisition transactions;

  . the issuance by Concord of options to purchase shares under its existing option plans, the issuance by Concord of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus or the sale or transfer of shares of common stock upon the exercise of certain options; or

  . certain other limited circumstances in the case of the additional existing stockholder of Concord.

   In addition, each of the selling stockholders has agreed not to sell or distribute any shares of common stock of Concord except under this offering within seven days prior to, or 90 days after, the date of this prospectus.

   Salomon Smith Barney Inc. and William Blair & Company, L.L.C. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

   The common stock is quoted on the Nasdaq National Market under the symbol "CEFT."

   The following table shows the underwriting discounts and commissions to be paid to the underwriters by Concord and the selling stockholders in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

                            Paid by Concord      Paid by Selling Stockholders
                       ------------------------- ------------------------------
                       No Exercise Full Exercise  No Exercise    Full Exercise
                       ----------- ------------- -------------- ---------------
      Per share....... $     1.29   $     1.29   $         1.29  $         1.29
      Total........... $2,580,000   $8,704,920      $38,260,271     $38,260,271

   In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell shares of common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of common stock made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

   The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases shares originally sold by that syndicate member.

   Any of these activities may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

   In addition, in connection with this offering, certain of the underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq National Market prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq National Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. If passive market making is commenced, it may be discontinued at any time.

   Concord estimates that its total expenses related to this offering will be $1,100,000.

   The representatives have performed certain investment banking and advisory services for Concord and the selling stockholders from time to time for which they have received customary fees and expenses. The representatives may, from time to time, engage in transactions with and perform services for Concord in the ordinary course of their business.

   As of June 10, 1999, certain principals (including Richard P. Kiphart, a director of Concord) of William Blair & Company, L.L.C., one of the underwriters, beneficially owned an aggregate of 5,578,329 shares of Concord's common stock, which will represent 4.3% of the outstanding common stock of Concord upon the closing of this offering. In addition, certain mutual funds affiliated with, and certain discretionary accounts advised by, William Blair & Company, L.L.C., beneficially own shares of common stock. Accordingly, this offering is being made in conformity with certain applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

   Concord and each of the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for Concord by Sidley & Austin, Chicago, Illinois, and for the underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, as set forth in their report. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (SEC). You may read and copy any document we file at the public reference facilities of the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC until the offering of the common stock is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The documents we incorporate by reference are:

  .  Our Annual Report on Form 10-K for the year ended December 31, 1998.

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  .  Our Current Report on Form 8-K filed on March 10, 1999.

  .  Our Current Report on Form 8-K filed on May 6, 1999.

  . The description of our common stock that is contained in our Registration Statement on Form 8-A filed on September 4, 1985 together with any and all amendments and reports filed for the purpose of updating such description.

   Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Concord EFS, Inc.
                           Attn: Investor Relations
                            2525 Horizon Lake Drive
                                   Suite 120
                           Memphis, Tennessee 38133
                                (901) 371-8000

                               CONCORD EFS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Financial Statements at December 31, 1998 and December 31, 1997 and for
 each of the three years in the period ended December 31, 1998
  Consolidated Balance Sheets............................................  F-2

  Consolidated Statements of Income......................................  F-3

  Consolidated Statements of Stockholders' Equity........................  F-4

  Consolidated Statements of Cash Flows..................................  F-5

  Notes to Consolidated Financial Statements.............................  F-6

  Report of Independent Auditors......................................... F-20

Financial Statements at March 31, 1999 and for each of the three-month periods ended March 31, 1999 and March 31, 1998

  Condensed Consolidated Balance Sheets (unaudited)...................... F-21

  Condensed Consolidated Statements of Income (unaudited)................ F-22

  Condensed Consolidated Statements of Cash Flows (unaudited)............ F-23

  Notes to Condensed Consolidated Financial Statements (unaudited)....... F-24

                       CONCORD EFS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              December 31
                                                          --------------------
                         ASSETS                             1998       1997
                         ------                           ---------  ---------
                                                            (in thousands)
Current assets
  Cash and cash equivalents.............................. $  82,029  $  82,592
  Securities available-for-sale (amortized cost of
   $286,370 at December 31, 1998 and $140,038 at December
   31, 1997).............................................   288,180    140,199
  Accounts receivable, less allowance of $2,324 at
   December 31, 1998 and $3,340 at December 31, 1997.....   106,662     82,467
  Inventories............................................    11,396      5,898
  Prepaid expenses and other current assets..............     7,863      5,984
  Deferred income taxes..................................     5,977      4,600
                                                          ---------  ---------
    Total current assets.................................   502,107    321,740
Securities held-to-maturity (fair value of $53,634 at
 December 31, 1997)......................................               52,508
Other assets.............................................    23,615     27,656
Property and equipment...................................   302,937    240,954
  Accumulated depreciation and amortization..............  (148,447)  (114,438)
                                                          ---------  ---------
                                                            154,490    126,516
                                                          ---------  ---------
Intangible assets........................................   146,712    122,982
  Accumulated amortization...............................   (42,806)   (32,206)
                                                          ---------  ---------
                                                            103,906     90,776
                                                          ---------  ---------
    Total assets......................................... $ 784,118  $ 619,196
                                                          =========  =========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities
  Accounts payable and other liabilities................. $ 112,376  $  70,403
  Accrued liabilities....................................    47,641     38,489
  Income taxes payable...................................    10,148      9,416
  Short-term borrowings..................................    21,000     29,000
  Current maturities of long-term debt...................    25,116     25,445
                                                          ---------  ---------
    Total current liabilities............................   216,281    172,753
                                                          ---------  ---------
Long-term debt, less current maturities..................   173,000    153,329
Deferred income taxes....................................    21,336     17,860
Other liabilities........................................    12,966     14,710
Stockholders' equity
  Common stock, $0.33 1/3 par value; authorized 200,000
   shares, Issued and outstanding 127,935 shares at
   December 31, 1998 and 86,447 shares at December 31,
   1997..................................................    42,646     28,816
  Additional paid-in capital.............................    55,018     58,622
  Retained earnings......................................   261,702    173,007
  Accumulated other comprehensive income.................     1,169         99
                                                          ---------  ---------
    Total stockholders' equity...........................   360,535    260,544
                                                          ---------  ---------
    Total liabilities and stockholders' equity........... $ 784,118  $ 619,196
                                                          =========  =========

                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  For Year Ended December 31
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
                                                  (in thousands, except per
                                                         share data)
Revenue.......................................... $634,511  $490,030  $355,459
Cost of operations...............................  446,515   340,770   241,273
Selling, general and administrative expenses.....   51,185    50,008    42,811
                                                  --------  --------  --------
Operating income.................................  136,811    99,252    71,375
Other income (expense):
  Interest income................................   18,379    12,287     4,468
  Interest expense...............................  (14,676)  (14,076)  (14,764)
                                                  --------  --------  --------
Income before taxes..............................  140,514    97,463    61,079
  Income taxes...................................   51,819    37,771    23,347
                                                  --------  --------  --------
Net income....................................... $ 88,695  $ 59,692  $ 37,732
                                                  ========  ========  ========
Per share data:
  Basic earnings per share....................... $   0.69  $   0.47  $   0.32
                                                  ========  ========  ========
  Diluted earnings per share..................... $   0.67  $   0.46  $   0.31
                                                  ========  ========  ========
  Weighted average shares........................  127,693   126,592   116,291
                                                  ========  ========  ========
  Adjusted weighted average shares and assumed
   conversions                                     131,947   129,937   120,189
                                                  ========  ========  ========


                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              Accumulated
                          Common Stock   Additional              Other
                         ---------------  Paid-In   Retained Comprehensive
                         Shares  Amount   Capital   Earnings    Income      Total
                         ------- ------- ---------- -------- ------------- --------
                                               (in thousands)
Balance at January 1,
 1996...................  33,848 $11,282  $(41,326) $ 75,583    $ (200)    $ 45,339
  Exercise of stock
   options..............   1,074     358     4,496                            4,854
  Secondary offering of
   common stock.........   3,450   1,150    86,761                           87,911
  Tax benefit of
   disqualifying
   disposition of
   incentive stock
   option shares........                     6,586                            6,586
  Three for two stock
   splits...............  42,488  14,163   (14,163)
  Net income............                              37,732                 37,732
  Net unrealized losses
   on securities, net of
   tax..................                                          (296)        (296)
                                                                           --------
  Comprehensive income..                                                     37,436
                         ------- -------  --------  --------    ------     --------
Balance at December 31,
 1996...................  80,860  26,953    42,354   113,315      (496)     182,126
  Restatement for
   poolings of
   interests............   4,511   1,504     4,110                            5,614
                         ------- -------  --------  --------    ------     --------
Restated balance at
 January 1, 1997........  85,371  28,457    46,464   113,315      (496)     187,740
  Exercise of stock
   options..............   1,076     359     6,300                            6,659
  Tax benefit of
   disqualifying
   disposition of
   incentive stock
   option shares........                     5,858                            5,858
  Net income............                              59,692                 59,692
  Net unrealized gains
   on securities, net of
   tax..................                                           595          595
                                                                           --------
  Comprehensive income..                                                     60,287
                         ------- -------  --------  --------    ------     --------
Balance at December 31
 1997...................  86,447  28,816    58,622   173,007        99      260,544
  Exercise of stock
   options..............     413     138     6,458                            6,596
  Three for two stock
   split................  41,075  13,692   (13,692)
  Tax benefit of
   disqualifying
   disposition of
   incentive stock
   option shares........                     3,630                            3,630
  Net income............                              88,695                 88,695
  Cumulative effect of
   accounting change....                                           776          776
  Net unrealized gains
   on securities, net of
   tax..................                                           294          294
                                                                           --------
  Comprehensive income..                                                     89,765
                         ------- -------  --------  --------    ------     --------
Balance at December 31,
 1998................... 127,935 $42,646  $ 55,018  $261,702    $1,169     $360,535
                         ======= =======  ========  ========    ======     ========

                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Year ended December 31
                                               -------------------------------
                                                 1998       1997       1996
                                               ---------  ---------  ---------
                                                      (in thousands)
Operating activities
  Net income.................................. $  88,695  $  59,692  $  37,732
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization..............    55,390     41,566     34,827
   Provision for losses on accounts
    receivable................................     3,654      1,445        817
   Deferred income taxes (benefit)............     1,520     (7,330)     6,896
   Changes in operating assets and
    liabilities:
    Accounts receivable.......................   (27,849)   (17,489)    25,581
    Inventories...............................    (5,498)      (291)       161
    Other current assets......................    (1,879)    (1,024)      (342)
    Accounts payable and other liabilities....    41,973    (22,425)    20,084
    Accrued liabilities.......................    13,310     25,414     13,636
    Other liabilities.........................    (1,744)       --         --
                                               ---------  ---------  ---------
Net cash provided by operating activities.....   167,572     79,558    139,392
Investing activities
  Acquisition of property and equipment.......   (65,205)   (44,042)   (47,727)
  Securities held-to-maturity:
   Acquisition of securities..................    (9,630)   (17,141)   (57,135)
   Proceeds from maturity of securities.......     4,843     21,347        809
  Securities available-for-sale:
   Acquisition of securities..................  (241,314)  (156,515)   (36,054)
   Proceeds from sales of securities..........   104,383     48,401        --
   Proceeds from maturity of securities.......    48,098     32,178        173
  Merchant contracts purchased................   (16,946)   (12,986)    (3,565)
  Acquisition of business.....................    (6,000)       --         --
  Proceeds from licensing agreement...........       --      25,000        --
  Other.......................................    (4,302)    (2,406)   (13,464)
                                               ---------  ---------  ---------
Net cash used in investing activities.........  (186,073)  (106,164)  (156,963)
Financing activities
  Proceeds from exercise of stock options.....     6,596      6,659      4,854
  Proceeds from secondary offering of common
   stock......................................       --         --      87,911
  Proceeds from notes payable.................    45,000     28,000        --
  Borrowing (repayment) under credit agreement
   (net)......................................    (8,000)   (21,000)    15,000
  Payments on notes payable...................   (25,658)   (25,418)   (25,392)
                                               ---------  ---------  ---------
Net cash provided by (used in) financing
 activities...................................    17,938    (11,759)    82,373
                                               ---------  ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................      (563)   (38,365)    64,802
Cash and cash equivalents at beginning of
 period.......................................    82,592    120,957     56,155
                                               ---------  ---------  ---------
Cash and cash equivalents at end of period.... $  82,029  $  82,592  $ 120,957
                                               =========  =========  =========
Disclosures of cash flow information:
Cash paid during the period for:
  Interest.................................... $  14,346  $  13,725  $  14,768
                                               =========  =========  =========
  Income taxes................................ $  46,346  $  32,940  $   9,326
                                               =========  =========  =========

                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1998

Note A--Significant Accounting Policies

   Principles of Consolidation: The consolidated financial statements include the accounts of Concord EFS, Inc. (Parent) and its wholly-owned subsidiaries, Concord Computing Corporation (Concord), EFS National Bank (EFSNB), EFS Federal Savings Bank (EFSFSB), Concord Retail Services, Inc., Concord Equipment Sales, Inc. (formerly VMT, Inc.), Pay Systems of America, Inc. (PSA), Digital Merchant Systems, Inc. (DMS), and Electronic Payment Services, Inc. (EPS), (collectively, the Company). The Company repurchased the minority interest in Network EFT, Inc. during 1996 and transferred its residual business and operational assets to Concord. All material intercompany balances and transactions have been eliminated in consolidation.

   Basis of Presentation: These consolidated financial statements give retroactive effect to the merger of the Parent and EPS on February 26, 1999, which has been accounted for using the pooling of interests method as described in Note L to the consolidated financial statements.

   Operations: The Company provides transaction processing, authorization and settlement services, throughout the United States. The primary components of these services are Merchant Card Services and ATM Services, comprising approximately 98% of revenues in 1998. The Company requires certain customers to provide letters of credit, surety bonds or cash deposits as collateral for outstanding accounts receivable.

   Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   Securities Held-to-Maturity and Available-for-Sale: Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

   Debt and equity securities not classified as held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of accumulated other comprehensive income in stockholders' equity.

   The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". Although the Statement is effective for years beginning after June 15, 1999, the Company adopted the statement early on July 1, 1998. Under provisions of the Statement, the Company reclassified all securities held-to-maturity to securities available-for-sale as of July 1, 1998. The adoption of SFAS No. 133 resulted in the cumulative effect of an accounting change of $776,000 being recognized as an increase in other comprehensive income.

   Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.

   Other Assets: Included in other assets at December 31, 1998 and 1997 are approximately $3,888,000 and $6,021,000, respectively, of payments made to customers under the Company's conversion assistance program.

These payments, which were primarily for promotional sign replacements and card reissuance, were made to customers converting to the MAC network and are being amortized over five years. Amortization expense associated with these assets was approximately $3,105,000, $3,037,000 and $2,907,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

   During 1994, after technological feasibility was established, the Company began capitalizing software development costs incurred in connection with the planned introduction of a stored value electronic payment card. The Company capitalized approximately $667,000 and $11,584,000 in 1997 and 1996, respectively, related to the development of the stored value card.

   On July 25, 1997, the Company entered into an agreement with an unrelated third party whereby the Company granted perpetual licensing rights to the technology to the third party in exchange for $25,000,000. The agreement further grants the third party exclusive rights to the technology for a period of four years. The proceeds received from the licensing agreement have been deferred and are being earned over the exclusivity period of the agreement. The development costs capitalized are being amortized over the same period.

   Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

   Intangible Assets: Intangible assets consist of the following at December
31:

                                                                1998     1997
                                                              -------- --------
                                                               (in thousands)
      Goodwill............................................... $ 82,071 $ 82,071
      Purchased merchant contracts...........................   33,497   15,865
      Customer lists and other...............................   31,144   25,046
                                                              -------- --------
                                                              $146,712 $122,982
                                                              ======== ========

   Goodwill and amounts assigned to the customer lists are being amortized by the straight-line method over 15-25 years. Agreements not to compete are amortized over the life of the agreements.

   Purchased merchant contracts are recorded at cost and are evaluated by management for impairment at each balance sheet date through review of actual attrition and cash flows generated by the contracts in relation to the expected attrition and cash flows and the recorded amortization expense. If, upon review, actual attrition and cash flows indicate impairment of the value of the purchased merchant contracts, an impairment loss would be recognized. Amortization expense was recognized on a straight-line basis over an estimated useful life of five years through December 31, 1997. Effective January 1, 1998, the Company changed the estimated useful life of its purchased merchant contracts to six years. This change in accounting estimate is accounted for under the provisions of Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes." Accordingly, the net book value of purchased merchant contracts as of January 1, 1998 is amortized over the remaining useful life of the contracts (using six years). Additionally, all purchased merchant contracts capitalized in 1998 are being amortized over a period of six years. The effect of the change in accounting estimate in 1998 was an increase to net income of approximately $583,000.

   On July 20, 1998, the Company acquired the terminal driving business of a certain entity. The acquisition was accounted for under the purchase method; accordingly, results of operations from this business have been included in the consolidated statements of income since the date of acquisition. The total cost of the acquisition was approximately $6 million and substantially all of the purchase price was allocated to customer lists based upon the fair value of the assets acquired. The customer lists are being amortized by the straight-line method over 15 years.

   Use of Estimates: The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Income Taxes: The Company and its wholly-owned subsidiaries file a consolidated Federal tax return. Each subsidiary provides for income taxes using the liability method on a separate-return basis and remits to or receives from the Company amounts currently payable or receivable.

   Revenue Recognition: Revenue from credit card and other transaction processing activities are recorded when the service is provided, gross of interchange and network fees charged to the Company, which are recorded as a cost of operations when the transactions have been settled.

   Revenues from service contracts and product sales are recognized when the service is provided or the equipment is shipped. Service contracts and related sales include all revenues under system service contracts, including revenues from sales of terminal hardware when the contract included such sales.

   Earnings Per Share: Basic and diluted earnings per share are calculated in accordance with SFAS No. 128, "Earnings Per Share." All earnings per share amounts for all periods have been presented to conform to the Statement 128 requirements. Earnings per share, related per share data, stock options and stock option prices have been restated to reflect all stock splits through December 31, 1998.

   Stock-based Compensation: The Company grants options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of the grant. These stock option grants are accounted for in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, the Company recognizes no compensation expense for the stock option grants.

   Comprehensive Income: In 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" which established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement in 1998 had no impact on the Company's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, to be included in accumulated other comprehensive income in stockholders' equity. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

Note B--Securities

   The following is a summary of securities available-for-sale and held-to-maturity:

                                                  Gross      Gross    Estimated
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses     Value
                                      --------- ---------- ---------- ---------
                                                   (in thousands)
Securities Available-for-sale
  December 31, 1998
    U.S. Government and agency
     Securities...................... $ 29,603    $  281     $ (74)   $ 29,810
    Mortgage-backed securities.......  130,355       395      (370)    130,380
    Municipal securities.............  116,630     1,972      (394)    118,208
                                      --------    ------     -----    --------
      Total debt securities..........  276,588     2,648      (838)    278,398
    Equity securities................    9,782                           9,782
                                      --------    ------     -----    --------
                                      $286,370    $2,648     $(838)   $288,180
                                      ========    ======     =====    ========
  December 31, 1997
    U.S. Treasury securities......... $  4,003    $    2     $        $  4,005
    U.S. Government and agency
     Securities......................   41,338                (131)     41,207
    Mortgage-backed securities.......   77,638       387      (180)     77,845
    Municipal securities.............   11,194        87        (4)     11,277
                                      --------    ------     -----    --------
      Total debt securities..........  134,173       476      (315)    134,334
    Equity securities................    5,865                           5,865
                                      --------    ------     -----    --------
                                      $140,038    $  476     $(315)   $140,199
                                      ========    ======     =====    ========
Securities Held-to-Maturity:
  December 31, 1997
    U.S. Government and agency
     Securities...................... $  9,256    $   60     $        $  9,316
    Mortgage-backed securities.......   19,818       187                20,005
    Municipal securities.............   23,434       879                24,313
                                      --------    ------     -----    --------
                                      $ 52,508    $1,126     $        $ 53,634
                                      ========    ======     =====    ========

   There were no material gains or losses on securities sold during the three years ended December 31, 1998.

   The scheduled maturities of securities available-for-sale, excluding equity securities, at December 31, 1998, was as follows:

                                                             Available-for-Sale
                                                             ------------------
                                                             Amortized   Fair
                                                               Cost     Value
                                                             --------- --------
                                                               (in thousands)
      Due in one year or less............................... $ 34,705  $ 34,631
      Due in one to five years..............................   50,243    51,038
      Due in five to ten years..............................  109,563   110,683
      Due after ten years...................................   82,077    82,046
                                                             --------  --------
                                                             $276,588  $278,398
                                                             ========  ========

   For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

   Expected maturities on other securities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

   Securities carried at approximately $95 million and $52 million at December 31, 1998 and December 31, 1997, respectively, were pledged to secure notes payable to the Federal Home Loan Bank.

Note C--Inventories

   At December 31, inventories consisted of:

                                                                  1998    1997
                                                                 ------- ------
                                                                 (in thousands)
      Point of sale equipment................................... $10,457 $5,745
      Repair parts..............................................     939    153
                                                                 ------- ------
                                                                 $11,396 $5,898
                                                                 ======= ======

Note D--Property and Equipment

   At December 31, property and equipment consisted of:

                                                                1998     1997
                                                              -------- --------
                                                               (in thousands)
      Land................................................... $  1,050 $  1,050
      Building & improvements................................   15,101   14,591
      Computer facilities and equipment......................  254,378  199,833
      Office furniture and equipment.........................   21,855   16,582
      Leasehold improvements.................................   10,553    8,898
                                                              -------- --------
                                                              $302,937 $240,954
                                                              ======== ========

   Depreciation expense was approximately $39.1 million, $33.5 million and $28.4 million for the years ended December 31, 1998, 1997 and 1996, respectively.

Note E--Short-Term Borrowings

   The Company maintains a credit agreement with a third-party bank which provides for short-term borrowings through March 1999 of up to $75 million. Borrowings under the agreement are unsecured and bear interest at variable rates. Borrowings of $21 million and $29 million, which approximated fair value, were outstanding under the agreement at December 31, 1998 and 1997, respectively. Average borrowings under this agreement during 1998 were $29.4 million at an effective interest rate of 5.81%. During 1997, average borrowings were approximately $41.3 million at an effective interest rate of 5.84% and, during 1996, average borrowings were approximately $39.9 million at an effective interest rate of 5.82%. The agreement requires the Company to maintain certain financial ratios and to comply with certain covenants as defined, including limitations as to debt to be incurred and prepayments on the Company's long-term debt.

   The Company also has available $20 million in unsecured lines of credit with other financial institutions, which expire on various dates throughout 1999. No amounts were outstanding on these lines at December 31, 1998 or 1997.

Note F--Long-Term Debt and Leases

   At December 31, long-term debt consisted of:

                                                               1998      1997
                                                             --------  --------
                                                              (in thousands)
      Notes payable to the Federal Home Loan Bank........... $ 73,000  $ 28,000
      Note payable to bank for ATMs.........................      116       561
      Note payable to stockholder...........................  125,000   150,213
                                                             --------  --------
                                                              198,116   178,774
      Less current maturities...............................  (25,116)  (25,445)
                                                             --------  --------
                                                             $173,000  $153,329
                                                             ========  ========

   Notes payable to the Federal Home Loan Bank are adjustable rate advances due between May 20, 2002 and September 11, 2008. Current interest rates range from 5.41% to 6.08% and are secured by securities available-for-sale with a market value of approximately $95 million and $52 million at December 31, 1998 and 1997, respectively.

   The note payable to bank to purchase cash dispensing machines (ATMs) is payable through March 1, 1999 in monthly installments of $38,969 including interest at 6.25% and is secured by ATMs with a net book value of $701,034 at December 31, 1998 and $981,445 at December 31, 1997.

   Note payable to stockholder represents an unsecured promissory note payable due in equal quarterly installments through 2003, which bears interest at 6.40%. Annual maturities of the note are $25 million per year through 2003.

   The Company rents office facilities and equipment under noncancelable operating leases expiring at various dates through 2005. Rental expense for operating leases amounted to approximately $5.1 million, $4.8 million and $5.1 million for the years ended December 31, 1998, 1997 and 1996, respectively.

   On May 22, 1998, the Company entered into a $15 million operating lease agreement replacing the remainder of the original subrental agreement on EPS's headquarters. The terms for the operating lease provide for initial seven-year term through 2005 with an option to renew for two additional five year terms.

   Future maturities of notes payable and minimum lease payments for operating leases with initial or remaining terms in excess of one year are as follows:

                                                             Notes   Operating
                                                            Payable   Leases
                                                            -------- ---------
                                                              (in thousands)
      Year ending December 31:
      1999................................................. $ 25,116  $ 4,994
      2000.................................................   25,000    3,642
      2001.................................................   25,000    2,879
      2002.................................................   53,000    2,400
      2003.................................................   35,000    1,969
      Thereafter...........................................   35,000    1,632
                                                            --------  -------
      Total future payments................................ $198,116  $17,516
                                                            ========  =======

Note G--Employee Benefit Plans

   Effective March 1, 1998, the Company established the Concord EFS Savings Plan (the Plan). Employees who have reached the age of 21 and completed one year of service with the Company are eligible to participate in the Plan. The Plan provides for voluntary tax-deferred contributions by eligible employees and discretionary Company contributions. The Company's cost related to the Plan in 1998 was approximately $114,000.

  The Electronic Payment Services, Inc. Retirement Savings Plan (the EPS Plan) covers substantially all employees of EPS. Under the terms of the EPS Plan, each qualified employee receives a company retirement contribution of 2% of compensation as defined, based upon employment status at December 31 of the plan year. In addition, the EPS Plan includes a Section 401(k) savings feature wherein EPS will match employee contributions up to 4.5% of compensation as defined, and additionally, contains a discretionary profit-sharing contribution of up to 1.5% of compensation as defined. Total 1998, 1997 and 1996 expenses under the EPS Plan were approximately $3,685,000, $3,095,000 and $2,687,000, respectively.

Note H--Income Taxes

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at December 31, are as follows:

                                                                 1998    1997
                                                                ------- -------
                                                                (in thousands)
      Deferred tax liabilities:
        Property and equipment................................. $ 3,976 $ 6,113
        Intangibles............................................   4,460   4,923
        Securities available-for-sale..........................     641      62
        Capitalization of research & development costs.........  13,994   8,619
        Other..................................................   1,284   1,132
                                                                ------- -------
      Total deferred tax liabilities...........................  24,355  20,849
                                                                ------- -------
      Deferred tax assets:
        Net operating loss carryforward........................ $ 2,003 $ 2,626
        Nondeductible reserves.................................   5,311   3,762
        Bad debt allowance.....................................     248     502
        Inventory..............................................      37      57
        Merchant contracts purchased...........................   1,361     488
        Other..................................................      36     154
                                                                ------- -------
      Total deferred tax assets................................   8,996   7,589
                                                                ------- -------
      Net deferred tax liabilities............................. $15,359 $13,260
                                                                ======= =======

   The components of the provision (benefit) for income taxes for the three years ended December 31 are as follows:

                                                       1998    1997     1996
                                                      ------- -------  -------
                                                          (in thousands)
      Allocated to net income:
        Current
          Federal.................................... $47,622 $41,005  $15,706
          State......................................   2,677   4,096      745
                                                      ------- -------  -------
                                                       50,299  45,101   16,451
        Deferred
          Federal....................................     435  (6,297)   6,797
          State......................................   1,085  (1,033)      99
                                                      ------- -------  -------
                                                        1,520  (7,330)   6,896
                                                      ------- -------  -------
                                                      $51,819 $37,771  $23,347
                                                      ======= =======  =======
      Allocated to other comprehensive income:
        Deferred
          Federal.................................... $   504 $   281  $  (138)
          State......................................      75      42      (20)
                                                      ------- -------  -------
                                                      $   579 $   323  $  (158)
                                                      ======= =======  =======

   The reconciliation of income taxes computed at the U.S. federal statutory tax rate of 35% to income tax expense for the three years ended December 31 are as follows:

                                                       1998     1997     1996
                                                      -------  -------  -------
                                                          (in thousands)
      Tax at statutory rate.......................... $49,180  $34,112  $21,378
      State income taxes, net of federal benefit.....   2,461    1,989      538
      Nondeductible amortization of goodwill.........   1,076    1,031    1,042
      Tax exempt interest income.....................  (1,175)    (511)    (124)
      Other, net.....................................     277    1,150      513
                                                      -------  -------  -------
                                                      $51,819  $37,771  $23,347
                                                      =======  =======  =======

   Income tax benefits resulting from the disqualifying dispositions of certain employee incentive stock option shares were credited to additional paid-in capital because no compensation expense was charged to income for financial reporting purposes related to the exercise of such options.

   The Company has federal and state net operating loss carryforwards that expire on various dates through 2006 and are subject to annual limitations.

Note I--Earnings Per Share

   The following table sets forth the computation of basic and diluted earnings per share:

                                                       Year Ended December 31
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                           (in thousands,
                                                       except per share data)
Numerator:
  Net income........................................ $ 88,695 $ 59,692 $ 37,732
                                                     ======== ======== ========
Denominator:
  Denominator for basic earnings per share,
   weighted-average shares..........................  127,693  126,592  116,291
  Effect of dilutive securities, employee stock
   options..........................................    4,254    3,345    3,898
                                                     -------- -------- --------
  Denominator for diluted earnings per share--
   adjusted weighted-average shares and assumed
   conversions......................................  131,947  129,937  120,189
                                                     ======== ======== ========
Basic earnings per share............................ $   0.69 $   0.47 $   0.32
                                                     ======== ======== ========
Diluted earnings per share.......................... $   0.67 $   0.46 $   0.31
                                                     ======== ======== ========

Note J--Incentive Stock Option Plans

   The Concord EFS, Inc. 1993 Incentive Stock Option Plan, as amended, (the Concord Plan) allows for the grant of up to 13,668,750 shares of Common Stock for the benefit of the Company's key employees. Options are granted at not less than 100% of the market value on the date of the grant (110% in the case of a holder of more than 10% of the outstanding shares) and generally become exercisable within four years of the date of the grant. Information pertaining to the Concord Plan is summarized below, in thousands, except price per share:

                          Number of      Weighted       Weighted
                            Shares       Average         Average       Options
                         Under Option Exercise Price Aggregate Price Exercisable
                         ------------ -------------- --------------- -----------
Outstanding at January
 1, 1996................     6,323        $ 3.68        $ 23,283        2,903
                                                        ========        =====
  Granted...............     1,308         13.73
  Exercised.............    (1,877)         2.59
  Terminated............      (501)         4.26
                            ------
Outstanding at December
 31, 1996...............     5,253          6.51        $ 34,203        2,380
                                                        ========        =====
  Granted...............     3,129         15.22
  Exercised.............    (1,614)         4.13
  Terminated............       (40)        10.87
                            ------
Outstanding at December
 31, 1997...............     6,728         11.11        $ 74,732        1,860
                                                        ========        =====
  Granted...............     2,989         20.37
  Exercised.............      (477)         6.52
  Terminated............       (34)        14.60
                            ------
Outstanding at December
 31, 1998...............     9,206        $14.34        $132,006        2,988
                            ======                      ========        =====

   The weighted average grant date fair value of options granted during 1998, 1997 and 1996 was $6.15, $4.67 and $3.65, respectively.

   The following table provides additional information regarding options outstanding as of December 31, 1998:

                                              Weighted Average
                                                 Remaining                 Weighted Average
                                              Contractual Life  Number of   Exercise Price
Option Exercise    Options   Weighted Average    of Options      Options      of Options
  Price Range    Outstanding  Exercise Price      in Years     Exercisable   Exercisable
---------------  ----------- ---------------- ---------------- ----------- ----------------
$ 2.73-
 $ 4.79             1,162         $ 3.31            4.92          1,155         $ 3.30
  5.93-
  13.00             1,882           9.73            6.82          1,029           9.06
 15.08-
  26.13             6,162          17.83            8.66            804          15.55
                    -----                                         -----
$ 2.73-
 $26.13             9,206         $14.34            7.81          2,988         $ 8.58

   In 1995, EPS adopted the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended (the EPS Plan). In connection with the merger of EPS with the Parent as discussed in Note L, all outstanding options in the EPS Plan accelerated and vested in November 1998. The total amount of option shares (after conversion to Concord EFS, Inc. shares) at December 31, 1998 was 2,244,795, at a weighted average exercise price of $8.48.

   The Company has elected to follow APB No. 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1998, 1997, and 1996, respectively: risk-free interest rates of 6.0%, 6.25%, and 6.5%, and volatility factors of the expected market price of the Company's common stock of .358, .344, and .265. Assumptions that remained constant for all years were dividend yields of 0% and a weighted average expected life of the options of three years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows for the years ended December 31 (in thousands, except for earnings per share):

                                                         1998    1997    1996
                                                        ------- ------- -------
      Pro forma net income............................. $77,327 $55,137 $36,647
      Pro forma basic earnings per share............... $  0.61 $  0.44 $  0.32
      Pro forma diluted earnings per share............. $  0.59 $  0.42 $  0.30

   Pro forma disclosures are not likely to be representative of the effects of reported pro forma net income and earnings per share in future years as additional options may be granted in future years and the vesting of options already granted will impact the pro forma disclosures.

   On February 18, 1999, the shareholders approved an amendment to the Concord Plan to increase the shares issuable under the plan from 13,668,750 to 25,000,000 shares.

Note K--Employment Agreements

   In February 1998, the Company entered into incentive agreements with its CEO and President, each for a term of five years expiring February 2003. Each agreement sets out the executive's annual base pay, provides for the establishment of an incentive compensation program under which each executive will have a bonus potential of 50% of annual base salary, and provides for grants of stock options, including regular stock options of up to 375,000 shares a year based on performance and special stock options contingent upon, or providing accelerated vesting upon, the average market price of Concord stock reaching and maintaining certain levels. The agreements contain certain non-compete provisions and change in control provisions regarding the acceleration of outstanding stock options and the payment of bonuses.

   Employment agreements are also in effect for the President and Chief Executive Officer of EPS and four of his direct reports. The agreements have no fixed term but are terminable at any time with a fixed amount of severance to be paid only in the event of termination or removal without cause (or with "good cause" in the case of the President and Chief Executive Officer).

Note L--Mergers and Acquisitions

   On June 30, 1998, the Company merged with Digital Merchant Systems of Illinois, Inc. and American Bankcard International, Inc. (jointly named DMS). DMS is a leading independent sales organization in the credit card industry. The mergers were accounted for using the pooling of interests method of accounting. The Company exchanged 4,425,000 shares of its common stock for all of the outstanding common stock of DMS. In accordance with pooling of interests accounting, no adjustments have been made to the historical carrying value of the assets and liabilities of DMS.

   The following table presents selected financial information, split between the Company, EPS and DMS:

                                                        Year ended December 31
                                                        -----------------------
                                                           1998        1997
                                                        ----------- -----------
      Revenue:
        Concord EFS, Inc............................... $   361,604 $   240,004
        EPS............................................     258,773     219,956
        DMS(1).........................................      14,134      30,070
                                                        ----------- -----------
                                                        $   634,511 $   490,030
                                                        =========== ===========
      Net income:
        Concord EFS, Inc............................... $    61,857 $    42,746
        EPS............................................      24,924      18,010
        DMS(1).........................................       1,914      (1,064)
                                                        ----------- -----------
                                                        $    88,695 $    59,692
                                                        =========== ===========

--------
(1) The 1998 amounts reflect the results of operations from January 1, 1998 through June 30, 1998. The results of operations from July 1, 1998 through December 31, 1998 are included in Concord EFS, Inc. amounts.

   The financial statements of DMS prior to January 1, 1997, were immaterial for restatement.

   On February 18, 1999, the shareholders approved the Company's issuance of shares in connection with its acquisition of EPS. The Company completed the merger with EPS on February 26, 1999 by issuing 30,064,838 shares of the Company's common stock for all of the outstanding common stock of EPS. The acquisition was accounted for using the pooling of interests method of accounting. The consolidated financial statements present financial information restated for all years presented. EPS provides transaction processing services to financial institutions, and retailers throughout the United States. EPS also owns and operates electronic data processing and data-capture networks that process transactions originating at ATMs and point-of-sale terminals.

   In connection with the acquisition of EPS, the Company expects to incur approximately $10.5 million in acquisition related expenses in the first quarter of 1999. These expenses are primarily investment banking, legal and accounting fees. Although no definite plan has been adopted, management is currently reviewing operational synergies, such as duplicate facilities, computer and communication hardware and software and other contractual relationships including severance that may require additional charges in the second quarter of 1999 and beyond. Management plans to complete this analysis by May 31, 1999.

Note M--Operations By Industry Segment

   In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting financial information about operating segments in annual and interim financial statements. SFAS No. 131 requires that financial information be reported on the same basis that is reported internally for evaluating segment performance and allocating resources to segments. SFAS No. 131 addresses how financial information is disclosed in annual and interim reports; therefore, its adoption in 1998 had no impact on the financial condition or operating results of the Company.

   Concord has two reportable segments: Merchant Card Services and ATM
Services.

   The Company's revenue from Merchant Card Services results from processing credit card transactions using VISA, MasterCard, Discover, American Express and Diner's Club Cards. In addition, the Company processes debit card transactions for banks issuing such cards. Merchant Card Services provides electronic payment services to supermarket chains, grocery stores, convenience store merchants and other retailers. Merchant Card Services also includes trucking services providing a variety of flexible payment systems that enable drivers of trucking companies to use payment cards to purchase fuel and services and to obtain cash advances at truck stops.

   ATM Services include transactional fee income and surcharge revenue from ATMs owned by the Company as well as ATM transaction processing for ATMs owned by the Company's merchants.

   The Company evaluates performance and allocates resources based on profit or loss from operations. Items classified as "Other" include revenue not identifiable with the two reportable segments described above and costs of operations and selling, general and administrative expenses which are not allocated to the reportable segments. The accounting policies of the reportable segments are the same as those described in Note A Significant Accounting Policies.

   The Company's reportable segments are business units that offer different products. The reportable segments are each managed separately because they are distinct products for different end users. No single customer of the Company accounts for a material portion of the Company's revenues.

   Industry segment information for the years ended December 31, 1998, 1997, and 1996 is presented below:

                                   Merchant       ATM
                                 Card Services Services     Other      Total
                                 ------------- ---------  ---------  ---------
                                               (in thousands)
Year ended December 31, 1998
  Revenue.......................   $ 423,267   $ 198,398  $  12,846  $ 634,511
  Cost of operations............    (231,616)   (118,968)   (95,931)  (446,515)
  Selling, general, &
   administrative expenses......                            (51,185)   (51,185)
  Taxes & interest, net.........                            (48,116)   (48,116)
                                   ---------   ---------  ---------  ---------
  Net income....................   $ 191,651   $  79,430  $(182,386) $  88,695
                                   =========   =========  =========  =========
Year ended December 31, 1997
  Revenue.......................   $ 311,167   $ 166,841  $  12,022  $ 490,030
  Cost of operations............    (164,366)    (95,311)   (81,093)  (340,770)
  Selling, general, &
   administrative expenses......                            (50,008)   (50,008)
  Taxes & interest, net.........                            (39,560)   (39,560)
                                   ---------   ---------  ---------  ---------
  Net income....................   $ 146,801   $  71,530  $(158,639) $  59,692
                                   =========   =========  =========  =========
Year ended December 31, 1996
  Revenue.......................   $ 207,211   $ 135,507  $  12,741  $ 355,459
  Cost of operations............    (121,183)    (71,423)   (48,667)  (241,273)
  Selling, general, &
   administrative expenses......                            (42,811)   (42,811)
  Taxes & interest, net.........                            (33,643)   (33,643)
                                   ---------   ---------  ---------  ---------
  Net income....................   $  86,028   $  64,084  $(112,380) $  37,732
                                   =========   =========  =========  =========

Note N--Commitments and Contingencies

   The Company is a party to various claims and litigation in the normal course of business, none of which is expected to have a material effect on the consolidated financial statements.

Note O--Debt and Dividend Restrictions

   In accordance with federal banking laws, certain restrictions exist regarding the ability of the banking subsidiary to transfer funds to the Parent in the form of cash dividends, loans or advances. The approval of certain regulatory authorities is required to pay dividends in excess of earnings retained in the current year plus retained net earnings for the preceding two years. As of December 31, 1998, approximately $128,521,000 of undistributed earnings of EFSNB, included in consolidated retained earnings, was available for distribution to the Parent as dividends without prior regulatory approval. Under Federal Reserve regulations, the banking subsidiary is also limited as to the amount it may loan to affiliates, including the Parent, unless such loans are collateralized by specific obligations. At December 31, 1998, the maximum amount available for transfer from EFSNB to the Parent in the form of loans approximated 5.99% of consolidated net assets.

Note P--Related Party Transactions

   The former stockholders of EPS are also customers of the Company and services are billed to them at rates comparable to nonrelated customers. Approximately 10%, 11%, and 14% of revenues were billed to these stockholders during 1998, 1997 and 1996, respectively.

Note Q--Disclosures About Fair Value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. These fair values are provided for disclosure purposes only, and do not impact carrying values of financial statement amounts.

   Cash and Cash Equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

   Securities (Including Mortgage-backed Securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

   Long-term Borrowings: The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                                                      Carrying Amount Fair Value
                                                      --------------- ----------
December 31, 1998
  Financial Assets:
    Cash and cash equivalents........................    $ 82,029      $ 82,029
    Available-for-sale securities....................     288,180       288,180
  Financial liabilities:
    Notes payable....................................     198,116       196,652
December 31, 1997
  Financial Assets:
    Cash and cash equivalents........................    $ 82,592      $ 82,592
    Available-for-sale securities....................     140,199       140,199
    Held-to-maturity securities......................      52,508        53,634
  Financial liabilities:
    Notes payable....................................     178,774       178,666

                       CONCORD EFS, INC. AND SUBSIDIARIES

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Concord EFS, Inc.

   We have audited the accompanying consolidated balance sheets of Concord EFS, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Concord EFS, Inc. and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Memphis, Tennessee
February 26, 1999

                       CONCORD EFS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                         March 31   December 31
                                                           1999        1998
                                                         ---------  -----------
                                                            (in thousands)
                         ASSETS
                         ------
Current assets
  Cash and cash equivalents............................. $  77,285   $  82,029
  Securities available-for-sale.........................   315,776     288,180
  Accounts receivable, net..............................   124,735     106,662
  Inventories...........................................    11,324      11,396
  Prepaid expenses and other current assets.............    13,158       7,863
  Deferred income taxes.................................     6,305       5,977
                                                         ---------   ---------
    Total current assets................................   548,583     502,107
Other assets............................................    18,270      23,615
Property and equipment..................................   311,054     302,937
  Accumulated depreciation and amortization.............  (157,406)   (148,447)
                                                         ---------   ---------
                                                           153,648     154,490
                                                         ---------   ---------
Intangible assets.......................................   146,974     146,712
  Accumulated amortization..............................   (47,838)    (42,806)
                                                         ---------   ---------
                                                            99,136     103,906
                                                         ---------   ---------
    Total assets........................................ $ 819,637   $ 784,118
                                                         =========   =========
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities
  Accounts payable and other liabilities................ $ 125,307   $ 112,376
  Accrued liabilities...................................    71,532      47,641
  Income taxes payable..................................    19,489      10,148
  Short-term borrowings.................................    17,000      21,000
  Current maturities of long-term debt..................    25,000      25,116
                                                         ---------   ---------
    Total current liabilities...........................   258,328     216,281
                                                         ---------   ---------
Long-term debt, less current maturities.................   173,750     173,000
Deferred income taxes...................................    15,605      21,336
Other liabilities.......................................     8,905      12,966
Stockholders' equity
  Common Stock, $0.33 1/3 par value; authorized 200,000
   shares, issued and outstanding 128,330 shares at
   March 31, 1999 and 127,935 shares at December 31,
   1998.................................................    42,777      42,646
  Additional paid-in capital............................    61,388      55,018
  Retained earnings and accumulated other comprehensive
   income...............................................   258,884     262,871
                                                         ---------   ---------
    Total stockholders' equity..........................   363,049     360,535
                                                         ---------   ---------
    Total liabilities and stockholders' equity.......... $ 819,637   $ 784,118
                                                         =========   =========

      See notes to condensed consolidated financial statements--unaudited.

                       CONCORD EFS, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                      For Three Months Ended
                                                             March 31
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
                                                       (in thousands, except
                                                          per share data)
Revenue.............................................. $   170,234  $   134,666
Cost of operations...................................     120,849       95,029
Selling, general and administrative expenses.........      12,368       13,100
Acquisition expenses and restructuring charges.......      34,810          --
                                                      -----------  -----------
Operating income.....................................       2,207       26,537
Other income (expense):
  Interest income....................................       5,265        4,095
  Interest expense...................................      (3,533)      (3,346)
                                                      -----------  -----------
Income before income taxes...........................       3,939       27,286
  Income taxes.......................................       6,807        9,937
                                                      -----------  -----------
Net income (loss).................................... $    (2,868) $    17,349
                                                      ===========  ===========
Per share data:
  Basic earnings (loss) per share ................... $     (0.02) $      0.14
                                                      ===========  ===========
  Diluted earnings (loss) per share ................. $     (0.02) $      0.13
                                                      ===========  ===========
  Weighted average shares............................     128,014      127,486
                                                      ===========  ===========
  Adjusted weighted average shares and assumed
   conversions.......................................     133,083      130,849
                                                      ===========  ===========


      See notes to condensed consolidated financial statements--unaudited.

                      CONCORD EFS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               Three Months
                                                                   Ended
                                                                 March 31
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                              (in thousands)
Net cash provided by operating activities................... $ 41,124  $ 19,521
Investing activities
  Acquisition of property and equipment.....................  (11,628)  (11,255)
  Securities held-to-maturity:
    Acquisition of securities...............................             (4,539)
    Proceeds from maturity of securities....................              2,944
  Securities available-for-sale:
    Acquisition of securities...............................  (48,467)  (43,795)
    Proceeds from sales of securities.......................   13,575    12,667
    Proceeds from maturity of securities....................    5,564     8,851
  Merchants contracts purchased.............................   (4,896)   (2,936)
  Other.....................................................               (928)
                                                             --------  --------
Net cash used in investing activities.......................  (45,852)  (38,991)
Financing activities
  Proceeds from sale of common stock........................    3,350       903
  Proceeds from notes payable...............................    7,000    26,275
  Repayment under credit agreement (net)....................   (4,000)   (9,000)
  Payments on notes payable.................................   (6,366)   (6,572)
                                                             --------  --------
Net cash provided by (used in) financing activities.........      (16)   11,606
                                                             --------  --------
Net decrease in cash and cash equivalents...................   (4,744)   (7,864)
Cash and cash equivalents at beginning of period............   82,029    82,592
                                                             --------  --------
Cash and cash equivalents at end of period.................. $ 77,285  $ 74,728
                                                             ========  ========

For purposes of these statements, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


     See notes to condensed consolidated financial statements--unaudited.

                       CONCORD EFS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1999

Basis of Presentation

   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Registrant's annual report on Form 10-K for the year ended December 31, 1998.

   The balance sheet at December 31, 1998 has been derived from the consolidated audited financial statements included in Exhibit 99 of the Company's Form 10-K for the year ended December 31, 1998. The balance sheet does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Restatement for Poolings

   The historical financial information presented herein has been restated to include the results of Electronic Payment Services, Inc. ("EPS") and Digital Merchant Systems of Illinois, Inc. and American Bankcard International, Inc. (jointly named "DMS"). EPS and DMS were acquired in separate pooling-of-interests transactions. In accordance with pooling-of-interests method of accounting, no adjustments have been made to the historical carrying amounts of assets and liabilities of either DMS or EPS. However, the financial information has been restated to include the operating results of DMS and EPS for all stated periods prior to the combinations.

   On February 18, 1999, the stockholders approved the Company's issuance of shares in connection with its acquisition of EPS. The Company completed the merger with EPS on February 26, 1999 by exchanging 30,064,838 shares of the Company's common stock for all of the outstanding common stock of EPS. EPS provides transaction processing services to financial institutions and retailers throughout the United States. EPS also owns and operates electronic data processing and data-capture networks that process transactions originating at ATMs and point-of-sale terminals.

   On June 30, 1998, the Company merged with DMS. DMS is an independent sales organization in the credit card industry. The Company exchanged 4,425,000 shares of its common stock for all of the outstanding common stock of DMS.

   The following table presents selected financial information, in thousands, split between the Company, EPS and DMS for the three months ended March 31, 1999 and 1998, respectively.

                                                                Three months
                                                                    ended
                                                                  March 31
                                                              ------------------
                                                                1999      1998
                                                              --------  --------
                                                                 (Unaudited)
Revenue
  Concord EFS, Inc........................................... $124,129  $ 69,632
  EPS (1)....................................................   46,105    58,399
  DMS (2)....................................................              6,635
                                                              --------  --------
                                                              $170,234  $134,666
                                                              ========  ========
Net income (loss)
  Concord EFS, Inc........................................... $ (7,782) $ 11,367
  EPS (1)....................................................    4,914     5,189
  DMS (2)....................................................                793
                                                              --------  --------
                                                              $ (2,868) $ 17,349
                                                              ========  ========

--------
(1) The 1999 amounts reflect the results of operations from January 1, 1999 through February 28, 1999. The results of operations from March 1, 1999 to March 31, 1999 are included in Concord EFS, Inc. amounts.

(2) As the acquisition of DMS was completed on June 30, 1998, the 1999 amounts are included in Concord EFS, Inc. amounts.

Stock Split

   The Board of Directors approved a three-for-two stock split on May 14, 1998. Shareholders of record as of June 1, 1998 were distributed additional shares on June 8, 1998.

Comprehensive Income

   As of January 1, 1998, the Company adopted Financial Accounting Standards Board (FASB) Statement 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

   During the first quarter of 1999 and 1998, total comprehensive income
(loss), in thousands, amounted to ($3,747) and $17,485, respectively.

Earnings (Loss) Per Share

   The following table sets forth the computation of basic and diluted earnings
(loss) per share (in thousands, except per share data):

                                                           Three Months Ended
                                                                March 31
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
      Numerator:
        Net income (loss)................................. $  (2,868) $  17,349
                                                           =========  =========
      Denominator:
        Denominator for basic earnings per share,
         weighted-average shares..........................   128,014    127,486
        Effect of dilutive securities, employee stock
         options..........................................     5,069      3,363
                                                           ---------  ---------
        Denominator for diluted earnings per share
         adjusted for weighted-average shares and assumed
         conversions......................................   133,083    130,849
                                                           =========  =========
      Basic earnings (loss) per share..................... $   (0.02) $    0.14
                                                           =========  =========
      Diluted earnings (loss) per share................... $   (0.02) $    0.13
                                                           =========  =========

   Excluding acquisition costs and restructuring charges described in Management's Discussion and Analysis of Financial Condition and Results of Operations, basic and diluted earnings per share for the first quarter 1999 was $0.19 and $0.18, respectively.

   Earnings per share and related per share data have been restated to reflect all stock splits.

Operations By Industry Segment

   In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting financial information about operating segments in annual and interim financial statements. SFAS No. 131 requires that financial information be reported on the same basis that is reported internally for evaluating segment performance and allocating resources to segments. SFAS No. 131 addresses how supplemental financial information is disclosed in annual and interim reports; therefore, its adoption in 1998 had no impact on the financial condition or operating results of the Company.

   Concord has two reportable segments: Merchant Card Services and ATM Services. Merchant Card Services include the processing of credit card transactions for all major credit card brands including VISA, MasterCard, American Express, Discover and Diners Club; the processing of debit card transactions for financial institutions issuing these and similar cards; and the provision of electronic payment services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, trucking companies and other retailers.

   ATM Services revenue consists of fee income and other surcharges charged for proprietary ATMs and processing fees for third-party ATMs. The balance of the Company's revenue is derived principally from check verification and authorization services, sales of point-of-sale terminals and payroll processing services.

   ATM Services include transactional fee income and other surcharges charged for proprietary ATMs and processing fees for third party ATMs.

   The remaining balance of the Company's revenue is derived principally from check verification and authorization services, sales of point-of-sale terminals and payroll processing services. The Company evaluates performance and allocates resources based on profit or loss from operations. Items classified as "Other" include revenue not identifiable with the two reportable segments described above and costs of operations and selling, general and administrative expenses which are not allocated to the reportable segments.

   No single customer of the Company accounts for a material portion of the Company's revenues.

   Industry segment information, in thousands, for the three months ended March 31, 1999 and 1998 is presented below:

                                     Merchant      ATM
                                   Card Services Services    Other      Total
                                   ------------- --------  ---------  ---------
Three months ended March 31, 1999
  Revenue........................    $112,326    $ 52,449  $   5,459  $ 170,234
  Cost of operations.............     (63,564)    (31,105)   (26,180)  (120,849)
  Selling, general, & administra-
   tive expenses.................                            (12,368)   (12,368)
  Acquisition costs and restruc-
   turing charges................                            (34,810)   (34,810)
  Taxes & interest, net..........                             (5,075)    (5,075)
                                     --------    --------  ---------  ---------
  Net income (loss)..............    $ 48,762    $ 21,344  $ (72,974) $  (2,868)
                                     ========    ========  =========  =========
Three months ended March 31, 1998
  Revenue........................    $ 85,203    $ 45,202  $   4,261  $ 134,666
  Cost of operations.............     (46,654)    (26,264)   (22,111)   (95,029)
  Selling, general, &
   administrative expenses.......                            (13,100)   (13,100)
  Taxes & interest, net..........                             (9,188)    (9,188)
                                     --------    --------  ---------  ---------
  Net income.....................    $ 38,549    $ 18,938  $ (40,138) $  17,349
                                     ========    ========  =========  =========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               31,659,125 Shares

                                 Concord EFS, Inc.

                                  Common Stock


                                [CONCORD LOGO]


                                   --------

                                   PROSPECTUS

                                 June 17, 1999
                                   --------

                              Salomon Smith Barney
                            William Blair & Company
                              Goldman, Sachs & Co.
                               J.P. Morgan & Co.
                         Morgan Keegan & Company, Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                            [ALTERNATE INTERNATIONAL COVER PAGE]

PROSPECTUS

                               31,659,125 Shares

                                [CONCORD LOGO]

                               Concord EFS, Inc.

                                 Common Stock

                                  ----------

   Concord EFS, Inc. is selling 2,000,000 shares of its common stock and the selling stockholders named in this prospectus are selling 29,659,125 shares of common stock for a total of 31,659,125 shares of common stock. Concord will not receive any proceeds from the sale of the shares by the selling stockholders. The underwriters named in this prospectus may purchase up to 4,748,000 additional shares of common stock from Concord under certain circumstances.

   Of the 31,659,125 shares of common stock that Concord and the selling stockholders are selling, 25,466,500 shares are being offered in the United States and Canada by a syndicate of U.S. underwriters and 6,192,625 shares are being offered concurrently outside the United States and Canada by a syndicate of international underwriters.

   The common stock is quoted on the Nasdaq National Market under the symbol "CEFT." The last reported sale price of the common stock on the Nasdaq National Market on June 17, 1999, was $33.1875 per share.

                                  ----------

   Investing in the common stock involves risks. See "Risk Factors" beginning on page 6.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ----------

                                                       Per Share     Total
                                                       --------- --------------
Public Offering Price.................................  $32.25   $1,021,006,781
Underwriting Discount.................................  $ 1.29   $   40,840,271
Proceeds to Concord (before expenses).................  $30.96   $   61,920,000
Proceeds to the Selling Stockholders (before
 expenses)............................................  $30.96   $  918,246,510

   The underwriters are offering the shares subject to various conditions. The underwriters expect to deliver the shares to purchasers on or about June 23, 1999.

                                  ----------

Salomon Smith Barney International    William Blair & Company     Goldman Sachs International
    Joint Book-Running Manager       Joint Book-Running Manager       Joint Lead Manager

      J.P. Morgan Securities Ltd.        Morgan Keegan & Company, Inc.

June 17, 1999

     [Concord logo/diagrams illustrating front-end processing and back-end settlement operations]

   You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of any of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................    1

Risk Factors..............................................................    6

Use of Proceeds...........................................................   11

Price Range of Common Stock...............................................   12

Dividend Policy...........................................................   12

Capitalization............................................................   13

Selected Consolidated Financial Data......................................   14

Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   16

Business..................................................................   24

Management................................................................   29

Principal and Selling Stockholders........................................   31

United States Federal Tax Consequences to Non-United States Holders.......   33

Underwriting..............................................................   35

Legal Matters.............................................................   39

Experts...................................................................   39

Where You Can Find More Information.......................................   39

Index to Consolidated Financial Statements................................  F-1

                               PROSPECTUS SUMMARY

   You should read the following summary with the more detailed information about us, including the information set forth under the heading "Risk Factors," and our financial statements, with their accompanying notes, that are included in this prospectus and in the documents incorporated by reference in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the underwriters do not exercise their over-allotment option.

                               Concord EFS, Inc.

   Concord EFS, Inc. is a fully integrated leading provider of electronic transaction authorization, processing, settlement and funds transfer services on a nationwide basis. We focus on marketing our services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, the trucking industry and other retailers. Our primary activity is merchant card services, in which we provide integrated electronic transaction services for credit card, debit card and electronic benefits transfer (EBT) card transactions. These transaction services include data capture, authorization and settlement services for over 400,000 point-of-sale terminals. We also provide automated teller machine (ATM) services, consisting of owning and operating the MAC(R)-branded electronic funds transfer (EFT) network and processing for approximately 35,000 ATMs nationwide, of which we own approximately 800.

   We have a bank subsidiary, EFS National Bank, which provides us with a number of competitive advantages.

  . We are a member of the credit and debit card associations and therefore do not have to pay another financial institution to sponsor us.

  . We settle our transactions directly and thus do not have to pay a third-party vendor.

  . We perform services such as automated clearing house (ACH) and wire transfer internally and therefore do not have to pay another financial institution for such services.

   In 1998 we processed approximately 3.2 billion transactions, our revenue was $634.5 million and our operating income was $136.8 million. Between 1994 and 1998, our revenue and operating income grew at compound annual rates of 25.2% and 35.0%, respectively. Over this same period, our operating profit margin expanded from 15.9% to 21.6%.

                             Investment Highlights

   We believe that the following factors are important in order to understand the growth potential of our business:

Company Factors

  . We are focused on select markets which are switching rapidly to electronic transaction processing. We believe, therefore, that our transaction volume will grow more rapidly than the overall market.

  . We are a fully integrated company providing end-to-end payment services. We believe this gives us a competitive advantage because it allows our customers to acquire from us a full set of payment services required to process transactions and allows us to price our services competitively.

  . On February 26, 1999 we acquired Electronic Payment Services, Inc., which provides credit and debit card data capture and authorization services, owns and operates the MAC(R)-branded EFT network and processes ATM transactions on behalf of financial institutions and non-financial organizations. We believe this acquisition will benefit our business in a variety of ways, including, among other things, allowing us to offer settlement services to Electronic Payment Services' customers currently provided by others.

Industry Factors

   Key industry trends include:

  . According to The Nilson Report, an independent industry newsletter, consumer usage of the five major credit cards (VISA, MasterCard, American Express, Discover and Diners Club) increased to $1,156 billion in 1998 from $498 billion in 1993, a compound annual growth rate of 18.4%.

  . According to The Nilson Report, ATM transaction volume grew at a compound annual rate of 10.4% between 1995 and 1997 to a total of 10 billion transactions.

  . According to The Nilson Report, EBT transaction volume increased from $580 million in 1994 to $4.1 billion in 1997, representing a compound annual growth rate of 91.9%.

Operating Strategy

   Our operating strategy is to:

  . focus on specific markets which are switching rapidly to electronic payment cards

  .  provide a fully integrated range of services

  .  cross-sell services to existing clients

  .  maintain a high rate of recurring revenue through customer retention

  .  access new customers

  .  maintain a low-cost operating structure

  .  provide and support a wide range of technology solutions

  .  seek selective acquisitions

                                  The Offering

   The following information regarding shares outstanding after the offering is based on the number of shares outstanding as of June 10, 1999. It does not include a total of 25,000,000 shares reserved for issuance under the Concord EFS, Inc. 1993 Incentive Stock Option Plan, as amended, and the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended. Under such plans, options for the purchase of 13,388,755 shares were outstanding as of June 10, 1999, of which options for the purchase of 6,604,530 shares were exercisable at that date. Throughout this prospectus, unless we have stated otherwise, we have assumed that the underwriters' over-allotment option for an additional 4,748,000 shares of common stock has not been exercised.

 Common stock offered:
    U.S. offering..............  25,466,500 shares
    International offering.....   6,192,625 shares
                                -----------
        Total..................  31,659,125 shares
                                -----------
 Common stock offered:
    Concord....................   2,000,000 shares
    Selling stockholders.......  29,659,125 shares
                                -----------
        Total..................  31,659,125 shares
                                -----------
 Common stock to be outstanding
  after the offering........... 130,951,981 shares

 How we will use our proceeds.. We intend to use the
                                proceeds that we will
                                receive from this
                                offering for general
                                corporate purposes,
                                including for working
                                capital, to augment our
                                equity capital in
                                accordance with the
                                guidelines of the
                                credit card
                                associations as our
                                processing transaction
                                volume increases and
                                potentially for debt
                                repayment. We will not
                                receive any of the
                                proceeds from the sale
                                of common stock by the
                                selling stockholders.

 Nasdaq National Market symbol  "CEFT"

                                  ------------

   Our principal executive offices are located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 and our telephone number is (901) 371-8000.

                                  ------------

                      SUMMARY CONSOLIDATED FINANCIAL DATA

   The summary consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those financial statements included and incorporated by reference elsewhere in this prospectus. The summary consolidated financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been derived from our consolidated financial statements audited by Ernst & Young LLP which are included in this prospectus. The summary consolidated financial data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from financial statements audited by Ernst & Young LLP which are not included in this prospectus. The summary consolidated financial data as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been derived from our unaudited condensed consolidated financial statements which are included in this prospectus. The summary consolidated financial data has been restated for all periods presented to reflect the business combination of Concord and Electronic Payment Services on February 26, 1999, which was accounted for as a pooling of interests. The summary consolidated financial data for 1998 and 1997 has also been restated to reflect our acquisition in 1998 of Digital Merchant Systems of Illinois, Inc. and American Bankcard International, Inc. which was accounted for as a pooling of interests; prior periods were not restated because the results of the acquired companies for those periods were immaterial. Net income per share has been restated for all periods presented to reflect all stock splits through December 31, 1998, as well as to conform to the requirements of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." The unaudited financial information includes all adjustments consisting of normal recurring accruals that we consider necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods reflected. The column "As Adjusted for the Offering" reflects the sale of 2,000,000 shares by Concord at the public offering price of $32.25, after deducting underwriting discounts and commissions and estimated offering expenses.

                                                                             Three Months
                                    Year Ended December 31,                 Ended March 31,
                          ------------------------------------------------ -----------------
                            1994      1995      1996      1997      1998     1998     1999
                          --------  --------  --------  --------  -------- -------- --------
                                         (in thousands)                       (unaudited)
Income Statement Data:
Revenue.................  $258,125  $295,552  $355,459  $490,030  $634,511 $134,666 $170,234
Cost of operations......   184,958   197,394   241,273   340,770   446,515   95,029  120,849
Selling, general and
 administrative
 expenses...............    32,036    47,907    42,811    50,008    51,185   13,100   12,368
Acquisition expenses and
 restructuring charges..       --        --        --        --        --       --    34,810
                          --------  --------  --------  --------  -------- -------- --------
Operating income........    41,131    50,251    71,375    99,252   136,811   26,537    2,207
Interest income
 (expense), net.........   (16,983)  (13,766)  (10,296)   (1,789)    3,703      749    1,732
                          --------  --------  --------  --------  -------- -------- --------
Income before taxes.....    24,148    36,485    61,079    97,463   140,514   27,286    3,939
Income taxes............     9,680    15,627    23,347    37,771    51,819    9,937    6,807
                          --------  --------  --------  --------  -------- -------- --------
Net income (loss).......  $ 14,468  $ 20,858  $ 37,732  $ 59,692  $ 88,695 $ 17,349 $ (2,868)
                          ========  ========  ========  ========  ======== ======== ========
Basic earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.32  $   0.47  $   0.69 $   0.14 $  (0.02)
Diluted earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.31  $   0.46  $   0.67 $   0.13 $  (0.02)
                          ========  ========  ========  ========  ======== ======== ========
Weighted average shares.   111,542   113,081   116,291   126,592   127,693  127,486  128,014
Adjusted weighted
 average shares and
 assumed conversions....   113,912   116,854   120,189   129,937   131,947  130,849  133,083
                          ========  ========  ========  ========  ======== ======== ========
Other Data:
Number of transactions
 processed (in
 millions)..............     1,427     1,694     2,065     2,549     3,203       NA       NA

                                                            As of March 31, 1999
                                                            --------------------
                                                                     As Adjusted
                                                                       for the
                                                             Actual   Offering
                                                            -------- -----------
                                                               (in thousands,
                                                                 unaudited)
Balance Sheet Data:
Working capital............................................ $290,255  $351,075
Total assets...............................................  819,637   880,457
Long-term debt, less current maturities....................  173,750   173,750
Total stockholders' equity.................................  363,049   423,869

                                  RISK FACTORS

   Before you invest in our common stock, you should be aware that there are various risks, including those described below, that could have a material adverse effect on our business, including our operating results and financial condition. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

If we lose key personnel or are unable to attract additional qualified personnel as we grow, our business could be adversely affected

   We are dependent upon the ability and experience of a number of our key management personnel who have substantial experience with our operations, the rapidly changing electronic payment processing industry and the selected markets in which we offer our services. It is possible that the loss of the services of one or a combination of our senior executives or key managers would have an adverse effect on our operations. Our success also depends on our ability to continue to attract, manage and retain other qualified middle management and technical and clerical personnel as we grow. We cannot assure you that we will continue to attract or retain such personnel. See "Business-- Employees."

If we are unsuccessful in fully integrating the operations of Electronic Payment Services, our financial condition and operating results could be adversely affected

   We cannot assure you that we will be able to integrate the operations of Electronic Payment Services without encountering difficulties or experiencing the loss of key Electronic Payment Services employees or customers, or that the benefits expected from such integration will be realized. If we are unsuccessful in fully integrating the operations of Electronic Payment Services, our financial condition and operating results could be adversely affected. See "Business--Acquisition of Electronic Payment Services."

Changes in card association rules could adversely affect our business

   EFS National Bank is a member of the VISA and MasterCard organizations and is a registered processor of Discover, American Express and Diners Club transactions. The rules of the credit card associations are set by member banks or, in the case of Discover, American Express and Diners Club, by the card issuers, and some of those banks and issuers are our competitors in the provision of transaction processing services. Further, with respect to our EBT business, the governmental issuers of the benefits set the rules and the financial institutions or processors hired by the government administer them. It is possible that the rules relating to our credit card, debit or EBT operations will be changed or administered in such a way as to adversely affect our operations.

Changes in card association fees could increase our costs

   From time to time, VISA, MasterCard, Discover, American Express and Diners Club increase the organization and/or processing fees (known as interchange fees) that they charge. For example, in April 1999 VISA and MasterCard increased their fees by up to 10%, which was the largest increase in recent years. Most of our agreements with merchant customers permit fee increases to us to be passed on to the merchants. However, it is possible that competitive pressures will result in our absorbing a portion of such increases in the future, which would increase our operating costs and reduce our profit margin.

Revenue growth in ATM processing could slow because of restrictions on surcharging or a decline in the deployment of ATMs

   Revenue from "convenience fees" or "surcharges" imposed by owners of ATMs, including Concord, has been a significant factor in the recent growth in our ATM processing business since such fees have encouraged ATM owners to deploy additional terminals. There have been initiatives at both the federal and state levels to limit surcharges although restrictions have been implemented in only a limited number of jurisdictions to date. To the extent that ATM deployment declines due to the enactment of statutory restrictions on surcharges, fewer favorable retail ATM locations being available or other factors, demand for our ATM processing services may not continue to grow at recent rates or may decline.

We are dependent on our VISA and MasterCard registrations

   We are registered with VISA and MasterCard as a certified processor and a member. In order to be designated as a certified processor with VISA and MasterCard and to be a member, we must continue to adhere to the standards of the VISA and MasterCard credit card associations. These standards are set by the respective member financial institutions of VISA and MasterCard, some of which are our competitors. In the event we fail to comply with these standards, our designation as a certified processor or status as a member could be suspended or terminated. We cannot assure you that VISA and MasterCard will maintain our registrations or that the current VISA and MasterCard rules allowing us to market and provide transaction processing services will remain in effect. The termination of our member registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have an adverse effect on our ability to operate and our financial performance.

We are subject to the credit risk of our merchant customers

   In the event a billing dispute between a credit card holder and a merchant is not resolved in favor of the merchant, the transaction is charged back to the merchant, and the purchase price is refunded to the cardholder. If that merchant files for bankruptcy or is otherwise unable or unwilling to pay, we must bear the credit risk for the full transaction amount. We cannot assure you that chargebacks will not increase in the future. Increases in chargebacks that are not paid by merchants could have an adverse effect on our financial condition and operating results.

We may be susceptible to fraud occurring at the merchant level

   Merchant fraud includes recording false sales transactions or false credits by the merchant or its customers. We attempt to minimize our exposure to merchant fraud risk by conducting a credit review of a prospective merchant and monitoring the merchant's practices on an ongoing basis. We are also able to suspend a merchant's daily settlement if we suspect fraudulent activity. Nonetheless, under some circumstances we bear the risk of incidents of merchant fraud. It is possible that incidents of merchant fraud could increase in the future. Increased incidents of merchant fraud could have an adverse effect on our financial condition and operating results.

Any significant Year 2000 code problem which arises, if not managed appropriately by us, our vendors, our customers, the networks or any other entities with which we interface, could have an adverse effect on our business

   The Year 2000 issue generally describes the various problems that may result from the improper processing of dates and date-sensitive transactions by computers and other equipment as a result of computer hardware and software using two digits to identify the year in a date. The failure to properly process dates could result in network and system failures or miscalculations causing disruptions in operations including, among other things, a temporary inability to process transactions, send invoices or engage in other routine business activities. A failure of our customers or vendors, particularly telecommunications carriers, to cause their software and systems to be Year 2000 compliant could have a material adverse effect on us and on our ability to meet our obligations. Until the Year 2000 occurs, we will not know for sure that all systems will then function adequately. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issues."

We face significant and increasing competition in each of our lines of business

   The market for credit, debit and EBT card transaction processing services is highly competitive. The level of competition has increased significantly in recent years and this trend is expected to continue. Management estimates that the three largest credit and debit card processors account for roughly 50% of the total credit and debit card sales volume and that a single competitor accounts for well in excess of 50% of the total dollar volume of payment transaction processing for the trucking industry. Another single competitor accounts for in excess of 50% of the total dollar volume of check verifications. In addition, competitors to our MAC(R) network, which consist of other national and regional ATM networks, continue to consolidate as large banks merge and combine their ATM networks and shared ATM networks continue to combine into larger super-regional conglomerates. The continued expansion of the national debit networks operated by VISA and MasterCard also places increasing competitive pressure on other networks as banks seek to consolidate their network affiliations. Several of our competitors and potential competitors have greater capital, management, marketing and technological resources than we have, and we cannot assure you that we will continue to be able to compete successfully with such entities. In addition, increased competitive pricing pressures, including a possible reduction in transaction fees charged as a result of any increase in competition, would adversely affect our margins and may have an adverse effect on our financial condition and results of operations. See "Business--Competition."

We could lose network service business if a new VISA debit card product is successful

   In 1998, VISA announced the introduction of an on-line debit card product, VISA Check Card II, that would compete with other on-line debit cards but would bear a higher card issuer reimbursement fee than is provided by most other networks, including the MAC(R) network we operate. The significant increase in the issuer reimbursement fee may act as an incentive for bank debit card issuers to issue the VISA Check Card II. Further, as proposed, the VISA product would not permit some competing network brands, such as MAC(R), to also appear on the card. If VISA successfully induces banks to issue this card in replacement of debit cards participating in the MAC(R) network, we could experience a loss of network service business.

Loss of key customers could reduce our revenue and net income

   Like our competitors and as a result of our competitive business environment, we experience some turnover of customers. Attrition is due to several factors, including business closures and losses to competitors. Our contracts for credit and debit card and/or ATM processing services typically have terms of two to five years duration and renew automatically for successive one-year terms unless expressly terminated. However, we cannot assure you that any of these contracts will be allowed to renew or, if renewed, continued upon favorable terms. If they are not renewed, it will be unlikely that we would be able to reduce our costs in proportion to the lost revenue because many of our costs are fixed. Increased attrition could have an adverse effect on our revenue and net income.

Continued consolidation in the banking and retail industries could adversely affect our growth

  . Our ATM processing services business could be adversely affected. As banks consolidate, our ability to successfully offer our ATM processing services will depend in part on whether the institutions that survive those consolidations are willing to outsource their ATM processing to third-party vendors like us, and whether those institutions have pre-existing relationships with any of our competitors. With respect to network services, larger institutions with more geographically dispersed customer bases may wish to consolidate their network participation with fewer networks having the broadest geographic coverage and best service offerings. As regional networks continue to consolidate, we may lose network business if we are unable to continue to offer a range of products that is competitive in terms of geographic distribution as well as quality and breadth of service.

  . We could lose customers and fee revenue could decrease. Continued consolidation in the retail industry, which makes up a substantial portion of our customer base, could impede our ability to grow as the survivors of such consolidation may have relationships with competitors or may be more interested in pursuing internal processing options due to their increased scale. Larger merchants with larger transaction volumes may also demand lower fees which could result in lower revenue for us.

Risks related to acquisitions

   Since the beginning of 1998 we have completed three acquisitions. Through these acquisitions and our other investments we have expanded our sales force and strengthened our breadth of service offerings. We expect to continue to seek selective acquisitions as an element of our growth strategy. It is possible that recent or future acquisitions could have an adverse effect upon our operating results, particularly in the fiscal quarters immediately following the completion of such transactions, while the operations of the acquired entities are being integrated into our operations. Acquisitions involve risks that could cause our actual growth to differ from our expectations. For example:

  . We may not be able to continue to identify suitable acquisition candidates or to complete acquisitions on favorable terms.

  . We may not be able to successfully integrate acquired businesses in a timely manner. We may also incur substantial costs, delays or other operational or financial problems during the integration process and our operating results could be adversely affected during the integration process.

  .  We could incur additional indebtedness to finance acquisitions.

Changes in rules and regulations governing financial institutions could limit our business

   We are a bank holding company subject to regulation under the Bank Holding Company Act of 1956 and to regulation by the Board of Governors of the Federal Reserve System (Federal Reserve). EFS National Bank is a national banking association established under the National Bank Act and is subject to regulation by the Office of the Comptroller of the Currency as well as the Federal Reserve. EFS Federal Savings Bank operates under the Home Owners' Loan Act and the rules of the Office of Thrift Supervision, which has primary regulatory and supervisory jurisdiction over it. The Federal Deposit Insurance Corporation insures the domestic deposits of both banks. The restrictions imposed by these and other laws governing the activities of national banks, savings banks and their holding companies and related regulations and restrictions imposed by these regulatory agencies limit our discretion and the discretion of EFS National Bank, EFS Federal Savings Bank and their affiliates in operating their businesses. These limitations include restrictions on:

  .  engaging in non-bank-related activities

  .  non-bank mergers and acquisitions

  .  dividends by banking entities

  .  intercompany transactions

   Material changes in applicable federal or state regulation of financial institutions could increase our operating costs, change the competitive environment or otherwise adversely affect us. We cannot assure you that these laws and regulations will not be amended, or interpreted differently by regulatory authorities, or that new laws and regulations will not be adopted, which could adversely affect our operations, financial condition and prospects. Furthermore, we are subject to the rules and regulations of the various credit card and debit card associations and networks which, among other things, prescribe capital requirements.

We must remain current with rapid technological change

   Our ability to provide services is heavily dependent upon our use of and access to computing and telecommunications technology. The transaction payment processing business has been characterized by rapid technological change, and our business has benefited from our ability to offer processing and payment services in line with the most recent technological improvements. We are committed to maintain our ability to customize processing and payment services to a wide variety of merchant electronic payment equipment, communication protocols, new technologies and customer processing needs. We cannot assure you, however, that we will be able to continue to incorporate new developments in payment processing technology, or that the costs involved in doing so will not be substantial.

We are dependent on third-party vendors for our operations

   Our processing services are dependent upon long-distance and local telecommunications carriers and access to telecommunications facilities on a 24-hour basis. Telecommunications facilities are susceptible to interruption by natural disasters. Although we maintain a disaster response plan which we consider adequate and which we regularly review, and although we have operated following natural disasters in the past without interruption of our processing services, it is possible that a natural disaster could cause extensive or long-term damage that interrupts our processing services or causes us to incur substantial additional expense to avoid interruption of services, either of which could have an adverse effect on our operations and financial condition.

If additional state taxes are imposed on us, our financial condition and results of operations could be adversely affected

   Transaction processing companies like us may be subject to state taxation of certain portions of their fees charged to customers for their services. Application of this tax is an ongoing issue in the industry and the states have not yet adopted uniform guidelines implementing these regulations. If we are required to pay these taxes and are unable to pass this tax expense through to our customers, our financial condition and results of operations could be adversely affected.

Shares eligible for future sale could adversely affect the market price of our common stock

   Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the prevailing market price of the common stock and could impair Concord's ability to raise additional equity capital in the future. Upon completion of this offering, Concord will have 130,951,981 shares of common stock outstanding (based on outstanding shares as of June 10, 1999, assuming the underwriters do not exercise their over-allotment option and excluding 13,388,755 shares issuable upon exercise of options outstanding as of June 10, 1999). Of these shares, 122,206,764 shares (assuming the selling stockholders sell all of their 29,659,125 shares offered in this offering) will be freely tradable without restriction or further registration under the Securities Act of 1933 unless purchased by affiliates of Concord, as that term is defined in Rule 144 under the Securities Act.

   Of the remaining shares, approximately 4,425,000 shares were issued in connection with our acquisition of Digital Merchant Systems and American Bankcard International to the sole stockholder of those entities without registration under the Securities Act and are thus restricted shares as that term is defined in Rule 144. We have previously registered those shares for resale to the public. That person has not sold any of his shares under such registration and has agreed that, during the period beginning from May 10, 1999 and continuing to and including the date 90 days after the date of this prospectus, he will not, subject to limited exceptions, offer, sell or otherwise dispose of those shares without the prior written consent of Salomon Smith Barney. After the expiration of the lock-up period, those shares may be resold freely to the public. An additional 4,320,217 shares are held by directors and executive officers of Concord who have also agreed not to sell these shares for 90 days after the date of this prospectus. Following the expiration of the lock-up period, these shares will be eligible for sale in the public market subject to compliance with the volume limitations and other conditions of

Rule 144 applicable to securities held by affiliates. In addition, each of the selling stockholders has agreed not to sell or distribute any shares of our common stock except under this offering within seven days prior to, or 90 days after, the date of this prospectus. See "Underwriting."

   Furthermore, an additional 23,586,944 shares that may be issued in the future upon exercise of options granted and to be granted under our stock option plans have been registered under the Securities Act and therefore will be freely tradable when issued (subject to the volume limitations and other conditions of Rule 144 in the case of shares to be sold by affiliates of Concord). Options for the purchase of 13,388,755 shares were outstanding as of June 10, 1999, of which options for 6,604,530 shares were exercisable at that date. Of these exercisable options, 4,362,080 shares are covered by the lock-up period referred to above.

The price of our common stock could be volatile

   In recent years, there has been and may continue to be significant volatility in the market price for our common stock, and there can be no assurance that an active market for our common stock can be sustained. See "Price Range of Common Stock." Factors such as changes in quarterly operating results, the gain or loss of significant contracts, the entry of new competitors into our markets, changes in management, announcements of technological innovations or new products by us or our competitors, and general events and circumstances beyond our control could have a significant impact on the future market price of our common stock and the relative volatility of such market price. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business.

Forward-looking statements

   This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, including those set forth in this section and the following sections of this prospectus:

  .  ""Prospectus Summary--Investment Highlights"

  . ""Management's Discussion and Analysis of Financial Condition and Results of Operations"

  .  ""Business--Strategy" and "--Competition"

These forward-looking statements involve substantial risks and uncertainties which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995.

   Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                USE OF PROCEEDS

   We will not receive any of the proceeds from the sale of common stock by the selling stockholders. The net proceeds to Concord from the sale of 2,000,000 shares of common stock in this offering at the public offering price of $32.25 per share are estimated to be approximately $60.8 million, or $207.8 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and estimated offering expenses payable by Concord. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, to augment our equity capital as our processing transaction volume increases and potentially for debt repayment. Pending application of the proceeds to the uses we have specified above, we intend to invest the net proceeds of the offering in various securities, including those issued by the United States government, its agencies and instrumentalities and/or interest-bearing obligations of states and municipalities.

                          PRICE RANGE OF COMMON STOCK

   Our common stock is traded on the Nasdaq National Market under the symbol "CEFT." The table below sets forth, for the periods presented, the range of high and low sales prices for our common stock as reported on the Nasdaq National Market.

                                                            Common Stock Price
                                                            -------------------
                                                              High       Low
                                                            --------- ---------
      Year ended December 31, 1997:
        First Quarter...................................... $   19.33 $   12.50
        Second Quarter.....................................     17.92     10.83
        Third Quarter......................................     20.00     17.17
        Fourth Quarter.....................................     21.75     14.00
      Year ended December 31, 1998:
        First Quarter......................................     23.44     13.31
        Second Quarter.....................................     26.50     19.00
        Third Quarter......................................     28.25     19.38
        Fourth Quarter.....................................     42.38     19.00
      Year ending December 31, 1999:
        First Quarter......................................     41.94     25.38
        Second Quarter (through June 17, 1999).............     37.63     28.19

   On June 17, 1999, the closing price of our common stock as reported on the Nasdaq National Market was $33.1875 per share. As of March 31, 1999, we had approximately 337 holders of record of common stock.

                                DIVIDEND POLICY

   We have never paid cash dividends on our capital stock. It is our present policy to retain earnings to finance our operations and growth, and we do not expect to pay dividends in the foreseeable future.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of March 31, 1999 and as adjusted to reflect the sale of common stock offered by us in this offering at the public offering price of $32.25, after deducting underwriting commissions and estimated offering expenses payable by us. At our annual stockholders meeting which was held on May 20, 1999, our stockholders voted in favor of increasing the authorized number of shares of our common stock from 200 million shares to 500 million shares. You should read this information in conjunction with our consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

                                                           As of March 31, 1999
                                                           --------------------
                                                                    As Adjusted
                                                                      for the
                                                            Actual   Offering
                                                           -------- -----------
                                                              (in thousands)
Short-term borrowings, including current portion of long-
 term debt................................................ $ 42,000  $ 42,000
                                                           ========  ========
Long-term debt............................................ $173,750  $173,750
Stockholders' equity:
  Common Stock, $0.33 1/3 par value per share, 200,000
   shares authorized; 128,330 shares issued and
   outstanding, actual; 130,330 shares issued and
   outstanding, as adjusted...............................   42,777    43,444
  Additional paid-in capital..............................   61,388   121,541
  Retained earnings and accumulated other comprehensive
   income.................................................  258,884   258,884
                                                           --------  --------
    Total stockholders' equity............................  363,049   423,869
                                                           --------  --------
      Total capitalization................................ $536,799  $597,619
                                                           ========  ========

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes to those financial statements included and incorporated by reference elsewhere in this prospectus. The selected consolidated financial data as of December 31, 1997 and 1998 and for the years ended December 31, 1996, 1997 and 1998 have been derived from our consolidated financial statements audited by Ernst & Young LLP, which are included in this prospectus. The selected consolidated financial data as of December 31, 1994, 1995 and 1996 and for the years ended December 31, 1994 and 1995 have been derived from financial statements audited by Ernst & Young LLP, which are not included in this prospectus. The selected consolidated financial data as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been derived from our unaudited condensed consolidated financial statements which are included in this prospectus. The selected consolidated financial data has been restated for all periods presented to reflect the business combination of Concord and Electronic Payment Services on February 26, 1999, which was accounted for as a pooling of interests. The selected consolidated financial data for 1998 and 1997 has also been restated to reflect our acquisition in 1998 of Digital Merchant Systems and American Bankcard International which was accounted for as a pooling of interests; prior periods were not restated because the results of the acquired companies for those periods were immaterial. Net income per share has been restated for all periods presented to reflect all stock splits through December 31, 1998, as well as to conform to the requirements of Financial Accounting Standards Board Statement No. 128, "Earnings Per Share." The unaudited financial information includes all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our consolidated financial position and consolidated results of operations for the periods reflected.

                                                                           Three Months Ended
                                    Year Ended December 31,                     March 31,
                          ------------------------------------------------ -------------------
                            1994      1995      1996      1997      1998     1998      1999
                          --------  --------  --------  --------  -------- --------- ---------
                                         (in thousands)                        (unaudited)
Income Statement Data:
Revenue.................  $258,125  $295,552  $355,459  $490,030  $634,511 $ 134,666 $ 170,234
Cost of operations......   184,958   197,394   241,273   340,770   446,515    95,029   120,849
Selling, general and
 administrative
 expenses...............    32,036    47,907    42,811    50,008    51,185    13,100    12,368
Acquisition expenses and
 restructuring charges..       --        --        --        --        --        --     34,810
                          --------  --------  --------  --------  -------- --------- ---------
Operating income........    41,131    50,251    71,375    99,252   136,811    26,537     2,207
Interest income
 (expense), net.........   (16,983)  (13,766)  (10,296)   (1,789)    3,703       749     1,732
                          --------  --------  --------  --------  -------- --------- ---------
Income before taxes.....    24,148    36,485    61,079    97,463   140,514    27,286     3,939
Income taxes............     9,680    15,627    23,347    37,771    51,819     9,937     6,807
                          --------  --------  --------  --------  -------- --------- ---------
Net income (loss).......  $ 14,468  $ 20,858  $ 37,732  $ 59,692  $ 88,695 $  17,349 $  (2,868)
                          ========  ========  ========  ========  ======== ========= =========
Basic earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.32  $   0.47  $   0.69 $    0.14 $   (0.02)
Diluted earnings (loss)
 per share..............  $   0.13  $   0.18  $   0.31  $   0.46  $   0.67 $    0.13 $   (0.02)
                          ========  ========  ========  ========  ======== ========= =========
Weighted average shares.   111,542   113,081   116,291   126,592   127,693   127,486   128,014
Adjusted weighted
 average shares and
 assumed conversions....   113,912   116,854   120,189   129,937   131,947   130,849   133,083
                          ========  ========  ========  ========  ======== ========= =========
Other Data:
Number of transactions
 processed (in
 millions)..............     1,427     1,694     2,065     2,549     3,203        NA        NA

                                      As of December 31,                  As of
                         ---------------------------------------------  March 31,
                           1994      1995     1996     1997     1998      1999
                         --------  -------- -------- -------- -------- -----------
                                        (in thousands)                 (unaudited)
Balance Sheet Data:
Working capital......... $(33,519) $ 32,911 $ 69,860 $148,987 $285,826  $290,255
Total assets............  314,366   396,144  554,462  619,196  784,118   819,637
Long-term debt, less
 current maturities.....  201,371   175,978  150,561  153,329  173,000   173,750
Total stockholders'
 equity (deficiency)....  (73,450)   45,339  182,126  260,544  360,535   363,049

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion together with our consolidated financial statements and the notes to those financial statements which are attached to this prospectus. The following discussion reflects the business combination of Concord and Electronic Payment Services on February 26, 1999 which was accounted for as a pooling of interests. This prospectus contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors." In addition to the other information in this prospectus, you should carefully consider the following discussion and the information set forth under "Risk Factors" in evaluating us and our business before purchasing our common stock in this offering.

Overview

   Concord EFS, Inc. is a fully integrated leading provider of electronic transaction authorization, processing, settlement and funds transfer services on a nationwide basis. We focus on marketing our services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, the trucking industry and other retailers. Our primary activity is merchant card services, in which we provide integrated electronic transaction services for credit card, debit card and EBT card transactions. These transaction services include data capture, authorization and settlement services for over 400,000 point-of-sale terminals. We also provide ATM services, consisting of owning and operating the MAC(R)-branded EFT network and processing for approximately 35,000 ATMs nationwide, of which we own approximately 800.

   On June 30, 1998, we completed a merger with Digital Merchant Systems and American Bankcard International, which are independent sales organizations for the transaction processing industry. The merger was accounted for as a pooling of interests in which we exchanged approximately 4.4 million of our shares for all of the outstanding common stock of Digital Merchant Systems and American Bankcard International. The financial statements of these acquired companies prior to January 1, 1997 were immaterial for restatement; accordingly, the results of these companies affected only our 1997 and 1998 financial statements. See our consolidated financial statements and the notes to those financial statements included in this prospectus.

   On February 26, 1999 we completed our acquisition of Electronic Payment Services, a company which provides transaction processing services to financial institutions and retailers throughout the United States. See "Business--Acquisition of Electronic Payment Services, Inc." The acquisition was accounted for as a pooling of interests in which we exchanged 30.1 million of our shares for all of the outstanding common stock of Electronic Payment Services. We incurred $34.8 million of expenses related to the acquisition in the first quarter of 1999. These expenses included communication conversion costs, advisory fees and asset write-offs. Management continues to review potential operational synergies from the acquisition, such as duplicate facilities, computer hardware and software and other contractual relationships. See our consolidated financial statements and the notes to those financial statements included in this prospectus.

Components of Revenue and Expenses

   The substantial majority of our revenue (66.7% in 1998 and 63.5% in 1997) is generated from fee income related to merchant card services. These services include:

  . the processing of credit card transactions for all major credit card brands including VISA, MasterCard, American Express, Discover and Diners Club;

   . the processing of debit card transactions for financial institutions issuing these and similar cards; and

  . the provision of electronic payment services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, trucking companies and other retailers.

   Revenue from merchant card services includes primarily discount fees charged to merchants, which are a percentage of the dollar amount of each credit card transaction we process, as well as a flat fee per transaction. The discount fee is negotiated with each merchant and typically constitutes a bundled rate for the transaction authorization, processing, settlement and funds transfer services we provide. This revenue and fees from other transactions are recognized at the time the merchants' transactions are processed.

   The other principal component of our revenue derives from ATM services (approximately 31.3% in 1998 and 34.0% in 1997). ATM services revenue consists of fee income and other surcharges charged for proprietary ATMs and processing fees for third party ATMs. The balance of our revenue is derived principally from check verification and authorization services, sales of point-of-sale terminals and payroll processing services.

   The following table is a listing of revenue by service type for the periods indicated:

                                                                 Three Months
                                     Year Ended December 31,   Ended March 31,
                                    -------------------------- ----------------
                                      1996     1997     1998    1998     1999
                                    -------- -------- -------- ------- --------
                                                  (in thousands)
   Merchant card services.......... $207,211 $311,167 $423,267 $85,203 $112,326
   ATM services....................  135,507  166,841  198,398  45,202   52,449
   Other...........................   12,741   12,022   12,846   4,261    5,459

   Cost of operations includes all costs directly attributable to our provision of services to our customers. The most significant component of cost of operations is interchange and assessment fees, which are amounts charged by the credit and debit card associations. Interchange and assessment fees are billed primarily as a percentage of dollar volume processed and, to a lesser extent, as a per-transaction fee. Cost of operations also includes telecommunications costs, occupancy costs, depreciation, the cost of equipment leased and sold, the cost of operating our MAC(R) network and other miscellaneous merchant supplies and services expenses.

   Our selling, general and administrative expenses include salaries and wages and other general administrative expenses (including certain amortization costs).

Results of Operations

   The following table sets forth for the periods indicated the percentage of revenue represented by certain items on our consolidated statement of income.

                                                              Three Months
                                  Year Ended December 31,    Ended March 31,
                                  -------------------------  ----------------
                                   1996     1997     1998     1998     1999
                                  -------  -------  -------  -------  -------
   Revenue.......................   100.0%   100.0%   100.0%   100.0%   100.0%
   Cost of operations............    67.9     69.5     70.4     70.6     71.0
   Selling, general and
    administrative expenses......    12.0     10.2      8.1      9.7      7.3
   Acquisition expenses and
    restructuring charges........     --       --       --       --      20.4
                                  -------  -------  -------  -------  -------
   Operating income..............    20.1     20.3     21.5     19.7      1.3
   Interest income (expense),
    net..........................    (2.9)    (0.4)     0.6      0.6      1.0
                                  -------  -------  -------  -------  -------
   Income before taxes...........    17.2     19.9     22.1     20.3      2.3
   Income taxes..................     6.6      7.7      8.2      7.4      4.0
                                  -------  -------  -------  -------  -------
   Net income (loss).............    10.6%    12.2%    14.0%    12.9%    (1.7%)
                                  =======  =======  =======  =======  =======

First Quarter 1999 Compared to First Quarter 1998

   Revenue increased 26.4% to $170.2 million in the first quarter of 1999 from $134.7 million in the first quarter of 1998. Of first quarter 1999 revenue, merchant card services, ATM services and other services accounted for 66.0%, 30.8% and 3.2%, respectively. Revenue from merchant card services increased 31.8%, due primarily to increased transactional volumes. Increased volumes resulted from the addition of new merchants, the widening acceptance of debit and EBT card transactions at new and existing merchants and higher credit card transaction processing fees. The increase in fees was a pass-through to customers of higher interchange processing fees that were assessed by the credit card associations in April 1998. ATM services revenue increased 16.0%; the placement of new ATMs, new ATM processing customers and increases in transactional volumes accounted for the increase. Other revenue increased 28.1% due to increased terminal sales primarily to our new merchants.

   Cost of operations increased in the first quarter of 1999 to 71.0% of revenue compared to 70.6% in the first quarter of 1998. While credit card association interchange fees and certain other operating expenses were higher as a percentage of revenue in the first quarter of 1999 than in the first quarter of 1998, this was largely offset by a decrease, as a percentage of revenue, in payroll expenses.

   Excluding the acquisition expenses, restructuring charges and related tax items, net income, as a percentage of revenue, increased to 14.1% in the first quarter of 1999 compared to 12.9% in first quarter of 1998. The primary factor in this increase was that selling, general and administrative expenses decreased from $13.1 million or 9.7% of revenue in the first quarter of 1998 to $12.4 million or 7.3% of revenue in 1999 due to certain non-recurring expenses in the first quarter of 1998, as well as a decrease in personnel-related costs in the first quarter of 1999.

   Net loss as a percentage of revenue was (1.7)% in the first quarter of 1999. Net income as a percentage of revenue was 12.9% in the first quarter of 1998. The primary factor in the change was the acquisition expenses and restructuring charges incurred in the first quarter of 1999 in connection with the acquisition of Electronic Payment Services. The total pre-tax charges were $34.8 million, as summarized below:

      Acquisition-related expenses........................................ $10.5
      Communication conversion costs .....................................  12.4
      Asset write-offs ...................................................   8.2
      Off-line debit conversion...........................................   2.8
      Severance and other.................................................   0.9
                                                                           -----
                                                                           $34.8
                                                                           =====

   Acquisition-related expenses were $10.5 million, consisting primarily of investment banking fees, as well as legal, accounting, registration and other fees and expenses.

   In order to create a single communication infrastructure for our transaction processing businesses, we adopted a plan to convert Electronic Payment Services' communication network to Concord's. As the plan is implemented over the course of the next year, we expect to achieve operational and cost efficiencies. The accrual for the plan of conversion was $12.4 million.

   We incurred asset write-offs of $8.2 million. For competitive reasons, we have deemphasized certain geographic areas of the MAC(R) network, causing impairment to the related intangible assets of approximately $2.8 million. After review of certain Electronic Payment Services' customer lists and the undiscounted cash flows estimated to be generated by the related intangible assets, we recognized an impairment loss of approximately $3.6 million. The remainder of the write-off was for assets that are no longer used or supported under revised marketing and business plans.

   Electronic Payment Services currently uses a third-party bank for its off-line debit processing. During the quarter, we adopted a plan to take this process in-house and we accrued the related restructuring charges of $2.8 million.

   In addition to the pre-tax charges, we incurred a tax component write-off of $1.3 million for impaired state tax net operating losses of Electronic Payment Services. Combined with the non-tax deductibility of certain acquisition costs, these items increased the effective tax rate in the first quarter of 1999.

Calendar 1998 Compared to Calendar 1997

   Revenue increased 29.5% to $634.5 million in 1998 from $490.0 million in 1997. Merchant card services, ATM services and other services accounted for 66.7%, 31.3% and 2.0%, respectively, of 1998 revenue. Revenue from merchant card services increased 36.0%, due primarily to increased transactional volumes. Increased volumes resulted from the addition of new merchants and the widening acceptance of debit and EBT card transactions at new and existing merchants. Higher credit card transaction processing fees also contributed to the increase in revenue. The increase in fees was a pass-through of higher interchange fees that we were assessed by the credit card associations. ATM services revenue increased 18.9%; the placement of new ATMs, new ATM processing customers and increases in transactional volumes accounted for the increase. Other revenue increased 6.9% in 1998.

   Cost of operations increased in 1998 to 70.4% of revenue compared to 69.5% in the prior year. While credit card association interchange fees were higher as a percentage of revenue in 1998 than in 1997, this was largely offset by a decrease, as a percentage of revenue, in payroll expenses, depreciation and amortization and other operating expenses.

   Net income as a percentage of revenue increased in 1998 to 14.0% from 12.2% in the prior year. The primary component of the net margin improvement was due to selling, general and administrative expenses increasing only 2.4% from $50.0 million in 1997 to $51.2 million in 1998. As a result of the slower growth rate in these expenses, they were 8.1% of revenue in 1998 versus 10.2% in 1997.

   A second component of the net margin improvement was the combination of net interest income (expense) and income taxes. Net interest income increased to $3.7 million in 1998 from a net interest expense of $1.8 million in 1997. This resulted from an increase in our average investment securities portfolio, to $227.8 million in 1998 from $154.2 million in 1997, partially offset by an increase in our average total debt to $63.0 million in 1998 from $13.2 million in 1997. The increases were related, since we incurred $45.0 million in new debt, primarily notes payable to the Federal Home Loan Bank, to pay down $25.7 million of higher rate debt and purchase higher yielding investment securities. We also increased our allocation of municipal investment securities within the investment portfolio to 41.0% at year-end 1998 from 18.0% at year-end 1997. Municipal investment securities are generally tax-exempt for federal income tax purposes and have lower interest rates than taxable investment securities. This largely explains the decrease in our overall effective tax rate to 36.9% in 1998 from 38.8% in 1997.

Calendar 1997 Compared to Calendar 1996

   Revenue increased 37.9% to $490.0 million in 1997 from $355.5 million in 1996. Merchant card services, ATM services and other services accounted for 63.5%, 34.0% and 2.5%, respectively, of 1997 revenue. Merchant card services revenue increased 50.2% in 1997, due primarily to increased transactional volumes. Increased volumes resulted from the addition of new merchants and increased credit and debit card usage at existing merchants. ATM services revenue increased 23.1% in 1997 over 1996 due to an increase in the number of ATMs for which we are the transaction processor and an increase in the application of surcharges in ATM transactions. Other revenue decreased 5.6%.

   Costs of operations increased to $340.8 million or 69.5% of revenue in 1997 compared to $241.3 million or 67.9% of revenue in 1996. The margin increase was due primarily to the inclusion of the expenses of Digital Merchant Systems and American Bankcard International, which had been immaterial in 1996. Selling, general and administrative expenses were $50.0 million in 1997 compared to $42.8 million in 1996 as we grew our transaction processing business. They nonetheless decreased as a percentage of revenue to 10.2% in 1997 from 12.0% in 1996. Net interest expense decreased to $1.8 million in 1997 from $10.3 million in 1996. This resulted from an increase in our average investment securities portfolio to $154.2 million in 1997 from $51.9 million in 1996, only partially offset by increased interest expense resulting from an increase in average total debt to $13.2 million in 1997 from $1.2 million in 1996. Our overall effective tax rate remained relatively constant. These were the primary factors for the increase in net income as a percentage of revenue to 12.2% in 1997 from 10.6% in 1996.

Liquidity and Capital Resources

   We have consistently generated significant resources from operating activities. In 1998, 1997 and 1996 operating activities generated cash of $167.6 million, $79.6 million, and $139.4 million, respectively. Cash generated from operating activities can vary due to fluctuations in accounts receivable and accounts payable balances which are impacted by increases in settlement volume from one year to the next, as well as the timing of settlements. For example, a one day timing issue amounted to a difference of $35.1 million between 1996 and 1997.

   We generally hold a significant amount of cash and securities because of the equity requirements of the credit card associations which are calculated on settlement dollar volume and because of the liquidity requirements associated with conducting settlement operations and owning ATM machines. During fiscal 1998, we invested approximately $93.6 million in securities, net of sales and maturities, and $65.2 million in capital expenditures, which were primarily for communications equipment, point-of-sale terminals, new computer equipment and capitalized software. Depending on the growth of our business, we currently expect our capital expenditures in 1999 to be somewhat lower than 1998.

   In addition to net cash provided by operating activities, we have financed ourselves historically through issuances of equity, the exercise of stock options and borrowings. We issued 3.45 million shares of common stock in October 1996 and received proceeds of $87.7 million. Of those proceeds, $30 million was contributed to EFS National Bank in order for it to remain in compliance with the guidelines of credit card associations as its processing transaction volume increased in 1997 and 1998.

   Stock issued upon exercises of options under Concord's incentive stock option plan provided $6.6 million of additional capital in 1998. Although we cannot estimate the timing or amount of future cash flows from the exercise of stock options, we expect this to continue to be a source of funds.

   We have lines of credit with financial institutions totaling $60 million. As of March 31, 1999 and 1998, $17 million and $20 million, respectively, were outstanding on our lines of credit. As of March 31, 1999, we had $80 million of notes payable outstanding to the Federal Home Loan Bank. We also have a note payable to a former stockholder of Electronic Payment Services, of which $118.75 million remained due as of March 31, 1999, to be paid in equal quarterly installments of $6.25 million through 2003. For a further discussion of our debt financing, see Note F to the consolidated financial statements included in this prospectus. As of March 31, 1999, we held securities with a market value of approximately $229.8 million that are available for operating needs or as collateral to obtain additional short-term financing, if needed.

   We believe that our available credit and cash generated by operations are adequate to meet our capital and operating needs.

Effects of Inflation

   Our assets are primarily monetary, consisting of cash, assets convertible into cash, securities owned and receivables. Because of their liquidity, these assets are not significantly affected by inflation. We believe that replacement costs of equipment, furniture and leasehold improvements will not materially affect operations. However, the rate of inflation affects our expenses, such as those for employee compensation and communications, which may not be readily recoverable in the price of services offered by us.

Year 2000 Issues

   The following discussion of the cost, status and timing of implementation of our Year 2000 project is based on our best estimates, which are derived using numerous assumptions of future events. We cannot guarantee that these assumptions will be correct or that these estimates will be accurate. Therefore, actual results could materially differ from those described below. Further, the discussion contains forward-looking statements which are all inherently uncertain. Any number of events might cause different actual results than those that we describe here. Some of the factors that could affect our Year 2000 readiness include:

  . loss of Concord personnel or outside consultants working on Year 2000 readiness;

  .  any non-Year 2000 readiness of our customers;

  . any non-Year 2000 readiness of third-party networks and service providers;

  .  failure to conduct or complete joint testing with third parties;

  .  telecommunication disruptions;

  .  failure to locate and correct all relevant application codes; and

  . undiscovered mistakes in our own Year 2000 readiness planning or implementation.

   Our Year 2000 preparedness efforts cover both information technology (IT) systems and non-IT systems. Non-IT systems are embedded systems used in the daily operations of buildings and facilities, such as micro controllers in lighting, heating/ventilation/air conditioning, security, elevator, fire, uninterrupted power-supply and other infrastructure systems. IT systems include computer hardware, software and related applications.

   Our State of Readiness. We have instituted a five-phase plan, in accordance with the Federal Financial Institutions Examination Council guidelines, with the goal of making our IT and non-IT systems function properly with respect to dates in the year 2000 and thereafter. Described below are simplified explanations of these phases, as well as the status of each phase as of March 31, 1999.

  . Awareness--During this phase we defined overall strategies, we initiated project timelines, formed project teams, defined high level strategies, and identified Year 2000 issues. The awareness phase is 100% complete for all systems.

  . Assessment--The assessment phase focused on assessing the size and complexity of our Year 2000 problems. During this phase we developed and used corporate inventory databases. We also identified and ranked the inventory according to how mission critical it is to us based on the overall business impact it could have in the event of a failure. Based on these assessments, we then made decisions to modify or re-engineer some systems or software programs. We then determined the activities that would be required to make the modifications and documented those activities using a project notebook, a project plan and a schedule. The assessment phase is 100% complete for all systems.

  . Renovation--The renovation phase encompassed the code remediation of in-house developed software and third-party developed software. Software code renovations were required on certain of our software systems. During the renovation efforts the Year 2000 teams and committees communicated routinely with the software programmers to monitor and track their progress. The renovation phase is 100% complete for all mission critical systems.

  . Validation--The validation phase was designed to test the ability of Year 2000 mission critical hardware and software to accurately process date sensitive data (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including leap year calculations. The testing methodology used detailed test plans and appropriate supporting documentation to facilitate validation for a component or subdivision of a system. Prior to any testing activities we performed baseline processing in order to gather results against which each test was measured. This generally involved processing the individual system or component using current dates and capturing results that we then compared to subsequent test results. Validation of Year 2000 compliance includes an independent review of the results by our internal audit staff and various regulatory agencies, including the Office of the Comptroller of the Currency and the Federal Reserve. We have internally completed the validation phase for all internal mission critical systems, subject to on-going regulatory review.

    Our objective has always been to test not only all mission critical systems, but also non-mission critical systems to the extent appropriate. We have officially scheduled testing of non-mission critical systems to begin after June 30, 1999. However, we have already tested several non-mission critical systems during the course of testing mission critical systems and we have found all of those tested to be compliant. We estimate that more than 40% of the non-mission critical systems have been tested to date.

  . Implementation--The implementation phase placed any renovated/validated hardware and software systems into production. The implementation phase for our internal mission critical systems is 100% complete. However, our processing systems also require testing for Year 2000 compliance by external entities, including our customers, credit and debit networks and vendors. As of March 31, 1999, approximately 80% of our external mission critical testing phase was complete. The remaining 20% has been delayed at the request of external entities, but we anticipate the implementation phase for all external mission critical systems to be substantially completed by June 30, 1999.

   Costs to Address our Year 2000 Issues. We have spent approximately $6.4 million in 1998 and $1.1 million in the three months ended March 31, 1999 on our Year 2000 project. We anticipate spending an additional $3.1 million to substantially complete our Year 2000 compliance project in accordance with our current schedule. These amounts exclude hardware expenditures needed for normal business growth even if the timing of acquisition has been accelerated to facilitate short-term Year 2000 testing or compliance.

   Third-Party Year 2000 Risks. Although we test third-party mission critical systems in connection with our five-phase Year 2000 plan, we are still subject to risks associated with third-party non-compliance. Long distance telecommunications carriers such as AT&T and MCI provide delivery of the majority of our data and voice communications. If a single or multiple long distance carriers fail, then the potential liability or the lost revenue under this scenario could have an adverse effect on our financial condition and results of operations. In addition, we cannot guarantee that the systems of other companies on which we rely will be fully Year 2000 compliant, and any failure or disruption of our external mission critical systems could also have an adverse effect on our financial condition and results of operations. For example, if a single or multiple credit networks such as VISA or MasterCard experience a failure or severe degradation then we could also be adversely affected since a significant percentage of our revenue are generated through VISA and MasterCard transactions.

   Our Contingency Plans. We have developed detailed contingency plans that have focused on identifying, restoring, and continuing core business functions and mission-critical systems that pose the greatest risk (including telecommunications and power outage). For example, in the event that our major telecommunications provider (AT&T) has an outage, then backup steps have been outlined in our contingency plans that use a national 800 number portability feature so that all data and voice calls will be routed through an alternate telecommunications provider (MCI).

   We have also developed contingency plans for all mission critical third party providers and vendor products and services. For example, in the event that a single credit network such as VISA experiences a failure, our authorization process would be to "stand in" for the regional credit network and provide authorizations based on certain predetermined limits. These plans are continuing to be further enhanced, refined and tested during the second quarter of 1999.

Quantitative and Qualitative Disclosures About Market Risk

   Concord's securities are subject to risk resulting from interest rate fluctuations to the extent that there is a difference between the amount of our interest-bearing assets and the amount of interest-bearing liabilities that are prepaid, mature or reprice in specific periods. This risk is mitigated by the fact that approximately 75% of the market value of securities owned were funded through equity rather than debt. The principal objective of our asset/liability activities is to provide maximum levels of net interest income while maintaining acceptable levels of interest rate and liquidity risk and facilitating our funding needs. We utilize an interest rate sensitivity model as the primary quantitative tool in measuring the amount of interest rate risk that is present at the end of each month.

   The following tables provide comparative information about our financial instruments that are sensitive to changes in interest rates. These tables present principal cash flows and related weighted-average interest rates by expected maturity dates. Additionally, we have assumed our securities are similar enough to aggregate them for presentation purposes. If tax-equivalent yields of municipal securities had been utilized, the weighted-average interest rates would have been higher.

                               December 31, 1998

                                                                                      Fair Value
                                                                                          at
                           1999    2000    2001    2002    2003   Thereafter  Total    12/31/98
                          ------- ------- ------- ------- ------- ---------- -------- ----------
                                                      (in thousands)
Assets:
 Available-for-sale
  securities............  $34,705 $ 8,354 $15,956 $ 8,309 $17,624  $191,640  $276,588  $278,398
 Average interest rate..     6.2%    6.5%    4.8%    5.1%    4.8%      5.8%       --        --
Liabilities:
 Short-term borrowings..  $21,000     --      --      --      --        --   $ 21,000  $ 21,000
 Average interest rate..     5.8%     --      --      --      --        --        --        --
 Long-term debt,
  including current
  portion...............  $25,116 $25,000 $25,000 $53,000 $35,000  $ 35,000  $198,116  $196,652
 Average interest rate..     6.4%    6.4%    6.4%    6.1%    6.2%      5.4%       --        --

                               December 31, 1997

                                                                                      Fair Value
                                                                                          at
                           1998    1999    2000    2001    2002   Thereafter  Total    12/31/97
                          ------- ------- ------- ------- ------- ---------- -------- ----------
                                                      (in thousands)
Assets:
 Available-for-sale
  securities............  $13,987 $ 8,014 $12,306 $ 7,437 $ 4,461  $87,968   $134,173  $134,334
 Average interest rate..     6.6%    6.5%    6.6%    6.6%    6.5%     6.9%        --        --
 Held-to-maturity
  securities............  $ 1,717 $ 4,000 $   232 $ 7,121 $ 3,375  $36,063   $ 52,508  $ 53,634
 Average interest rate..     7.8%    6.3%    5.4%    6.6%    5.1%     6.9%        --        --
Liabilities:
 Short-term borrowings..  $29,000     --      --      --      --       --    $ 29,000  $ 29,000
 Average interest rate..     5.8%     --      --      --      --       --         --        --
 Long-term debt,
  including current
  portion...............  $25,445 $25,329 $25,000 $25,000 $53,000  $25,000   $178,774  $178,666
 Average interest rate..     6.4%    6.4%    6.4%    6.4%    6.1%     6.4%        --        --

                                    BUSINESS

Overview

   Concord EFS, Inc. is a fully integrated leading provider of electronic transaction authorization, processing, settlement and funds transfer services on a nationwide basis. We focus on marketing our services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, the trucking industry and other retailers. Our primary activity is merchant card services, in which we provide integrated electronic transaction services for credit card, debit card and EBT card transactions. These transaction services include data capture, authorization and settlement services for over 400,000 point-of-sale terminals. We also provide ATM services, consisting of owning and operating the MAC(R)-branded EFT network and processing for approximately 35,000 ATMs nationwide, of which we own approximately 800.

   We have a bank subsidiary, EFS National Bank, which provides us with a number of competitive advantages.

  . We are a member of the credit and debit card associations and therefore do not have to pay another bank to sponsor us.

  . We settle our transactions directly, and thus do not have to pay a third-party vendor.

  . We perform services such as ACH and wire transfer internally and therefore do not have to pay another bank for such services.

Accordingly, our ownership of EFS National Bank allows us to capture all of the fee revenue and margin generated by each transaction in the electronic payment process.

   We are one of the few companies offering full credit and debit card processing on a nationwide basis. Our transaction processing services cover all stages of the transaction, from the initial data capture at the point of sale and account verification on our own host computer which permit the sale (known as front-end services), to accounting, reporting and settlement activities which permit billing to the customer (known as back-end services).

Acquisition of Electronic Payment Services, Inc.

   In February 1999, we broadened our service offerings by acquiring Electronic Payment Services, which owns and operates MAC(R), one of the country's largest EFT networks, provides ATM services to five of the nation's largest banks and is a leading provider of point-of-sale credit card, debit card and EBT processing services to merchants. Electronic Payment Services has a client base of approximately 2,500 customers, comprised of financial institutions and retailers throughout the United States, including many of the largest banks, petroleum companies and largest supermarkets. In 1998, Electronic Payment Services processed over 2.7 billion transactions.

   The addition of Electronic Payments Services' strong front-end point-of-sale capabilities to our established back-end settlement business enables us to offer a more comprehensive, fully integrated set of services to our customers. Electronic Payment Services' ATM business brings to us strong relationships with financial institutions which benefit our traditional merchant acquiring business by providing us opportunities to purchase or serve in an agent capacity for banks' merchant portfolios.

   In addition to the revenue opportunities presented by the acquisition of Electronic Payment Services, we believe that there are also significant opportunities to reduce expenses. We incurred $34.8 million of expenses related to the acquisition in the first quarter of 1999. These expenses included communication conversion costs, advisory fees and asset write-offs. Management continues to review potential operational synergies from the acquisition, such as duplicate facilities, computer hardware and software and other contractual relationships. We also believe that our enhanced scale should enable us to receive better pricing in several areas of our business, including fees charged by telecommunications and other technology vendors.

   The acquisition of Electronic Payment Services was accounted for as a pooling-of-interests in connection with which we issued approximately 30.1 million shares of our common stock to former Electronic Payment Services stockholders. The selling stockholders listed in the table under the heading "Principal and Selling Stockholders--Beneficial Ownership" were all stockholders of Electronic Payment Services and obtained their shares of our common stock in connection with our acquisition of Electronic Payment Services. We have been advised that each of the additional potential selling stockholders identified in footnotes 13 and 15 to that table is an entity established by one of the stockholders indicated or by an affiliate of one of the stockholders indicated.

Industry Overview

   The transaction processing industry provides merchants with credit, debit and EBT payment processing services and provides consumers and financial institutions with ATM services. The following factors have contributed to the rapid growth in the processing industry in recent years.

   Increased Use of Credit and Debit Cards. According to annual reports by the VISA and MasterCard associations, credit and debit card transactions are projected to increase in relation to cash and check transactions for the foreseeable future. According to The Nilson Report, consumer usage of the five major credit cards (VISA, MasterCard, American Express, Discover and Diners
Club) increased to $1,156 billion in 1998 from $498.0 billion in 1993, representing a compound annual growth rate of 18.4%. We believe that the increased use of credit and debit cards as a payment vehicle will continue in the retail markets, particularly supermarket chains, grocery stores and petroleum and convenience stores.

   ATM Usage. According to The Nilson Report, ATM transaction volume grew at a compound annual rate of 10.4% between 1995 and 1997 to a total of 10.0 billion transactions. This growth has been largely driven by the enhanced profit potential at off-site locations resulting from ATM surcharging and the lower cost of limited function machines installed off-site.

   Growth of EBT Programs. According to The Nilson Report, EBT transaction volume increased from $580 million in 1994 to $4.1 billion in 1997, representing a compound annual growth rate of 91.9%. Because the federal government has mandated that all food stamp payments be processed electronically by October 2002, we believe that this market represents a substantial growth opportunity.

Strategy

   Our strategy is to provide a full range of transaction processing services to markets with significant growth prospects. We have developed and continue to pursue the following initiatives to capitalize on our competitive position in the growing market for transaction processing services:

  . Focus on markets that are switching rapidly to electronic payment cards. We target markets in which the penetration of electronic payment systems is relatively low. We believe that these markets will grow faster than the overall electronic payment processing industry.

  . Provide a fully integrated range of services. We believe that our fully integrated structure allows us to be a low-cost provider of electronic payment processing services. By providing a fully integrated range of relevant services, we are able to customize services, to offer competitive prices and to capitalize on the complete revenue opportunity with each of our clients.

  . Cross-sell services to existing clients. Following the acquisition of Electronic Payment Services, we now offer a more comprehensive set of electronic payment processing services. This creates an opportunity to increase revenue by cross-selling services to pre-existing clients of Concord and Electronic Payment Services. Specifically, settlement services can be sold to Electronic Payment Services' front-end customers.

  . Maintain a high rate of recurring revenue through customer retention. We focus on providing dependable service and competitive pricing in order to retain our customers. We believe that our ability to provide integrated multiple services also enhances customer retention.

  . Access new customers. We use a variety of marketing approaches to develop our customer base, by having our senior executives focused on marketing and through a 400-person direct sales force and independent sales organizations. Our direct sales force is organized in part by distribution channels along key customer industry lines. We believe that this approach provides us with broad access to potential new customers.

  . Maintain a low-cost operating structure. We strive to maintain a low-cost operating structure, including an emphasis on low overhead and cost control efforts. Additionally, through our banking subsidiary, EFS National Bank, we are able to participate directly in bank card associations and regional and national ATM and debit card networks, to cost-effectively settle electronic transactions and to substantially reduce our ACH and wire transfer fees.

  . Provide and support a wide range of technology solutions. We provide and support equipment manufactured by a variety of companies in order to supply electronic processing services for the wide variety of systems used by existing and potential customers. We also design systems for a tailored solution to our customers' needs. Our own computer network employs a host-based point-of-sale technology which permits us to rapidly upgrade terminal software, deploy new products and maintain our networks on a cost-effective basis from a central location.

  . Seek selective acquisitions. We look for opportunities to grow our business through selective acquisitions that will allow us to increase our customer base, increase profitable transaction volume and reduce costs.

Services

   We provide a comprehensive set of transaction processing services and products to supermarket chains, multiple lane retailers, trucking companies, petroleum and convenience stores, grocery stores, financial institutions, independent sales organizations and other retailers nationwide.

   Merchant Card Services. Our merchant card services consist of processing credit card transactions for all major credit card brands including VISA, MasterCard, American Express, Discover and Diners Club. In addition, we process debit card transactions for banks issuing these and similar cards. Debit card transactions permit direct payment debit from a point-of-sale terminal against the cardholder's deposit account. Merchant card services also include electronic payment services in supermarket chains and multiple lane retailers, grocery stores, petroleum and convenience stores and other retailers. We also process payments effected with EBT cards against funds made available by public assistance benefit programs through the primary EBT third-party providers. Merchant card services also provide services to the trucking industry, including a variety of flexible payment systems that enable drivers of trucking companies to use payment cards to purchase fuel and to obtain cash advances at truck stops. Point-of-sale services include point-of-sale terminal driving, credit, debit and EBT gateway processing, network management, and settlement and reporting services. Driving means providing the software and telecommunications network which allows the machine to operate, capturing customers' card information and authorizing individual transactions.

   A credit, debit or EBT card transaction occurs in two stages. At the time of the transaction, the data related to the purchase is collected; the card is checked to verify that it is not expired, stolen or forged; and the cardholders' account is accessed to check credit limits or available balances. This is termed data capture and authorization, and the functions are collectively referred to as front-end services. At a later time, generally overnight, all the credit card purchases that took place at the merchant are collected together, revalidated and reorganized, and submitted for settlement of the funds, and the debit and EBT card transactions are settled by directly debiting each cardholder's account on the basis of the initial instruction. Merchant accounting, reporting and settlement activities are referred to as back-end services which are performed primarily through our bank subsidiary, EFS National Bank.

   ATM Services. Our ATM services include driving and monitoring ATMs and processing the transactions generated at those ATMs, including providing access to other networks through gateways. We also operate, and on a selective basis own, ATMs located at truck stops and grocery stores nationwide. The federal thrift charter held by our subsidiary, EFS Federal Savings Bank, facilitates the strategic deployment of ATMs by allowing the deployment of ATMs anywhere in the country without the requirement of a bank branch location.

   We also own and operate a regional EFT network under the MAC(R) brand which is a shared network of ATM and point-of-sale terminals. Our network provides transaction switching, settlement and reporting to a wide range of financial institutions, merchants and retail ATM deployers nationwide which join EFT networks to enable customers to complete transactions at ATMs and point-of-sale terminals that are not controlled by the card issuing institution. The network switches transactions between an ATM or point-of-sale terminal and the issuing institution so that a customer's account information can be retrieved to authorize a transaction. In addition to the switching functions, the network participates in the settlement and reporting of the transaction.

   Other. We also provide check verification and authorization services and sell point-of-sale terminals. We also sell payroll processing services to our retail, grocery store, trucking company and truck stop merchants.

   We recently entered into an agreement with E-Com Systems, Inc. to provide a system to exchange secure Internet data and documents and process electronic payments between food manufacturers, wholesalers, brokers and supermarkets. The program utilizes a new Internet-based technology solution that allows companies to implement the full range of electronic data interchange transactions with their trading partners, regardless of their size. This is expected to result in enhanced efficiencies and cost savings without compromising security.

Marketing

   We have grown our merchant customer base nationwide primarily through the efforts of our direct sales force, through independent sales organizations and through key trade association relationships, including the National Grocers Association. In 1998, we acquired Digital Merchant Systems and American Bankcard International, which are independent sales organizations for the transaction processing industry. Our direct sales force is organized in part by industry distribution channel to facilitate maximum cross-selling. These distribution channels include financial institution, petroleum/convenience store and hospitality, supermarket/major retail and indirect channels.

   We believe that our marketing opportunities should expand due to a number of factors. First, as an integrated services provider, we believe we have cross-selling marketing opportunities. Following the acquisition of Electronic Payment Services, we now offer a more comprehensive set of electronic payment processing services. This creates an opportunity to increase revenue by cross-selling services to pre-existing clients of Concord and Electronic Payment Services. Second, we expect EBT transaction volume to continue to grow rapidly as the federal government has mandated that all food stamp programs be converted to EBT by October 2002. Our established presence in grocery stores, supermarket chains, multiple lane retailers, petroleum and convenience stores and other small and mid-size retailers gives us an advantage in establishing relationships with EBT providers, whose benefits are utilized largely at those types of retail locations. Third, as an authorized issuer of payment cards and processor of card transactions at the major truck stop chains, we have a substantial advantage in selling our point-of-sale ATM and integrated processing and banking services to trucking companies and truck drivers. Our established relationships with the truck stop owners also afford an opportunity to sell the placement of ATMs at truck stops.

Competition

   The markets in which we operate are all highly competitive. Our principal competitors include major national, regional and local banks, non-bank processors and other independent service organizations, many of which have substantially greater capital, management, marketing and technological resources. While we are currently one of the largest processors in the electronic payment processing market, we compete against other companies which have a substantial share of each market. We estimate the three largest credit and debit card processors account for roughly 50% of the total credit and debit card sales volume, and that a single competitor accounts for well in excess of 50% of the total dollar volume of payment transaction processing for the trucking industry. Another single competitor accounts for in excess of 50% of the total dollar volume of check verifications.

   We own and operate the MAC(R)-branded EFT network, one of the largest networks in the country. Key competitors are other national and regional EFT networks, especially those that have high membership in markets overlapping ours, as well as other processors and large financial institutions. These competitors continue to consolidate as large banks merge and combine their EFT networks into larger super-regional conglomerates. The continued expansion of the national debit networks operated by VISA and MasterCard also increases competitive pressures.

   For all of our business lines, we compete on the basis of product, quality, customer service, speed and flexibility in customizing systems to meet the particular needs of customers, and price. We believe that we are one of the few fully integrated suppliers of a broad range of processing, banking and data compilation services for use in transactions at merchant and financial institution locations. We also believe we have been able to successfully compete in all business lines, but there are no assurances that this will continue.

Supervision and Regulation

   Concord and its subsidiaries are subject to a number of federal and state laws. As a bank holding company, we are subject to regulation under the Bank Holding Company Act of 1956 which is administered by the Board of Governors of the Federal Reserve. Under the Bank Holding Company Act, we are generally prohibited from:

  . directly engaging in any activities other than banking, managing or controlling banks, and bank-related activities;

  . acquiring ownership or control of 5% or more of the voting shares of any company which is not a bank or bank holding company (the primary exception to this prohibition involves activities which the Federal Reserve determines are closely related to banking); and

  . engaging in certain tie-in arrangements with our bank (or between our bank and its affiliates) with respect to the lease or sale of property, furnishing of services, or the extension of credit.

   The Bank Holding Company Act also restricts, to some extent, future mergers with other bank holding companies and banks.

   Our bank subsidiaries, EFS National Bank and EFS Federal Savings Bank, are also regulated by the Office of the Comptroller of the Currency and the Office of Thrift Supervision, respectively.

Employees

   As of March 31, 1999, Concord and its subsidiaries employed approximately 2,100 full and part-time personnel, including 850 in operations, 825 in sales and administration, and 425 data processing and technical employees. Many of our employees are highly skilled, and we believe our future success will depend in a large part on our ability to attract and retain such employees. We have incentive agreements with Dan M. Palmer and Edward A. Labry III, and we have employment agreements with Richard N. Garman, Ruth Ann Marshall and two other key employees of Electronic Payment Services. The employment agreements with the employees of Electronic Payment Services have no fixed term but may be terminated at any time with a fixed amount of severance to be paid only if the employee is terminated or removed without cause (or in the case of Mr. Garman, if he terminates his employment with good reason). If a release is signed, severance and benefits will be paid to Mr. Garman, Ms. Marshall and the two other key employees for one year (and benefits for an additional year in the case of Mr. Garman). We do not have any material employment contracts with other employees.

   None of our employees are represented by a labor union and we have experienced no work stoppages. We consider our employee relations to be excellent.

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth certain information concerning our directors and executive officers as of March 31, 1999:

      Name                   Age                   Position(s)
      ----                   --- ----------------------------------------------
      Dan M. Palmer.........  56 Chairman of the Board and Chief Executive
                                 Officer

      Edward A. Labry III...  36 President and Director

      Vickie Brown..........  45 Senior Vice President, Chief Operating Officer

      Thomas J. Dowling.....  33 Vice President, Chief Financial Officer

      Richard N. Garman.....  42 President and Chief Executive Officer of
                                 Electronic Payment Services

      William E. Lucado.....  58 Senior Vice President, Chief Investment and
                                 Compliance Officer

      Ruth Ann Marshall.....  45 Executive Vice President of Electronic Payment
                                 Services

      Douglas C. Altenbern*.  61 Director

      David C. Anderson*+...  56 Director

      Richard Buchignani*...  50 Director

      Richard M. Harter*....  62 Director

      Joyce Kelso...........  57 Director

      Richard P. Kiphart*...  57 Director

      Jerry D. Mooney*+.....  45 Director

      Paul Whittington*+ ..   63 Director

*Member of the Board's Audit Committee.
+Member of the Board's Compensation Committee.

   Dan M. Palmer became Chairman of the Board in February 1991. Mr. Palmer has been Chief Executive Officer of Concord since August 1989, and a director of Concord since May 1987. Mr. Palmer has been the Chief Executive Officer of EFS National Bank (formerly EFS, Inc.) since its inception in 1982. He joined Union Planters National Bank in June 1982 and founded the EFS operations within the bank. He continued as President and Chief Executive Officer of EFS when it was acquired by Concord in March 1985.

   Edward A. Labry III joined EFS in 1984. He was made Director of Marketing in March 1987 and Vice President of Sales in February 1988. In August 1990, he was elected to Chief Marketing Officer of Concord. In February 1991, he was elected Senior Vice President of Concord. He became President of Concord in October 1994, and President of EFS National Bank in December 1994.

   Vickie Brown joined Concord in 1979 as an accountant. She served as Treasurer from 1982 through 1991, was elected Vice President in April 1985 and Senior Vice President in February 1991. Ms. Brown served as Chief Operating Officer of Concord Computing Corporation from 1990 through 1992. Ms. Brown has been Chief Operating Officer of Concord since 1997.

   Thomas J. Dowling joined Concord in May 1992 as Assistant Controller. Mr. Dowling became Vice President and Controller of Concord in September 1995 and Chief Financial Officer in September, 1998. Prior to May 1992, he was a senior audit accountant and CPA at Ernst & Young LLP.

   Richard N. Garman joined Electronic Payment Services in 1995 as President and Chief Operating Officer and assumed the role of Chief Executive Officer in 1997. Since Concord's acquisition of Electronic Payment Services on February 26, 1999, he has continued to serve as President and Chief Executive Officer of Electronic Payment Services. Prior to joining Electronic Payment Services, Mr. Garman was a partner in the investment banking firm of Montgomery Securities.

   William E. Lucado joined Concord in 1991 as a Vice President. He was named Senior Vice President, Compliance Officer for EFS National Bank in 1992, and in 1994 he was also elected Senior Vice President of Concord. In 1995, he was elected a Senior Vice President, Investment Officer and Compliance Officer, Corporate Secretary, and Director of EFS National Bank and other subsidiary companies. In 1996, he was elected Assistant Secretary of Concord and in 1997 he was elected President of EFS Federal Savings Bank. He was named Chief Investment and Compliance Officer of Concord in 1998.

   Ruth Ann Marshall joined Electronic Payment Services in 1995 as Group Executive responsible for its two subsidiaries, BUYPASS Corporation and Money Access Services, Inc. In 1998 she was named Executive Vice President of Electronic Payment Services. Prior to joining Electronic Payment Services, Ms. Marshall served as Director of Customer Financing for IBM Credit Corporation, where she previously held several management positions.

   Douglas C. Altenbern has been a director of Concord since February 1998. Mr. Altenbern served as Vice Chairman of First Financial Management Corporation until 1989, at which time he resigned to found Argosy Network Corporation, of which he served as Chairman and CEO. In 1992 he sold his interest in Argosy and in 1993 founded Pay Systems of America, of which he served as Chairman and CEO through December 1996. He currently is a private investor and serves as a director on the Boards of The Bradford Funds, Inc., OPTS, Inc., Interlogics, Inc. CSM, Inc. and Equitas.

   David C. Anderson has been a director of Concord since August 1992. Mr. Anderson was Senior Vice President and Chief Financial Officer with Federal Express in Memphis, Tennessee for seven years and Executive Vice President and Chief Financial Officer at Burlington Northern in Fort Worth, Texas for three years prior to his retirement in 1995.

   Richard Buchignani has been a director of Concord since August 1992. He is a partner in the Memphis, Tennessee office of the law firm of Wyatt, Tarrant & Combs, who also serves as local counsel to Concord. Mr. Buchignani has been affiliated with the law firm since 1995 when most of the members of his firm of 18 years joined Wyatt, Tarrant & Combs.

   Richard M. Harter has been Concord's Secretary and a director since Concord's formation. He is a partner of Bingham Dana & Gould LLP, legal counsel to Concord.

   Joyce Kelso has been a director of Concord since May 1991. She was Vice President in charge of Customer Service when EFS began operations. In August 1990, she was elected Senior Vice President of Concord. On January 1, 1995, Mrs. Kelso semi-retired, and on January 1, 1997, she became fully retired.

   Richard P. Kiphart has been a director of Concord since March 1997. In 1972 he became a Principal of William Blair & Company, L.L.C. He served as head of Equity Trading from 1972 to 1980. He joined the Corporate Finance Department in 1980, and was made head of that department in January 1995.

   Jerry D. Mooney has been a director of Concord since August 1992. Since August 1997, he had been President and COO of ServiceMaster Employer Services, Inc. He retired from this position in late 1998. Prior to then he was President of Healthcare New Business Initiatives and formerly served as Chairman, President and CEO of Service-Master Diversified Health Services, Inc. (formerly VHA Long Term Care) since 1981.

   Paul L. Whittington has been a director of Concord since May 1993. Mr. Whittington had been the Managing Partner of the Memphis, Tennessee and Jackson, Mississippi offices of Ernst & Young from 1988 until his retirement in 1991. Since 1979, he had been the partner in charge of consulting at various Ernst & Young offices.

Properties

   Our principal executive offices, which are leased, are located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133. We also own a building in Wilmington, Delaware which is used as a data center, and we lease approximately 20 other properties which are used for sales and support, data processing field service and various other aspects of our operations.

                       PRINCIPAL AND SELLING STOCKHOLDERS

Beneficial Ownership

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 10, 1999 (except as set forth in the footnotes to the table), and as adjusted to reflect the sale of the shares in this offering, of:

  .  each of the directors and executive officers of Concord;

  .  all the directors and executive officers as a group;

  .  each owner of more than 5% of the equity securities of Concord; and

  .  each selling stockholder.

   The information in the table assumes that the underwriters will not exercise their over-allotment option to purchase additional shares in this offering.

   Unless otherwise indicated, the address for each director and executive officer of Concord is 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133.

                                      Shares                       Shares
                                   Beneficially                 Beneficially
                                   Owned Prior                  Owned After
                                   to Offering      Shares        Offering
Name and Address of Beneficial  ------------------   Being   ------------------
Owner                             Number   Percent  Offered    Number   Percent
------------------------------  ---------- ------- --------- ---------- -------
Dan M. Palmer(1)...............  2,300,622   1.8%        --   2,300,622   1.8%
Edward A. Labry III(2).........  1,838,234   1.4         --   1,838,234   1.4
Vickie Brown(1)................     65,905     *         --      65,905     *
Thomas J. Dowling(1)...........     25,889     *         --      25,889     *
Richard N. Garman(3)...........    830,453     *         --     830,453     *
William E. Lucado(4)...........     55,128     *         --      55,128     *
Ruth Ann Marshall(5)...........    153,080     *         --     153,080     *
Joyce Kelso(6).................    260,398     *         --     260,398     *
Richard P. Kiphart(6)..........  3,678,355   2.9         --   3,678,355   2.8
Richard M. Harter(7)...........     86,366     *         --      86,366     *
Jerry D. Mooney(7).............     41,916     *         --      41,916     *
David C. Anderson(7)...........     21,759     *         --      21,759     *
J. Richard Buchignani(7).......     21,825     *         --      21,825     *
Paul Whittington(7)............     19,228     *         --      19,228     *
Douglas C. Altenbern...........     12,000     *         --      12,000     *

All directors and executive
 officers as a group
 (15 persons)(8)...............  9,411,158   7.3         --   9,411,158   7.2

William Blair & Company,        16,369,568  12.7         --  16,369,568  12.5
 L.L.C.(9).....................
 222 West Adams Street
 Chicago, IL 60606

AMVESCAP PLC and                 7,439,355   5.8         --   7,439,355   5.7
 Subsidiaries(10)..............
 11 Devonshire Square
 London, England EC2M 4YR

Selling Stockholders(11):
  BANK ONE CORPORATION(12).....  5,931,825   4.6   5,931,825        --    --
  CoreStates Holdings, Inc.....  5,931,825   4.6   5,931,825        --    --
  KeyCorp(13)..................  5,931,825   4.6   5,931,825        --    --
  National City
   Corporation(14).............  6,205,975   4.7   5,931,825    274,150     *
  PNC Network Holdings
   Corp.(15)...................  5,931,825   4.6   5,931,825        --    --

--------

*   Denotes less than 1%.
 (1) Shares owned are unexercised stock options.
 (2) Shares owned include 1,835,156 shares covered by unexercised stock options.
 (3) Shares owned include 625,806 shares covered by unexercised stock options.
 (4) Shares owned include 54,678 shares covered by unexercised stock options.
 (5) Shares owned include 103,055 shares covered by unexercised stock options.
 (6) Shares owned include 4,500 shares covered by unexercised stock options.
 (7) Shares owned include 14,166 shares covered by unexercised stock options.
 (8) Shares owned include 5,090,941 shares covered by unexercised stock options.
 (9) The number of shares owned is based on an amended Schedule 13G filed as of June 17, 1999 by William Blair & Company, L.L.C. ("Blair") reflecting ownership at December 31, 1998. This amended Schedule 13G corrected the
     Schedule 13G filed as of June 11, 1999. The amended Schedule 13G also provides that such number of shares includes 5,626,361 shares beneficially owned by principals of Blair with respect to which Blair disclaims beneficial ownership, 10,742,497 shares held in client accounts at Blair with respect to which Blair disclaims beneficial ownership and 710 shares held in a Blair trading account.
(10) Based on an amended Schedule 13G dated as of February 8, 1999, filed by AMVESCAP PLC and subsidiaries.
(11) Based upon information provided by the selling stockholders.
(12) We have been advised that this beneficial ownership information is as of June 10, 1999 and excludes 542,174 shares held in fiduciary or other custodial or nominee capacities for which Bank One or one or more of its affiliates has either sole or shared voting power and 459,448 shares held in fiduciary or other custodial or nominee capacities for which Bank One or one or more of its affiliates has either sole or shared dispositive power. Bank One disclaims beneficial ownership of such shares held in a fiduciary or other custodial or nominee capacity.
(13) We have been advised by KeyCorp that (i) the selling stockholder for 5,235,825 of the shares will be KeyCorp and the selling stockholder for 696,000 of the shares will be Key Foundation; and (ii) this beneficial ownership information is as of June 17, 1999 and excludes 98,624 shares held in fiduciary or other custodial or nominee capacities by KeyCorp or its affiliates (the "Excluded Shares"). We have also been advised that KeyCorp or one or more of its affiliates has either sole or shared voting power with respect to 56,755 of the Excluded Shares, and either sole or shared dispositive power with respect to 125 of the Excluded Shares. We have been further advised that KeyCorp disclaims beneficial ownership of all Excluded Shares.
(14) We have been advised that the number of shares beneficially owned includes 274,150 shares held by National City Corporation's subsidiary banks in a fiduciary capacity, and that those subsidiaries will continue to own those shares after the offering.
(15) We have been advised by PNC Network Holdings Corp. that the selling stockholder for 4,962,825 of the shares will be PNC Network Holdings Corp. and the selling stockholder for 969,000 of the shares will be PNC Bank Foundation.

                     UNITED STATES FEDERAL TAX CONSEQUENCES
                          TO NON-UNITED STATES HOLDERS

   This is a general discussion of United States federal tax consequences of the acquisition, ownership and disposition of our common stock by a beneficial holder that, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust (a "Non-United States Holder"). We have based this summary upon the United States federal tax law in effect as of the date of this prospectus. These laws may change, possibly retroactively.

   We do not discuss all aspects of United States federal taxation that may be important to you in light of your particular circumstances, such as special tax rules that apply if you are a financial institution, insurance company, broker-dealer, tax-exempt organization or investor holding our common stock as part of a "straddle" or other integrated investment. We urge you to consult your tax advisor about the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

Dividends

   Dividends paid to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, or such lower rate as may be provided by an applicable income tax treaty between the United States and the country of which the Non-United States Holder is a tax resident. If, however, the dividend is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder, the dividend will be exempt from withholding (subject to satisfaction of applicable certification procedures) and will instead be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally (assuming, if required by an applicable tax treaty, the dividends are attributable to a permanent establishment maintained by such non-United States Holder within the United States), and, for corporate holders and under some circumstances, the branch profits tax.

   For purposes of determining whether tax is to be withheld at a reduced rate as specified by a treaty, we generally will presume that dividends we pay on or before December 31, 2000 to an address in a foreign country are paid to a resident of that country. Under recently finalized Treasury regulations, which in general are expected to apply to dividends that we pay after December 31, 2000, to obtain a reduced rate of withholding under a treaty, a Non-United States Holder generally will be required to provide an Internal Revenue Service Form W-8BEN certifying that Non-United States Holder's entitlement to treaty benefits. In addition, in the case of common stock held by a foreign partnership, the certification requirement generally will apply to the partners of the partnership and the partnership must provide certain information, including a United States taxpayer identification number.

Gain on Disposition

   A Non-United States Holder will generally not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our common stock unless:

  . the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder or

  . in the case of a Non-United States Holder who is a nonresident alien individual and who holds our common stock as a capital asset, that holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

   Gain that is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder will be subject to the United States federal income tax imposed on net income on the same basis that applies to United States persons generally, and, for corporate holders and under some circumstances, the branch profits tax, but will not be subject to withholding. Non-United States Holders should consult any applicable income tax treaties that may provide for different rules.

United States Federal Estate Taxes

   Our common stock that is owned or treated as owned by an individual who is not a citizen or resident of the United States, as specially defined for United States federal estate tax purposes, on the date of that person's death will be included in his or her estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

   Generally, we must report annually to the United States Internal Revenue Service and to each Non-United States Holder the amount of dividends that we paid to a holder and the amount of tax that we withheld on such dividends. This information may also be made available to the tax authorities of a country in which the Non-United States Holder resides.

   United States information reporting requirements and backup withholding tax will generally not apply to dividends that we pay on our common stock to a Non-United States Holder at an address outside the United States, except that, with respect to payments made after December 31, 2000, a Non-United States Holder will be entitled to this exemption only if it provides a Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-United States Holder) or otherwise establishes an exemption. Payments by a United States office of a broker of the proceeds of a sale of our common stock are subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

   Information reporting requirements, but not backup withholding, will also apply to payments of the proceeds from sales of our common stock by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States federal income tax liability, if the required information is furnished to the United States Internal Revenue Service.

                                  UNDERWRITING

   Subject to the terms and conditions stated in the U.S. underwriting agreement dated the date hereof, each of the U.S. underwriters named below, for whom Salomon Smith Barney Inc., William Blair & Company, L.L.C., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Keegan & Company, Inc. are acting as representatives, has severally agreed to purchase, and Concord and the selling stockholders have agreed to sell to such U.S. underwriter, the number of shares set forth opposite the name of such U.S. underwriter.

                                                                      Number of
      U.S. Underwriter                                                  Shares
      ----------------                                                ----------
      Salomon Smith Barney Inc.......................................  5,971,290
      William Blair & Company, L.L.C.................................  5,971,290
      Goldman, Sachs & Co............................................  5,971,290
      J.P. Morgan Securities Inc.....................................  3,904,305
      Morgan Keegan & Company, Inc...................................  1,148,325
      J.C. Bradford & Co.............................................    625,000
      First Union Capital Markets Corp...............................    625,000
      Legg Mason Wood Walker, Incorporated...........................    625,000
      The Robinson-Humphrey Company, LLC.............................    625,000
                                                                      ----------
          Total...................................................... 25,466,500
                                                                      ==========

   Subject to the terms and conditions stated in the international underwriting agreement dated the date hereof, each of the international underwriters named below, for whom Salomon Brothers International Limited, William Blair & Company, L.L.C., Goldman Sachs International, J.P. Morgan Securities Ltd. and Morgan Keegan & Company, Inc. are acting as representatives, has severally agreed to purchase, and Concord and the selling stockholders have agreed to sell to such international underwriter, the number of shares set forth opposite the name of such international underwriter.

                                                                       Number of
      International Underwriter                                         Shares
      -------------------------                                        ---------
      Salomon Brothers International Limited.......................... 1,368,571
      William Blair & Company, L.L.C.................................. 1,368,571
      Goldman Sachs International..................................... 1,368,571
      J.P. Morgan Securities Ltd......................................   894,834
      Morgan Keegan & Company, Inc....................................   263,186
      ABN AMRO Rothschild.............................................   232,223
      Banque Nationale de Paris.......................................   232,223
      Bayerische Hypo-und Vereinsbank Aktiengesellschaft..............   232,223
      Union Bancaire Privee...........................................   232,223
                                                                       ---------
          Total....................................................... 6,192,625
                                                                       =========

   The U.S. underwriting agreement and the international underwriting agreement provide that the obligations of the several underwriters to purchase the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The U.S. underwriting agreement and the international underwriting agreement provide that the obligations of the U.S. underwriters and the international underwriters are such that if any of the shares are purchased by the U.S. underwriters pursuant to the U.S. underwriting agreement, or by the international underwriters pursuant to the international underwriting agreement, all the shares agreed to be purchased by either the U.S. underwriters or the international underwriters, as the case may be, pursuant to their respective agreements (other than those covered by the over-allotment option described below) must be so purchased. The price to public and underwriting discount per share for the U.S. offering and the international offering will be identical. The closing of the international offering is a condition to the closing of the U.S. offering and the closing of the U.S. offering is a condition to the closing of the international offering.

   The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $0.77 share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 share on sales to certain other dealers. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

   Concord has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 4,748,000 additional shares of common stock from Concord at the public offering price less the underwriting discount. The underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to such underwriter's initial purchase commitment.

   Each U.S. underwriter has severally agreed that, as part of the distribution of 25,466,500 shares offered by the U.S. underwriters, (i) it is not purchasing any such shares for the account of anyone other than a United States or Canadian person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any such shares or distribute any U.S. prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian person. Each international underwriter has severally agreed that, as part of the distribution of 6,192,625 shares by the international underwriters, (i) it is not purchasing any such shares for the account of any United States or Canadian person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any such shares or distribute any international prospectus to any person in the United States or Canada, or to any United States or Canadian person.

   The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the U.S. underwriting agreement, the international underwriting agreement and the agreement between U.S. underwriters and international underwriters, including: (i) certain purchases and sales between the U.S. underwriters and the international underwriters;
(ii) certain offers, sales, resales, deliveries or distributions to or through investment advisors or other persons exercising investment discretion; (iii) purchases, offers or sales by a U.S. underwriter who is also acting as an international underwriter; and (iv) other transactions specifically approved by the representatives. As used herein, "United States or Canadian person" means any person who is a national or resident of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, and any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian person), and includes any United States or Canadian branch of a person other than a United States or Canadian person.

   Pursuant to the agreement between U.S. underwriters and international underwriters, sales may be made between the U.S. underwriters and the international underwriters of such number of shares as may be mutually agreed. The price of any shares so sold shall be the public offering price less an amount not greater than the concession to securities dealers. To the extent that there are sales between the U.S. underwriters and the international underwriters, the number of shares initially available for sale by the U.S. underwriters or by the international underwriters may be more or less than the amount specified on the cover page of this prospectus.

   Any offer of the shares in Canada will be made only pursuant to an exemption from the registration and qualification requirements in any jurisdiction in Canada in which such offer is made.

   Each international underwriter has severally represented and agreed that it
(i) has not offered or sold, and prior to the expiration of six months from the closing date, will not offer or sell in the United Kingdom any shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purpose of their business or in circumstances which constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulation 1995, (ii) has complied and will comply with all applicable provisions of the Financial

Services Act 1986 with respect to anything done by it in relation to the international securities, in, from or otherwise involving the United Kingdom and (iii) has only issued or passed on and will only issue or pass onto any person in the United Kingdom any document received by it in connection with the issue of the shares if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

   No action has been or will be taken in any jurisdiction by Concord, the selling stockholders, the U.S. underwriters or the international underwriters that would permit any offering to the general public of the shares offered hereby in any jurisdiction other than the United States.

   Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page of this prospectus.

   In connection with the offering, Concord, Concord's executive officers and directors, and an additional existing stockholder of Concord have agreed that they will not, directly or indirectly, during the period ending 90 days after the date of this prospectus, in each case without the prior written consent of Salomon Smith Barney Inc. and William Blair & Company, L.L.C. on behalf of the underwriters:

  . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

  . enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of the common stock, whether any transaction described above is to be settled by delivery of common stock or other securities, in cash, or otherwise.

   The restrictions described in the previous paragraph do not apply to:

  .  the sale of the shares to the underwriters;

  . the issuance of shares in connection with future acquisition transactions;

  . the issuance by Concord of options to purchase shares under its existing option plans, the issuance by Concord of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus or the sale or transfer of shares of common stock upon the exercise of certain options; or

  . certain other limited circumstances in the case of the additional existing stockholder of Concord.

   In addition, each of the selling stockholders has agreed not to sell or distribute any shares of common stock of Concord except under this offering within seven days prior to, or 90 days after, the date of this prospectus.

   Salomon Smith Barney Inc. and William Blair & Company, L.L.C. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

   The common stock is quoted on the Nasdaq National Market under the symbol "CEFT."

   The following table shows the underwriting discounts and commissions to be paid to the underwriters by Concord and the selling stockholders in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

                            Paid by Concord      Paid by Selling Stockholders
                       ------------------------- ------------------------------
                       No Exercise Full Exercise  No Exercise    Full Exercise
                       ----------- ------------- -------------- ---------------
      Per share....... $     1.29   $     1.29   $         1.29  $         1.29
      Total........... $2,580,000   $8,704,920      $38,260,271     $38,260,271

   In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell shares of common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of common stock made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

   The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases shares originally sold by that syndicate member.

   Any of these activities may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

   In addition, in connection with this offering, certain of the underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq National Market prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq National Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. If passive market making is commenced, it may be discontinued at any time.

   Concord estimates that its total expenses related to this offering will be $1,100,000.

   The representatives have performed certain investment banking and advisory services for Concord and the selling stockholders from time to time for which they have received customary fees and expenses. The representatives may, from time to time, engage in transactions with and perform services for Concord in the ordinary course of their business.

   As of June 10, 1999, certain principals (including Richard P. Kiphart, a director of Concord) of William Blair & Company, L.L.C., one of the underwriters, beneficially owned an aggregate of 5,578,329 shares of Concord's common stock, which will represent 4.3% of the outstanding common stock of Concord upon the closing of this offering. In addition, certain mutual funds affiliated with, and certain discretionary accounts advised by, William Blair & Company, L.L.C., beneficially own shares of common stock. Accordingly, this offering is being made in conformity with certain applicable provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

   Concord and each of the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for Concord by Sidley & Austin, Chicago, Illinois, and for the underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, as set forth in their report. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (SEC). You may read and copy any document we file at the public reference facilities of the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC until the offering of the common stock is terminated. This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The documents we incorporate by reference are:

  .  Our Annual Report on Form 10-K for the year ended December 31, 1998.

  .  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  .  Our Current Report on Form 8-K filed on March 10, 1999.

  .  Our Current Report on Form 8-K filed on May 6, 1999.

  . The description of our common stock that is contained in our Registration Statement on Form 8-A filed on September 4, 1985 together with any and all amendments and reports filed for the purpose of updating such description.

   Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Concord EFS, Inc.
                           Attn: Investor Relations
                            2525 Horizon Lake Drive
                                   Suite 120
                           Memphis, Tennessee 38133
                                (901) 371-8000

                               CONCORD EFS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Financial Statements at December 31, 1998 and December 31, 1997 and for
 each of the three years in the period ended December 31, 1998
  Consolidated Balance Sheets............................................  F-2

  Consolidated Statements of Income......................................  F-3

  Consolidated Statements of Stockholders' Equity........................  F-4

  Consolidated Statements of Cash Flows..................................  F-5

  Notes to Consolidated Financial Statements.............................  F-6

  Report of Independent Auditors......................................... F-20

Financial Statements at March 31, 1999 and for each of the three-month periods ended March 31, 1999 and March 31, 1998

  Condensed Consolidated Balance Sheets (unaudited)...................... F-21

  Condensed Consolidated Statements of Income (unaudited)................ F-22

  Condensed Consolidated Statements of Cash Flows (unaudited)............ F-23

  Notes to Condensed Consolidated Financial Statements (unaudited)....... F-24

                       CONCORD EFS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              December 31
                                                          --------------------
                         ASSETS                             1998       1997
                         ------                           ---------  ---------
                                                            (in thousands)
Current assets
  Cash and cash equivalents.............................. $  82,029  $  82,592
  Securities available-for-sale (amortized cost of
   $286,370 at December 31, 1998 and $140,038 at December
   31, 1997).............................................   288,180    140,199
  Accounts receivable, less allowance of $2,324 at
   December 31, 1998 and $3,340 at December 31, 1997.....   106,662     82,467
  Inventories............................................    11,396      5,898
  Prepaid expenses and other current assets..............     7,863      5,984
  Deferred income taxes..................................     5,977      4,600
                                                          ---------  ---------
    Total current assets.................................   502,107    321,740
Securities held-to-maturity (fair value of $53,634 at
 December 31, 1997)......................................               52,508
Other assets.............................................    23,615     27,656
Property and equipment...................................   302,937    240,954
  Accumulated depreciation and amortization..............  (148,447)  (114,438)
                                                          ---------  ---------
                                                            154,490    126,516
                                                          ---------  ---------
Intangible assets........................................   146,712    122,982
  Accumulated amortization...............................   (42,806)   (32,206)
                                                          ---------  ---------
                                                            103,906     90,776
                                                          ---------  ---------
    Total assets......................................... $ 784,118  $ 619,196
                                                          =========  =========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities
  Accounts payable and other liabilities................. $ 112,376  $  70,403
  Accrued liabilities....................................    47,641     38,489
  Income taxes payable...................................    10,148      9,416
  Short-term borrowings..................................    21,000     29,000
  Current maturities of long-term debt...................    25,116     25,445
                                                          ---------  ---------
    Total current liabilities............................   216,281    172,753
                                                          ---------  ---------
Long-term debt, less current maturities..................   173,000    153,329
Deferred income taxes....................................    21,336     17,860
Other liabilities........................................    12,966     14,710
Stockholders' equity
  Common stock, $0.33 1/3 par value; authorized 200,000
   shares, Issued and outstanding 127,935 shares at
   December 31, 1998 and 86,447 shares at December 31,
   1997..................................................    42,646     28,816
  Additional paid-in capital.............................    55,018     58,622
  Retained earnings......................................   261,702    173,007
  Accumulated other comprehensive income.................     1,169         99
                                                          ---------  ---------
    Total stockholders' equity...........................   360,535    260,544
                                                          ---------  ---------
    Total liabilities and stockholders' equity........... $ 784,118  $ 619,196
                                                          =========  =========

                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                  For Year Ended December 31
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
                                                  (in thousands, except per
                                                         share data)
Revenue.......................................... $634,511  $490,030  $355,459
Cost of operations...............................  446,515   340,770   241,273
Selling, general and administrative expenses.....   51,185    50,008    42,811
                                                  --------  --------  --------
Operating income.................................  136,811    99,252    71,375
Other income (expense):
  Interest income................................   18,379    12,287     4,468
  Interest expense...............................  (14,676)  (14,076)  (14,764)
                                                  --------  --------  --------
Income before taxes..............................  140,514    97,463    61,079
  Income taxes...................................   51,819    37,771    23,347
                                                  --------  --------  --------
Net income....................................... $ 88,695  $ 59,692  $ 37,732
                                                  ========  ========  ========
Per share data:
  Basic earnings per share....................... $   0.69  $   0.47  $   0.32
                                                  ========  ========  ========
  Diluted earnings per share..................... $   0.67  $   0.46  $   0.31
                                                  ========  ========  ========
  Weighted average shares........................  127,693   126,592   116,291
                                                  ========  ========  ========
  Adjusted weighted average shares and assumed
   conversions                                     131,947   129,937   120,189
                                                  ========  ========  ========


                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              Accumulated
                          Common Stock   Additional              Other
                         ---------------  Paid-In   Retained Comprehensive
                         Shares  Amount   Capital   Earnings    Income      Total
                         ------- ------- ---------- -------- ------------- --------
                                               (in thousands)
Balance at January 1,
 1996...................  33,848 $11,282  $(41,326) $ 75,583    $ (200)    $ 45,339
  Exercise of stock
   options..............   1,074     358     4,496                            4,854
  Secondary offering of
   common stock.........   3,450   1,150    86,761                           87,911
  Tax benefit of
   disqualifying
   disposition of
   incentive stock
   option shares........                     6,586                            6,586
  Three for two stock
   splits...............  42,488  14,163   (14,163)
  Net income............                              37,732                 37,732
  Net unrealized losses
   on securities, net of
   tax..................                                          (296)        (296)
                                                                           --------
  Comprehensive income..                                                     37,436
                         ------- -------  --------  --------    ------     --------
Balance at December 31,
 1996...................  80,860  26,953    42,354   113,315      (496)     182,126
  Restatement for
   poolings of
   interests............   4,511   1,504     4,110                            5,614
                         ------- -------  --------  --------    ------     --------
Restated balance at
 January 1, 1997........  85,371  28,457    46,464   113,315      (496)     187,740
  Exercise of stock
   options..............   1,076     359     6,300                            6,659
  Tax benefit of
   disqualifying
   disposition of
   incentive stock
   option shares........                     5,858                            5,858
  Net income............                              59,692                 59,692
  Net unrealized gains
   on securities, net of
   tax..................                                           595          595
                                                                           --------
  Comprehensive income..                                                     60,287
                         ------- -------  --------  --------    ------     --------
Balance at December 31
 1997...................  86,447  28,816    58,622   173,007        99      260,544
  Exercise of stock
   options..............     413     138     6,458                            6,596
  Three for two stock
   split................  41,075  13,692   (13,692)
  Tax benefit of
   disqualifying
   disposition of
   incentive stock
   option shares........                     3,630                            3,630
  Net income............                              88,695                 88,695
  Cumulative effect of
   accounting change....                                           776          776
  Net unrealized gains
   on securities, net of
   tax..................                                           294          294
                                                                           --------
  Comprehensive income..                                                     89,765
                         ------- -------  --------  --------    ------     --------
Balance at December 31,
 1998................... 127,935 $42,646  $ 55,018  $261,702    $1,169     $360,535
                         ======= =======  ========  ========    ======     ========

                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Year ended December 31
                                               -------------------------------
                                                 1998       1997       1996
                                               ---------  ---------  ---------
                                                      (in thousands)
Operating activities
  Net income.................................. $  88,695  $  59,692  $  37,732
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization..............    55,390     41,566     34,827
   Provision for losses on accounts
    receivable................................     3,654      1,445        817
   Deferred income taxes (benefit)............     1,520     (7,330)     6,896
   Changes in operating assets and
    liabilities:
    Accounts receivable.......................   (27,849)   (17,489)    25,581
    Inventories...............................    (5,498)      (291)       161
    Other current assets......................    (1,879)    (1,024)      (342)
    Accounts payable and other liabilities....    41,973    (22,425)    20,084
    Accrued liabilities.......................    13,310     25,414     13,636
    Other liabilities.........................    (1,744)       --         --
                                               ---------  ---------  ---------
Net cash provided by operating activities.....   167,572     79,558    139,392
Investing activities
  Acquisition of property and equipment.......   (65,205)   (44,042)   (47,727)
  Securities held-to-maturity:
   Acquisition of securities..................    (9,630)   (17,141)   (57,135)
   Proceeds from maturity of securities.......     4,843     21,347        809
  Securities available-for-sale:
   Acquisition of securities..................  (241,314)  (156,515)   (36,054)
   Proceeds from sales of securities..........   104,383     48,401        --
   Proceeds from maturity of securities.......    48,098     32,178        173
  Merchant contracts purchased................   (16,946)   (12,986)    (3,565)
  Acquisition of business.....................    (6,000)       --         --
  Proceeds from licensing agreement...........       --      25,000        --
  Other.......................................    (4,302)    (2,406)   (13,464)
                                               ---------  ---------  ---------
Net cash used in investing activities.........  (186,073)  (106,164)  (156,963)
Financing activities
  Proceeds from exercise of stock options.....     6,596      6,659      4,854
  Proceeds from secondary offering of common
   stock......................................       --         --      87,911
  Proceeds from notes payable.................    45,000     28,000        --
  Borrowing (repayment) under credit agreement
   (net)......................................    (8,000)   (21,000)    15,000
  Payments on notes payable...................   (25,658)   (25,418)   (25,392)
                                               ---------  ---------  ---------
Net cash provided by (used in) financing
 activities...................................    17,938    (11,759)    82,373
                                               ---------  ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................      (563)   (38,365)    64,802
Cash and cash equivalents at beginning of
 period.......................................    82,592    120,957     56,155
                                               ---------  ---------  ---------
Cash and cash equivalents at end of period.... $  82,029  $  82,592  $ 120,957
                                               =========  =========  =========
Disclosures of cash flow information:
Cash paid during the period for:
  Interest.................................... $  14,346  $  13,725  $  14,768
                                               =========  =========  =========
  Income taxes................................ $  46,346  $  32,940  $   9,326
                                               =========  =========  =========

                See notes to consolidated financial statements.

                       CONCORD EFS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1998

Note A--Significant Accounting Policies

   Principles of Consolidation: The consolidated financial statements include the accounts of Concord EFS, Inc. (Parent) and its wholly-owned subsidiaries, Concord Computing Corporation (Concord), EFS National Bank (EFSNB), EFS Federal Savings Bank (EFSFSB), Concord Retail Services, Inc., Concord Equipment Sales, Inc. (formerly VMT, Inc.), Pay Systems of America, Inc. (PSA), Digital Merchant Systems, Inc. (DMS), and Electronic Payment Services, Inc. (EPS), (collectively, the Company). The Company repurchased the minority interest in Network EFT, Inc. during 1996 and transferred its residual business and operational assets to Concord. All material intercompany balances and transactions have been eliminated in consolidation.

   Basis of Presentation: These consolidated financial statements give retroactive effect to the merger of the Parent and EPS on February 26, 1999, which has been accounted for using the pooling of interests method as described in Note L to the consolidated financial statements.

   Operations: The Company provides transaction processing, authorization and settlement services, throughout the United States. The primary components of these services are Merchant Card Services and ATM Services, comprising approximately 98% of revenues in 1998. The Company requires certain customers to provide letters of credit, surety bonds or cash deposits as collateral for outstanding accounts receivable.

   Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   Securities Held-to-Maturity and Available-for-Sale: Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

   Debt and equity securities not classified as held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of accumulated other comprehensive income in stockholders' equity.

   The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". Although the Statement is effective for years beginning after June 15, 1999, the Company adopted the statement early on July 1, 1998. Under provisions of the Statement, the Company reclassified all securities held-to-maturity to securities available-for-sale as of July 1, 1998. The adoption of SFAS No. 133 resulted in the cumulative effect of an accounting change of $776,000 being recognized as an increase in other comprehensive income.

   Inventories: Inventories are stated at the lower of cost (first-in, first-out method) or market.

   Other Assets: Included in other assets at December 31, 1998 and 1997 are approximately $3,888,000 and $6,021,000, respectively, of payments made to customers under the Company's conversion assistance program.

These payments, which were primarily for promotional sign replacements and card reissuance, were made to customers converting to the MAC network and are being amortized over five years. Amortization expense associated with these assets was approximately $3,105,000, $3,037,000 and $2,907,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

   During 1994, after technological feasibility was established, the Company began capitalizing software development costs incurred in connection with the planned introduction of a stored value electronic payment card. The Company capitalized approximately $667,000 and $11,584,000 in 1997 and 1996, respectively, related to the development of the stored value card.

   On July 25, 1997, the Company entered into an agreement with an unrelated third party whereby the Company granted perpetual licensing rights to the technology to the third party in exchange for $25,000,000. The agreement further grants the third party exclusive rights to the technology for a period of four years. The proceeds received from the licensing agreement have been deferred and are being earned over the exclusivity period of the agreement. The development costs capitalized are being amortized over the same period.

   Property and Equipment: Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

   Intangible Assets: Intangible assets consist of the following at December
31:

                                                                1998     1997
                                                              -------- --------
                                                               (in thousands)
      Goodwill............................................... $ 82,071 $ 82,071
      Purchased merchant contracts...........................   33,497   15,865
      Customer lists and other...............................   31,144   25,046
                                                              -------- --------
                                                              $146,712 $122,982
                                                              ======== ========

   Goodwill and amounts assigned to the customer lists are being amortized by the straight-line method over 15-25 years. Agreements not to compete are amortized over the life of the agreements.

   Purchased merchant contracts are recorded at cost and are evaluated by management for impairment at each balance sheet date through review of actual attrition and cash flows generated by the contracts in relation to the expected attrition and cash flows and the recorded amortization expense. If, upon review, actual attrition and cash flows indicate impairment of the value of the purchased merchant contracts, an impairment loss would be recognized. Amortization expense was recognized on a straight-line basis over an estimated useful life of five years through December 31, 1997. Effective January 1, 1998, the Company changed the estimated useful life of its purchased merchant contracts to six years. This change in accounting estimate is accounted for under the provisions of Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes." Accordingly, the net book value of purchased merchant contracts as of January 1, 1998 is amortized over the remaining useful life of the contracts (using six years). Additionally, all purchased merchant contracts capitalized in 1998 are being amortized over a period of six years. The effect of the change in accounting estimate in 1998 was an increase to net income of approximately $583,000.

   On July 20, 1998, the Company acquired the terminal driving business of a certain entity. The acquisition was accounted for under the purchase method; accordingly, results of operations from this business have been included in the consolidated statements of income since the date of acquisition. The total cost of the acquisition was approximately $6 million and substantially all of the purchase price was allocated to customer lists based upon the fair value of the assets acquired. The customer lists are being amortized by the straight-line method over 15 years.

   Use of Estimates: The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Income Taxes: The Company and its wholly-owned subsidiaries file a consolidated Federal tax return. Each subsidiary provides for income taxes using the liability method on a separate-return basis and remits to or receives from the Company amounts currently payable or receivable.

   Revenue Recognition: Revenue from credit card and other transaction processing activities are recorded when the service is provided, gross of interchange and network fees charged to the Company, which are recorded as a cost of operations when the transactions have been settled.

   Revenues from service contracts and product sales are recognized when the service is provided or the equipment is shipped. Service contracts and related sales include all revenues under system service contracts, including revenues from sales of terminal hardware when the contract included such sales.

   Earnings Per Share: Basic and diluted earnings per share are calculated in accordance with SFAS No. 128, "Earnings Per Share." All earnings per share amounts for all periods have been presented to conform to the Statement 128 requirements. Earnings per share, related per share data, stock options and stock option prices have been restated to reflect all stock splits through December 31, 1998.

   Stock-based Compensation: The Company grants options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of the grant. These stock option grants are accounted for in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, the Company recognizes no compensation expense for the stock option grants.

   Comprehensive Income: In 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" which established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement in 1998 had no impact on the Company's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities, to be included in accumulated other comprehensive income in stockholders' equity. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

Note B--Securities

   The following is a summary of securities available-for-sale and held-to-maturity:

                                                  Gross      Gross    Estimated
                                      Amortized Unrealized Unrealized   Fair
                                        Cost      Gains      Losses     Value
                                      --------- ---------- ---------- ---------
                                                   (in thousands)
Securities Available-for-sale
  December 31, 1998
    U.S. Government and agency
     Securities...................... $ 29,603    $  281     $ (74)   $ 29,810
    Mortgage-backed securities.......  130,355       395      (370)    130,380
    Municipal securities.............  116,630     1,972      (394)    118,208
                                      --------    ------     -----    --------
      Total debt securities..........  276,588     2,648      (838)    278,398
    Equity securities................    9,782                           9,782
                                      --------    ------     -----    --------
                                      $286,370    $2,648     $(838)   $288,180
                                      ========    ======     =====    ========
  December 31, 1997
    U.S. Treasury securities......... $  4,003    $    2     $        $  4,005
    U.S. Government and agency
     Securities......................   41,338                (131)     41,207
    Mortgage-backed securities.......   77,638       387      (180)     77,845
    Municipal securities.............   11,194        87        (4)     11,277
                                      --------    ------     -----    --------
      Total debt securities..........  134,173       476      (315)    134,334
    Equity securities................    5,865                           5,865
                                      --------    ------     -----    --------
                                      $140,038    $  476     $(315)   $140,199
                                      ========    ======     =====    ========
Securities Held-to-Maturity:
  December 31, 1997
    U.S. Government and agency
     Securities...................... $  9,256    $   60     $        $  9,316
    Mortgage-backed securities.......   19,818       187                20,005
    Municipal securities.............   23,434       879                24,313
                                      --------    ------     -----    --------
                                      $ 52,508    $1,126     $        $ 53,634
                                      ========    ======     =====    ========

   There were no material gains or losses on securities sold during the three years ended December 31, 1998.

   The scheduled maturities of securities available-for-sale, excluding equity securities, at December 31, 1998, was as follows:

                                                             Available-for-Sale
                                                             ------------------
                                                             Amortized   Fair
                                                               Cost     Value
                                                             --------- --------
                                                               (in thousands)
      Due in one year or less............................... $ 34,705  $ 34,631
      Due in one to five years..............................   50,243    51,038
      Due in five to ten years..............................  109,563   110,683
      Due after ten years...................................   82,077    82,046
                                                             --------  --------
                                                             $276,588  $278,398
                                                             ========  ========

   For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

   Expected maturities on other securities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

   Securities carried at approximately $95 million and $52 million at December 31, 1998 and December 31, 1997, respectively, were pledged to secure notes payable to the Federal Home Loan Bank.

Note C--Inventories

   At December 31, inventories consisted of:

                                                                  1998    1997
                                                                 ------- ------
                                                                 (in thousands)
      Point of sale equipment................................... $10,457 $5,745
      Repair parts..............................................     939    153
                                                                 ------- ------
                                                                 $11,396 $5,898
                                                                 ======= ======

Note D--Property and Equipment

   At December 31, property and equipment consisted of:

                                                                1998     1997
                                                              -------- --------
                                                               (in thousands)
      Land................................................... $  1,050 $  1,050
      Building & improvements................................   15,101   14,591
      Computer facilities and equipment......................  254,378  199,833
      Office furniture and equipment.........................   21,855   16,582
      Leasehold improvements.................................   10,553    8,898
                                                              -------- --------
                                                              $302,937 $240,954
                                                              ======== ========

   Depreciation expense was approximately $39.1 million, $33.5 million and $28.4 million for the years ended December 31, 1998, 1997 and 1996, respectively.

Note E--Short-Term Borrowings

   The Company maintains a credit agreement with a third-party bank which provides for short-term borrowings through March 1999 of up to $75 million. Borrowings under the agreement are unsecured and bear interest at variable rates. Borrowings of $21 million and $29 million, which approximated fair value, were outstanding under the agreement at December 31, 1998 and 1997, respectively. Average borrowings under this agreement during 1998 were $29.4 million at an effective interest rate of 5.81%. During 1997, average borrowings were approximately $41.3 million at an effective interest rate of 5.84% and, during 1996, average borrowings were approximately $39.9 million at an effective interest rate of 5.82%. The agreement requires the Company to maintain certain financial ratios and to comply with certain covenants as defined, including limitations as to debt to be incurred and prepayments on the Company's long-term debt.

   The Company also has available $20 million in unsecured lines of credit with other financial institutions, which expire on various dates throughout 1999. No amounts were outstanding on these lines at December 31, 1998 or 1997.

Note F--Long-Term Debt and Leases

   At December 31, long-term debt consisted of:

                                                               1998      1997
                                                             --------  --------
                                                              (in thousands)
      Notes payable to the Federal Home Loan Bank........... $ 73,000  $ 28,000
      Note payable to bank for ATMs.........................      116       561
      Note payable to stockholder...........................  125,000   150,213
                                                             --------  --------
                                                              198,116   178,774
      Less current maturities...............................  (25,116)  (25,445)
                                                             --------  --------
                                                             $173,000  $153,329
                                                             ========  ========

   Notes payable to the Federal Home Loan Bank are adjustable rate advances due between May 20, 2002 and September 11, 2008. Current interest rates range from 5.41% to 6.08% and are secured by securities available-for-sale with a market value of approximately $95 million and $52 million at December 31, 1998 and 1997, respectively.

   The note payable to bank to purchase cash dispensing machines (ATMs) is payable through March 1, 1999 in monthly installments of $38,969 including interest at 6.25% and is secured by ATMs with a net book value of $701,034 at December 31, 1998 and $981,445 at December 31, 1997.

   Note payable to stockholder represents an unsecured promissory note payable due in equal quarterly installments through 2003, which bears interest at 6.40%. Annual maturities of the note are $25 million per year through 2003.

   The Company rents office facilities and equipment under noncancelable operating leases expiring at various dates through 2005. Rental expense for operating leases amounted to approximately $5.1 million, $4.8 million and $5.1 million for the years ended December 31, 1998, 1997 and 1996, respectively.

   On May 22, 1998, the Company entered into a $15 million operating lease agreement replacing the remainder of the original subrental agreement on EPS's headquarters. The terms for the operating lease provide for initial seven-year term through 2005 with an option to renew for two additional five year terms.

   Future maturities of notes payable and minimum lease payments for operating leases with initial or remaining terms in excess of one year are as follows:

                                                             Notes   Operating
                                                            Payable   Leases
                                                            -------- ---------
                                                              (in thousands)
      Year ending December 31:
      1999................................................. $ 25,116  $ 4,994
      2000.................................................   25,000    3,642
      2001.................................................   25,000    2,879
      2002.................................................   53,000    2,400
      2003.................................................   35,000    1,969
      Thereafter...........................................   35,000    1,632
                                                            --------  -------
      Total future payments................................ $198,116  $17,516
                                                            ========  =======

Note G--Employee Benefit Plans

   Effective March 1, 1998, the Company established the Concord EFS Savings Plan (the Plan). Employees who have reached the age of 21 and completed one year of service with the Company are eligible to participate in the Plan. The Plan provides for voluntary tax-deferred contributions by eligible employees and discretionary Company contributions. The Company's cost related to the Plan in 1998 was approximately $114,000.

  The Electronic Payment Services, Inc. Retirement Savings Plan (the EPS Plan) covers substantially all employees of EPS. Under the terms of the EPS Plan, each qualified employee receives a company retirement contribution of 2% of compensation as defined, based upon employment status at December 31 of the plan year. In addition, the EPS Plan includes a Section 401(k) savings feature wherein EPS will match employee contributions up to 4.5% of compensation as defined, and additionally, contains a discretionary profit-sharing contribution of up to 1.5% of compensation as defined. Total 1998, 1997 and 1996 expenses under the EPS Plan were approximately $3,685,000, $3,095,000 and $2,687,000, respectively.

Note H--Income Taxes

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at December 31, are as follows:

                                                                 1998    1997
                                                                ------- -------
                                                                (in thousands)
      Deferred tax liabilities:
        Property and equipment................................. $ 3,976 $ 6,113
        Intangibles............................................   4,460   4,923
        Securities available-for-sale..........................     641      62
        Capitalization of research & development costs.........  13,994   8,619
        Other..................................................   1,284   1,132
                                                                ------- -------
      Total deferred tax liabilities...........................  24,355  20,849
                                                                ------- -------
      Deferred tax assets:
        Net operating loss carryforward........................ $ 2,003 $ 2,626
        Nondeductible reserves.................................   5,311   3,762
        Bad debt allowance.....................................     248     502
        Inventory..............................................      37      57
        Merchant contracts purchased...........................   1,361     488
        Other..................................................      36     154
                                                                ------- -------
      Total deferred tax assets................................   8,996   7,589
                                                                ------- -------
      Net deferred tax liabilities............................. $15,359 $13,260
                                                                ======= =======

   The components of the provision (benefit) for income taxes for the three years ended December 31 are as follows:

                                                       1998    1997     1996
                                                      ------- -------  -------
                                                          (in thousands)
      Allocated to net income:
        Current
          Federal.................................... $47,622 $41,005  $15,706
          State......................................   2,677   4,096      745
                                                      ------- -------  -------
                                                       50,299  45,101   16,451
        Deferred
          Federal....................................     435  (6,297)   6,797
          State......................................   1,085  (1,033)      99
                                                      ------- -------  -------
                                                        1,520  (7,330)   6,896
                                                      ------- -------  -------
                                                      $51,819 $37,771  $23,347
                                                      ======= =======  =======
      Allocated to other comprehensive income:
        Deferred
          Federal.................................... $   504 $   281  $  (138)
          State......................................      75      42      (20)
                                                      ------- -------  -------
                                                      $   579 $   323  $  (158)
                                                      ======= =======  =======

   The reconciliation of income taxes computed at the U.S. federal statutory tax rate of 35% to income tax expense for the three years ended December 31 are as follows:

                                                       1998     1997     1996
                                                      -------  -------  -------
                                                          (in thousands)
      Tax at statutory rate.......................... $49,180  $34,112  $21,378
      State income taxes, net of federal benefit.....   2,461    1,989      538
      Nondeductible amortization of goodwill.........   1,076    1,031    1,042
      Tax exempt interest income.....................  (1,175)    (511)    (124)
      Other, net.....................................     277    1,150      513
                                                      -------  -------  -------
                                                      $51,819  $37,771  $23,347
                                                      =======  =======  =======

   Income tax benefits resulting from the disqualifying dispositions of certain employee incentive stock option shares were credited to additional paid-in capital because no compensation expense was charged to income for financial reporting purposes related to the exercise of such options.

   The Company has federal and state net operating loss carryforwards that expire on various dates through 2006 and are subject to annual limitations.

Note I--Earnings Per Share

   The following table sets forth the computation of basic and diluted earnings per share:

                                                       Year Ended December 31
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                           (in thousands,
                                                       except per share data)
Numerator:
  Net income........................................ $ 88,695 $ 59,692 $ 37,732
                                                     ======== ======== ========
Denominator:
  Denominator for basic earnings per share,
   weighted-average shares..........................  127,693  126,592  116,291
  Effect of dilutive securities, employee stock
   options..........................................    4,254    3,345    3,898
                                                     -------- -------- --------
  Denominator for diluted earnings per share--
   adjusted weighted-average shares and assumed
   conversions......................................  131,947  129,937  120,189
                                                     ======== ======== ========
Basic earnings per share............................ $   0.69 $   0.47 $   0.32
                                                     ======== ======== ========
Diluted earnings per share.......................... $   0.67 $   0.46 $   0.31
                                                     ======== ======== ========

Note J--Incentive Stock Option Plans

   The Concord EFS, Inc. 1993 Incentive Stock Option Plan, as amended, (the Concord Plan) allows for the grant of up to 13,668,750 shares of Common Stock for the benefit of the Company's key employees. Options are granted at not less than 100% of the market value on the date of the grant (110% in the case of a holder of more than 10% of the outstanding shares) and generally become exercisable within four years of the date of the grant. Information pertaining to the Concord Plan is summarized below, in thousands, except price per share:

                          Number of      Weighted       Weighted
                            Shares       Average         Average       Options
                         Under Option Exercise Price Aggregate Price Exercisable
                         ------------ -------------- --------------- -----------
Outstanding at January
 1, 1996................     6,323        $ 3.68        $ 23,283        2,903
                                                        ========        =====
  Granted...............     1,308         13.73
  Exercised.............    (1,877)         2.59
  Terminated............      (501)         4.26
                            ------
Outstanding at December
 31, 1996...............     5,253          6.51        $ 34,203        2,380
                                                        ========        =====
  Granted...............     3,129         15.22
  Exercised.............    (1,614)         4.13
  Terminated............       (40)        10.87
                            ------
Outstanding at December
 31, 1997...............     6,728         11.11        $ 74,732        1,860
                                                        ========        =====
  Granted...............     2,989         20.37
  Exercised.............      (477)         6.52
  Terminated............       (34)        14.60
                            ------
Outstanding at December
 31, 1998...............     9,206        $14.34        $132,006        2,988
                            ======                      ========        =====

   The weighted average grant date fair value of options granted during 1998, 1997 and 1996 was $6.15, $4.67 and $3.65, respectively.

   The following table provides additional information regarding options outstanding as of December 31, 1998:

                                              Weighted Average
                                                 Remaining                 Weighted Average
                                              Contractual Life  Number of   Exercise Price
Option Exercise    Options   Weighted Average    of Options      Options      of Options
  Price Range    Outstanding  Exercise Price      in Years     Exercisable   Exercisable
---------------  ----------- ---------------- ---------------- ----------- ----------------
$ 2.73-
 $ 4.79             1,162         $ 3.31            4.92          1,155         $ 3.30
  5.93-
  13.00             1,882           9.73            6.82          1,029           9.06
 15.08-
  26.13             6,162          17.83            8.66            804          15.55
                    -----                                         -----
$ 2.73-
 $26.13             9,206         $14.34            7.81          2,988         $ 8.58

   In 1995, EPS adopted the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended (the EPS Plan). In connection with the merger of EPS with the Parent as discussed in Note L, all outstanding options in the EPS Plan accelerated and vested in November 1998. The total amount of option shares (after conversion to Concord EFS, Inc. shares) at December 31, 1998 was 2,244,795, at a weighted average exercise price of $8.48.

   The Company has elected to follow APB No. 25 and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

   Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1998, 1997, and 1996, respectively: risk-free interest rates of 6.0%, 6.25%, and 6.5%, and volatility factors of the expected market price of the Company's common stock of .358, .344, and .265. Assumptions that remained constant for all years were dividend yields of 0% and a weighted average expected life of the options of three years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows for the years ended December 31 (in thousands, except for earnings per share):

                                                         1998    1997    1996
                                                        ------- ------- -------
      Pro forma net income............................. $77,327 $55,137 $36,647
      Pro forma basic earnings per share............... $  0.61 $  0.44 $  0.32
      Pro forma diluted earnings per share............. $  0.59 $  0.42 $  0.30

   Pro forma disclosures are not likely to be representative of the effects of reported pro forma net income and earnings per share in future years as additional options may be granted in future years and the vesting of options already granted will impact the pro forma disclosures.

   On February 18, 1999, the shareholders approved an amendment to the Concord Plan to increase the shares issuable under the plan from 13,668,750 to 25,000,000 shares.

Note K--Employment Agreements

   In February 1998, the Company entered into incentive agreements with its CEO and President, each for a term of five years expiring February 2003. Each agreement sets out the executive's annual base pay, provides for the establishment of an incentive compensation program under which each executive will have a bonus potential of 50% of annual base salary, and provides for grants of stock options, including regular stock options of up to 375,000 shares a year based on performance and special stock options contingent upon, or providing accelerated vesting upon, the average market price of Concord stock reaching and maintaining certain levels. The agreements contain certain non-compete provisions and change in control provisions regarding the acceleration of outstanding stock options and the payment of bonuses.

   Employment agreements are also in effect for the President and Chief Executive Officer of EPS and four of his direct reports. The agreements have no fixed term but are terminable at any time with a fixed amount of severance to be paid only in the event of termination or removal without cause (or with "good cause" in the case of the President and Chief Executive Officer).

Note L--Mergers and Acquisitions

   On June 30, 1998, the Company merged with Digital Merchant Systems of Illinois, Inc. and American Bankcard International, Inc. (jointly named DMS). DMS is a leading independent sales organization in the credit card industry. The mergers were accounted for using the pooling of interests method of accounting. The Company exchanged 4,425,000 shares of its common stock for all of the outstanding common stock of DMS. In accordance with pooling of interests accounting, no adjustments have been made to the historical carrying value of the assets and liabilities of DMS.

   The following table presents selected financial information, split between the Company, EPS and DMS:

                                                        Year ended December 31
                                                        -----------------------
                                                           1998        1997
                                                        ----------- -----------
      Revenue:
        Concord EFS, Inc............................... $   361,604 $   240,004
        EPS............................................     258,773     219,956
        DMS(1).........................................      14,134      30,070
                                                        ----------- -----------
                                                        $   634,511 $   490,030
                                                        =========== ===========
      Net income:
        Concord EFS, Inc............................... $    61,857 $    42,746
        EPS............................................      24,924      18,010
        DMS(1).........................................       1,914      (1,064)
                                                        ----------- -----------
                                                        $    88,695 $    59,692
                                                        =========== ===========

--------
(1) The 1998 amounts reflect the results of operations from January 1, 1998 through June 30, 1998. The results of operations from July 1, 1998 through December 31, 1998 are included in Concord EFS, Inc. amounts.

   The financial statements of DMS prior to January 1, 1997, were immaterial for restatement.

   On February 18, 1999, the shareholders approved the Company's issuance of shares in connection with its acquisition of EPS. The Company completed the merger with EPS on February 26, 1999 by issuing 30,064,838 shares of the Company's common stock for all of the outstanding common stock of EPS. The acquisition was accounted for using the pooling of interests method of accounting. The consolidated financial statements present financial information restated for all years presented. EPS provides transaction processing services to financial institutions, and retailers throughout the United States. EPS also owns and operates electronic data processing and data-capture networks that process transactions originating at ATMs and point-of-sale terminals.

   In connection with the acquisition of EPS, the Company expects to incur approximately $10.5 million in acquisition related expenses in the first quarter of 1999. These expenses are primarily investment banking, legal and accounting fees. Although no definite plan has been adopted, management is currently reviewing operational synergies, such as duplicate facilities, computer and communication hardware and software and other contractual relationships including severance that may require additional charges in the second quarter of 1999 and beyond. Management plans to complete this analysis by May 31, 1999.

Note M--Operations By Industry Segment

   In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting financial information about operating segments in annual and interim financial statements. SFAS No. 131 requires that financial information be reported on the same basis that is reported internally for evaluating segment performance and allocating resources to segments. SFAS No. 131 addresses how financial information is disclosed in annual and interim reports; therefore, its adoption in 1998 had no impact on the financial condition or operating results of the Company.

   Concord has two reportable segments: Merchant Card Services and ATM
Services.

   The Company's revenue from Merchant Card Services results from processing credit card transactions using VISA, MasterCard, Discover, American Express and Diner's Club Cards. In addition, the Company processes debit card transactions for banks issuing such cards. Merchant Card Services provides electronic payment services to supermarket chains, grocery stores, convenience store merchants and other retailers. Merchant Card Services also includes trucking services providing a variety of flexible payment systems that enable drivers of trucking companies to use payment cards to purchase fuel and services and to obtain cash advances at truck stops.

   ATM Services include transactional fee income and surcharge revenue from ATMs owned by the Company as well as ATM transaction processing for ATMs owned by the Company's merchants.

   The Company evaluates performance and allocates resources based on profit or loss from operations. Items classified as "Other" include revenue not identifiable with the two reportable segments described above and costs of operations and selling, general and administrative expenses which are not allocated to the reportable segments. The accounting policies of the reportable segments are the same as those described in Note A Significant Accounting Policies.

   The Company's reportable segments are business units that offer different products. The reportable segments are each managed separately because they are distinct products for different end users. No single customer of the Company accounts for a material portion of the Company's revenues.

   Industry segment information for the years ended December 31, 1998, 1997, and 1996 is presented below:

                                   Merchant       ATM
                                 Card Services Services     Other      Total
                                 ------------- ---------  ---------  ---------
                                               (in thousands)
Year ended December 31, 1998
  Revenue.......................   $ 423,267   $ 198,398  $  12,846  $ 634,511
  Cost of operations............    (231,616)   (118,968)   (95,931)  (446,515)
  Selling, general, &
   administrative expenses......                            (51,185)   (51,185)
  Taxes & interest, net.........                            (48,116)   (48,116)
                                   ---------   ---------  ---------  ---------
  Net income....................   $ 191,651   $  79,430  $(182,386) $  88,695
                                   =========   =========  =========  =========
Year ended December 31, 1997
  Revenue.......................   $ 311,167   $ 166,841  $  12,022  $ 490,030
  Cost of operations............    (164,366)    (95,311)   (81,093)  (340,770)
  Selling, general, &
   administrative expenses......                            (50,008)   (50,008)
  Taxes & interest, net.........                            (39,560)   (39,560)
                                   ---------   ---------  ---------  ---------
  Net income....................   $ 146,801   $  71,530  $(158,639) $  59,692
                                   =========   =========  =========  =========
Year ended December 31, 1996
  Revenue.......................   $ 207,211   $ 135,507  $  12,741  $ 355,459
  Cost of operations............    (121,183)    (71,423)   (48,667)  (241,273)
  Selling, general, &
   administrative expenses......                            (42,811)   (42,811)
  Taxes & interest, net.........                            (33,643)   (33,643)
                                   ---------   ---------  ---------  ---------
  Net income....................   $  86,028   $  64,084  $(112,380) $  37,732
                                   =========   =========  =========  =========

Note N--Commitments and Contingencies

   The Company is a party to various claims and litigation in the normal course of business, none of which is expected to have a material effect on the consolidated financial statements.

Note O--Debt and Dividend Restrictions

   In accordance with federal banking laws, certain restrictions exist regarding the ability of the banking subsidiary to transfer funds to the Parent in the form of cash dividends, loans or advances. The approval of certain regulatory authorities is required to pay dividends in excess of earnings retained in the current year plus retained net earnings for the preceding two years. As of December 31, 1998, approximately $128,521,000 of undistributed earnings of EFSNB, included in consolidated retained earnings, was available for distribution to the Parent as dividends without prior regulatory approval. Under Federal Reserve regulations, the banking subsidiary is also limited as to the amount it may loan to affiliates, including the Parent, unless such loans are collateralized by specific obligations. At December 31, 1998, the maximum amount available for transfer from EFSNB to the Parent in the form of loans approximated 5.99% of consolidated net assets.

Note P--Related Party Transactions

   The former stockholders of EPS are also customers of the Company and services are billed to them at rates comparable to nonrelated customers. Approximately 10%, 11%, and 14% of revenues were billed to these stockholders during 1998, 1997 and 1996, respectively.

Note Q--Disclosures About Fair Value of Financial Instruments

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. These fair values are provided for disclosure purposes only, and do not impact carrying values of financial statement amounts.

   Cash and Cash Equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

   Securities (Including Mortgage-backed Securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

   Long-term Borrowings: The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                                                      Carrying Amount Fair Value
                                                      --------------- ----------
December 31, 1998
  Financial Assets:
    Cash and cash equivalents........................    $ 82,029      $ 82,029
    Available-for-sale securities....................     288,180       288,180
  Financial liabilities:
    Notes payable....................................     198,116       196,652
December 31, 1997
  Financial Assets:
    Cash and cash equivalents........................    $ 82,592      $ 82,592
    Available-for-sale securities....................     140,199       140,199
    Held-to-maturity securities......................      52,508        53,634
  Financial liabilities:
    Notes payable....................................     178,774       178,666

                       CONCORD EFS, INC. AND SUBSIDIARIES

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Concord EFS, Inc.

   We have audited the accompanying consolidated balance sheets of Concord EFS, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Concord EFS, Inc. and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Memphis, Tennessee
February 26, 1999

                       CONCORD EFS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                         March 31   December 31
                                                           1999        1998
                                                         ---------  -----------
                                                            (in thousands)
                         ASSETS
                         ------
Current assets
  Cash and cash equivalents............................. $  77,285   $  82,029
  Securities available-for-sale.........................   315,776     288,180
  Accounts receivable, net..............................   124,735     106,662
  Inventories...........................................    11,324      11,396
  Prepaid expenses and other current assets.............    13,158       7,863
  Deferred income taxes.................................     6,305       5,977
                                                         ---------   ---------
    Total current assets................................   548,583     502,107
Other assets............................................    18,270      23,615
Property and equipment..................................   311,054     302,937
  Accumulated depreciation and amortization.............  (157,406)   (148,447)
                                                         ---------   ---------
                                                           153,648     154,490
                                                         ---------   ---------
Intangible assets.......................................   146,974     146,712
  Accumulated amortization..............................   (47,838)    (42,806)
                                                         ---------   ---------
                                                            99,136     103,906
                                                         ---------   ---------
    Total assets........................................ $ 819,637   $ 784,118
                                                         =========   =========
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities
  Accounts payable and other liabilities................ $ 125,307   $ 112,376
  Accrued liabilities...................................    71,532      47,641
  Income taxes payable..................................    19,489      10,148
  Short-term borrowings.................................    17,000      21,000
  Current maturities of long-term debt..................    25,000      25,116
                                                         ---------   ---------
    Total current liabilities...........................   258,328     216,281
                                                         ---------   ---------
Long-term debt, less current maturities.................   173,750     173,000
Deferred income taxes...................................    15,605      21,336
Other liabilities.......................................     8,905      12,966
Stockholders' equity
  Common Stock, $0.33 1/3 par value; authorized 200,000
   shares, issued and outstanding 128,330 shares at
   March 31, 1999 and 127,935 shares at December 31,
   1998.................................................    42,777      42,646
  Additional paid-in capital............................    61,388      55,018
  Retained earnings and accumulated other comprehensive
   income...............................................   258,884     262,871
                                                         ---------   ---------
    Total stockholders' equity..........................   363,049     360,535
                                                         ---------   ---------
    Total liabilities and stockholders' equity.......... $ 819,637   $ 784,118
                                                         =========   =========

      See notes to condensed consolidated financial statements--unaudited.

                       CONCORD EFS, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                      For Three Months Ended
                                                             March 31
                                                      ------------------------
                                                         1999         1998
                                                      -----------  -----------
                                                       (in thousands, except
                                                          per share data)
Revenue.............................................. $   170,234  $   134,666
Cost of operations...................................     120,849       95,029
Selling, general and administrative expenses.........      12,368       13,100
Acquisition expenses and restructuring charges.......      34,810          --
                                                      -----------  -----------
Operating income.....................................       2,207       26,537
Other income (expense):
  Interest income....................................       5,265        4,095
  Interest expense...................................      (3,533)      (3,346)
                                                      -----------  -----------
Income before income taxes...........................       3,939       27,286
  Income taxes.......................................       6,807        9,937
                                                      -----------  -----------
Net income (loss).................................... $    (2,868) $    17,349
                                                      ===========  ===========
Per share data:
  Basic earnings (loss) per share ................... $     (0.02) $      0.14
                                                      ===========  ===========
  Diluted earnings (loss) per share ................. $     (0.02) $      0.13
                                                      ===========  ===========
  Weighted average shares............................     128,014      127,486
                                                      ===========  ===========
  Adjusted weighted average shares and assumed
   conversions.......................................     133,083      130,849
                                                      ===========  ===========


      See notes to condensed consolidated financial statements--unaudited.

                      CONCORD EFS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                               Three Months
                                                                   Ended
                                                                 March 31
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                              (in thousands)
Net cash provided by operating activities................... $ 41,124  $ 19,521
Investing activities
  Acquisition of property and equipment.....................  (11,628)  (11,255)
  Securities held-to-maturity:
    Acquisition of securities...............................             (4,539)
    Proceeds from maturity of securities....................              2,944
  Securities available-for-sale:
    Acquisition of securities...............................  (48,467)  (43,795)
    Proceeds from sales of securities.......................   13,575    12,667
    Proceeds from maturity of securities....................    5,564     8,851
  Merchants contracts purchased.............................   (4,896)   (2,936)
  Other.....................................................               (928)
                                                             --------  --------
Net cash used in investing activities.......................  (45,852)  (38,991)
Financing activities
  Proceeds from sale of common stock........................    3,350       903
  Proceeds from notes payable...............................    7,000    26,275
  Repayment under credit agreement (net)....................   (4,000)   (9,000)
  Payments on notes payable.................................   (6,366)   (6,572)
                                                             --------  --------
Net cash provided by (used in) financing activities.........      (16)   11,606
                                                             --------  --------
Net decrease in cash and cash equivalents...................   (4,744)   (7,864)
Cash and cash equivalents at beginning of period............   82,029    82,592
                                                             --------  --------
Cash and cash equivalents at end of period.................. $ 77,285  $ 74,728
                                                             ========  ========

For purposes of these statements, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


     See notes to condensed consolidated financial statements--unaudited.

                       CONCORD EFS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1999

Basis of Presentation

   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. For further information, refer to the consolidated financial statements and footnotes thereto included in the Registrant's annual report on Form 10-K for the year ended December 31, 1998.

   The balance sheet at December 31, 1998 has been derived from the consolidated audited financial statements included in Exhibit 99 of the Company's Form 10-K for the year ended December 31, 1998. The balance sheet does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Restatement for Poolings

   The historical financial information presented herein has been restated to include the results of Electronic Payment Services, Inc. ("EPS") and Digital Merchant Systems of Illinois, Inc. and American Bankcard International, Inc. (jointly named "DMS"). EPS and DMS were acquired in separate pooling-of-interests transactions. In accordance with pooling-of-interests method of accounting, no adjustments have been made to the historical carrying amounts of assets and liabilities of either DMS or EPS. However, the financial information has been restated to include the operating results of DMS and EPS for all stated periods prior to the combinations.

   On February 18, 1999, the stockholders approved the Company's issuance of shares in connection with its acquisition of EPS. The Company completed the merger with EPS on February 26, 1999 by exchanging 30,064,838 shares of the Company's common stock for all of the outstanding common stock of EPS. EPS provides transaction processing services to financial institutions and retailers throughout the United States. EPS also owns and operates electronic data processing and data-capture networks that process transactions originating at ATMs and point-of-sale terminals.

   On June 30, 1998, the Company merged with DMS. DMS is an independent sales organization in the credit card industry. The Company exchanged 4,425,000 shares of its common stock for all of the outstanding common stock of DMS.

   The following table presents selected financial information, in thousands, split between the Company, EPS and DMS for the three months ended March 31, 1999 and 1998, respectively.

                                                                Three months
                                                                    ended
                                                                  March 31
                                                              ------------------
                                                                1999      1998
                                                              --------  --------
                                                                 (Unaudited)
Revenue
  Concord EFS, Inc........................................... $124,129  $ 69,632
  EPS (1)....................................................   46,105    58,399
  DMS (2)....................................................              6,635
                                                              --------  --------
                                                              $170,234  $134,666
                                                              ========  ========
Net income (loss)
  Concord EFS, Inc........................................... $ (7,782) $ 11,367
  EPS (1)....................................................    4,914     5,189
  DMS (2)....................................................                793
                                                              --------  --------
                                                              $ (2,868) $ 17,349
                                                              ========  ========

--------
(1) The 1999 amounts reflect the results of operations from January 1, 1999 through February 28, 1999. The results of operations from March 1, 1999 to March 31, 1999 are included in Concord EFS, Inc. amounts.

(2) As the acquisition of DMS was completed on June 30, 1998, the 1999 amounts are included in Concord EFS, Inc. amounts.

Stock Split

   The Board of Directors approved a three-for-two stock split on May 14, 1998. Shareholders of record as of June 1, 1998 were distributed additional shares on June 8, 1998.

Comprehensive Income

   As of January 1, 1998, the Company adopted Financial Accounting Standards Board (FASB) Statement 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity to be included in other comprehensive income. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

   During the first quarter of 1999 and 1998, total comprehensive income
(loss), in thousands, amounted to ($3,747) and $17,485, respectively.

Earnings (Loss) Per Share

   The following table sets forth the computation of basic and diluted earnings
(loss) per share (in thousands, except per share data):

                                                           Three Months Ended
                                                                March 31
                                                           --------------------
                                                             1999       1998
                                                           ---------  ---------
      Numerator:
        Net income (loss)................................. $  (2,868) $  17,349
                                                           =========  =========
      Denominator:
        Denominator for basic earnings per share,
         weighted-average shares..........................   128,014    127,486
        Effect of dilutive securities, employee stock
         options..........................................     5,069      3,363
                                                           ---------  ---------
        Denominator for diluted earnings per share
         adjusted for weighted-average shares and assumed
         conversions......................................   133,083    130,849
                                                           =========  =========
      Basic earnings (loss) per share..................... $   (0.02) $    0.14
                                                           =========  =========
      Diluted earnings (loss) per share................... $   (0.02) $    0.13
                                                           =========  =========

   Excluding acquisition costs and restructuring charges described in Management's Discussion and Analysis of Financial Condition and Results of Operations, basic and diluted earnings per share for the first quarter 1999 was $0.19 and $0.18, respectively.

   Earnings per share and related per share data have been restated to reflect all stock splits.

Operations By Industry Segment

   In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting financial information about operating segments in annual and interim financial statements. SFAS No. 131 requires that financial information be reported on the same basis that is reported internally for evaluating segment performance and allocating resources to segments. SFAS No. 131 addresses how supplemental financial information is disclosed in annual and interim reports; therefore, its adoption in 1998 had no impact on the financial condition or operating results of the Company.

   Concord has two reportable segments: Merchant Card Services and ATM Services. Merchant Card Services include the processing of credit card transactions for all major credit card brands including VISA, MasterCard, American Express, Discover and Diners Club; the processing of debit card transactions for financial institutions issuing these and similar cards; and the provision of electronic payment services to supermarket chains and multiple lane retailers, financial institutions, petroleum and convenience stores, grocery stores, trucking companies and other retailers.

   ATM Services revenue consists of fee income and other surcharges charged for proprietary ATMs and processing fees for third-party ATMs. The balance of the Company's revenue is derived principally from check verification and authorization services, sales of point-of-sale terminals and payroll processing services.

   ATM Services include transactional fee income and other surcharges charged for proprietary ATMs and processing fees for third party ATMs.

   The remaining balance of the Company's revenue is derived principally from check verification and authorization services, sales of point-of-sale terminals and payroll processing services. The Company evaluates performance and allocates resources based on profit or loss from operations. Items classified as "Other" include revenue not identifiable with the two reportable segments described above and costs of operations and selling, general and administrative expenses which are not allocated to the reportable segments.

   No single customer of the Company accounts for a material portion of the Company's revenues.

   Industry segment information, in thousands, for the three months ended March 31, 1999 and 1998 is presented below:

                                     Merchant      ATM
                                   Card Services Services    Other      Total
                                   ------------- --------  ---------  ---------
Three months ended March 31, 1999
  Revenue........................    $112,326    $ 52,449  $   5,459  $ 170,234
  Cost of operations.............     (63,564)    (31,105)   (26,180)  (120,849)
  Selling, general, & administra-
   tive expenses.................                            (12,368)   (12,368)
  Acquisition costs and restruc-
   turing charges................                            (34,810)   (34,810)
  Taxes & interest, net..........                             (5,075)    (5,075)
                                     --------    --------  ---------  ---------
  Net income (loss)..............    $ 48,762    $ 21,344  $ (72,974) $  (2,868)
                                     ========    ========  =========  =========
Three months ended March 31, 1998
  Revenue........................    $ 85,203    $ 45,202  $   4,261  $ 134,666
  Cost of operations.............     (46,654)    (26,264)   (22,111)   (95,029)
  Selling, general, &
   administrative expenses.......                            (13,100)   (13,100)
  Taxes & interest, net..........                             (9,188)    (9,188)
                                     --------    --------  ---------  ---------
  Net income.....................    $ 38,549    $ 18,938  $ (40,138) $  17,349
                                     ========    ========  =========  =========

                                       [ALTERNATE INTERNATIONAL BACK COVER PAGE]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               31,659,125 Shares

                                 Concord EFS, Inc.

                                  Common Stock


                                [CONCORD LOGO]


                                   --------

                                   PROSPECTUS

                                 June 17, 1999
                                   --------

                       Salomon Smith Barney International
                            William Blair & Company
                          Goldman Sachs International
                          J.P. Morgan Securities Ltd.
                         Morgan Keegan & Company, Inc.

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